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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Hoover's, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Hoover's, Inc.
(2)	Aggregate number of securities to which transaction applies:
        15,598,570 shares of Hoover's, Inc. common stock, options to purchase 2,548,143 shares of Hoover's, Inc. common stock and warrants to purchase 45,000 shares of Hoover's, Inc. common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $7.00, which represents the price to be paid in the merger per share of Hoover's, Inc. common stock (with respect to outstanding options and warrants, the per unit price was based on the difference between $7.00 per share and the per share exercise price of the in-the-money options and warrants)

	(4)	Proposed maximum aggregate value of transaction: $117,183,800
	(5)	Total fee paid: $10,781
☐	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $10,778
	(2)	Form, Schedule or Registration Statement No.: PREM14A (preliminary proxy materials)
	(3)	Filing Party: Hoover's, Inc.
	(4)	Date Filed: December 23, 2002

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Hoover's Stockholder:

        The board of directors of Hoover's, Inc. has unanimously approved a merger combining a subsidiary of The Dun & Bradstreet Corporation and Hoover's.

        If the merger is completed, you will be entitled to receive $7.00 in cash, without interest, for each share of Hoover's common stock you own.

        You will be asked, at a special meeting of Hoover's stockholders, to adopt the merger agreement. Hoover's board of directors unanimously (1) approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, (2) declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement and (3) recommended that you adopt the merger agreement.

        The date, time and place of the special meeting to consider and vote upon a proposal to adopt the merger agreement are as follows:

  Friday, February 14, 2003
  8:30 a.m., local time
  5800 Airport Boulevard
  Austin, Texas 78752

        The proxy statement attached to this letter provides you with information about the special meeting of Hoover's stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card today.

Jeffrey R. Tarr Chairman, Chief Executive Officer and President

        The proxy statement is dated January 8, 2003, and is first being mailed to stockholders of Hoover's on or about January 10, 2003.

HOOVER'S, INC.

5800 Airport Boulevard
Austin, Texas 78752
(512) 374-4500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 14, 2003

To the Stockholders of Hoover's, Inc.:

        A special meeting of stockholders of Hoover's, Inc., a Delaware corporation, will be held on Friday, February 14, 2003 at 8:30 a.m., local time, at our principal executive offices located at 5800 Airport Boulevard, Austin, Texas 78752, for the following purposes:

          1.    To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 5, 2002, among The Dun & Bradstreet Corporation, a Delaware corporation, Duns Investing IX Corporation, a Delaware corporation and a wholly owned subsidiary of The Dun & Bradstreet Corporation, and Hoover's; and

          2.    To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting. We are not aware of any other business to come before the special meeting.

        Our stockholders of record at the close of business on December 19, 2002, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. At the close of business on the record date, we had outstanding and entitled to vote 15,598,570 shares of common stock.

        Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to adopt the merger agreement. Even if you plan to attend the special meeting in person, we request that you sign, date and return the enclosed proxy to ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against adoption of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

By Order of the Board of Directors,

Daniel V. Iannotti Vice President, General Counsel and Secretary

Austin, Texas
January 8, 2003

        Hoover's board of directors unanimously (1) approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, (2) declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement and (3) recommended that you adopt the merger agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	Q-1
SUMMARY	1
Forward-Looking Information	1
The Companies	1
Merger Consideration	2
Treatment of Stock Options and Warrants	2
Market Price and Dividend Data	2
Material United States Federal Income Tax Consequences of the Merger	2
Recommendation to Stockholders	3
Opinion of Financial Advisor	3
The Special Meeting of Hoover's Stockholders	3
Voting Agreements	3
Interests of Our Directors and Executive Officers in the Merger	4
The Merger Agreement	4
Accounting Treatment	5
Regulatory Matters	5
Appraisal Rights	5
MARKET PRICE AND DIVIDEND DATA	6
THE SPECIAL MEETING	7
Date, Time and Place	7
Purpose of the Special Meeting	7
Record Date; Stock Entitled to Vote; Quorum	7
Vote Required	7
Voting by Our Directors, Executive Officers and Certain Stockholders	7
Voting of Proxies; Appraisal Rights	7
Revocability of Proxies	8
Solicitation of Proxies	8
THE COMPANIES	10
Hoover's	10
The Dun & Bradstreet Corporation	10
Duns Investing IX Corporation	10
THE MERGER	11
Background of the Merger	11
Reasons for the Merger and Board of Directors' Recommendation	16
Opinion of SG Cowen	19
Interests of Our Directors and Executive Officers in the Merger	26
Appraisal Rights	29
Accounting Treatment	32
Merger Consideration	32
Conversion of Shares; Procedures for Exchange of Certificates	32
Effect on Stock Options and Warrants	33
Effective Time of the Merger	33
Delisting and Deregistration of Our Common Stock	33
Material United States Federal Income Tax Consequences of the Merger	33
Regulatory Matters	34
Hoover's Employee Stock Purchase Plan	35

THE MERGER AGREEMENT	36
Conditions to the Merger	36
Termination of the Merger Agreement	37
Fees and Expenses	38
No Solicitation of Transactions by Hoover's	38
Representations and Warranties	39
Covenants Under the Merger Agreement	40
VOTING AGREEMENTS	43
Voting Arrangements and Related Provisions	43
Termination	44
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
STOCKHOLDER PROPOSALS	47
OTHER MATTERS	47
LITIGATION RELATED TO THE MERGER	47
WHERE YOU CAN FIND MORE INFORMATION	48
ANNEX A	AGREEMENT AND PLAN OF MERGER
ANNEX B	OPINION OF SG COWEN SECURITIES CORPORATION
ANNEX C	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX D	FORM OF VOTING AGREEMENT SIGNED BY DIRECTORS AND EXECUTIVE OFFICERS
ANNEX E	VOTING AGREEMENT SIGNED BY WARNER BOOKS MULTIMEDIA CORP.
ANNEX F	VOTING AGREEMENT SIGNED BY MEDIA GENERAL, INC.

Questions and Answers about the Special Meeting and the Merger

Q:
What will happen to Hoover's as a result of the merger?

A:
If the merger is completed, we will become a wholly owned subsidiary of The Dun & Bradstreet Corporation (D&B).

Q:
What will happen to my shares of Hoover's common stock after the merger?

A:
Upon completion of the merger, each outstanding share of our common stock will automatically be cancelled and will be converted into the right to receive $7.00 in cash, without interest. Our stockholders will not have the option to receive D&B common stock in exchange for their shares instead of cash.

Q:
Will the merger be taxable to me?

A:
Generally, yes. For U.S. federal income tax purposes, generally you will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between $7.00 per share and your adjusted tax basis in that share. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 33 for a more complete discussion of the federal income tax consequences of the merger.

Q:
Does our board of directors recommend the adoption of the merger agreement?

A:
Yes. Our board of directors unanimously recommends that our stockholders adopt the merger agreement. Our board of directors considered many factors in deciding to recommend the adoption of the merger agreement, including the premium to the then current market price offered by D&B. The $7.00 cash per share merger consideration represents a 30.8% premium to the closing price of our common stock on December 5, 2002, the last trading day before the public announcement of the signing of the merger agreement, and a 30.5% premium over the average daily closing price of our common stock over the 30 trading day period ending December 5, 2002.

Q:
What vote of the stockholders is required to adopt the merger agreement?

A:
For us to complete the merger, stockholders of record as of December 19, 2002 holding at least a majority of the outstanding shares of our common stock must vote "for" the adoption of the merger agreement.

Q:
Am I entitled to appraisal rights?

A:
Yes. Under Delaware law, if you do not vote in favor of adopting the merger agreement, you have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed, but only if you submit a written demand for an appraisal before the vote on the merger agreement and comply with the Delaware law procedures explained in this proxy statement.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then just sign, date and return the enclosed proxy card in the postage-paid envelope provided as soon as possible so that your shares can be voted at the special meeting.

Q:
What happens if I do not return a proxy card?

A:
The failure to return your proxy card will have the same effect as voting against the merger.

Q-1

Q:
May I vote in person?

A:
Yes. You may vote in person at the meeting, rather than signing and returning your proxy card, if you own shares in your own name. You may also vote in person at the meeting if your shares are held in "street name," through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the special meeting. You may also be asked to present photo identification for admittance.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before the shares reflected on your proxy card are voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our secretary stating that you would like to revoke your proxy. Second, you can sign, date and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $7.00 in cash, without interest, for each share of our common stock.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions. We expect to complete the merger in the first quarter of 2003.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us or Innisfree M&A Incorporated, our proxy solicitor, as follows:

Hoover's, Inc. Attn: Investor Relations 5800 Airport Boulevard Austin, Texas 78752 Telephone: (512) 380-4780	or	Innisfree M&A Incorporated 501 Madison Avenue 20th Floor New York, New York 10022 Stockholders call toll-free: (888) 750-5834 Banks and brokers call collect: (212) 750-5833

Q-2

Summary

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents to which we refer. See "Where You Can Find More Information." The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Forward-Looking Information

        The statements contained in this proxy statement relating to the closing of the merger, the merger's anticipated closing date, Hoover's current growth and aggressive growth financial models (including revenues and net margins), Hoover's publicly provided financial guidance, Hoover's "goal" for fiscal 2007 and other future events are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including: the satisfaction of all of the conditions to the closing of the merger, including receiving the approval of a majority of our outstanding shares and establishing and successfully testing an alternative "hotsite" for our website, the development and success of new features and tools on Hoover's Online, both the short- and long-term industry outlook for the growth of online business services, our continued generation of unique visitors, our continued generation of sales leads from unique visitors, our continued conversion of such sales leads into paid subscriptions, our retention of existing subscribers and advertisers, our ability to attract new subscribers and advertisers, our ability to achieve and sustain positive cash flow or net profits on a continued basis, competition, economic conditions specific to the Internet, and general economic and market conditions.

        For a detailed discussion of these and other risk factors, please refer to our filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the Securities and Exchange Commission's Web site at www.sec.gov or from commercial document retrieval services.

The Companies (Page 10)

  Hoover's, Inc.
  5800 Airport Boulevard
  Austin, Texas 78752
  Telephone: (512) 374-4500

        Hoover's is a publisher of business information. Our Web-delivered service, Hoover's Online, provides access to a proprietary database covering more than 18,000 public and private companies worldwide, 300 industries and 170,000 corporate executives and board members. We also publish authoritative reference materials through The Business Press, a print publishing business, and license information to a number of third parties.

        We were founded in 1990 as a publisher of reference books. Hoover's Online was launched in 1995. Through the strength of our brand, the quality of our proprietary information database and the effectiveness of our sales channels, we have built a paid subscriber base that includes more than 8,800 multi-seat enterprise accounts.

  The Dun & Bradstreet Corporation
  103 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
  Telephone: (973) 921-5500

        D&B, with more than 160 years experience in collecting and organizing business information, is a world leader in enabling businesses to make information-based decisions. Customers use D&B Risk

Management Solutions to manage credit exposure, D&B Sales and Marketing Solutions to find profitable customers and D&B Supply Management Solutions to manage suppliers efficiently. D&B's E-Business Solutions are also used to provide Web-based access to trusted business information for current customers as well as new small businesses and other non-traditional customers.

  Duns Investing IX Corporation
  103 John F. Kennedy Parkway
  Short Hills, New Jersey 07078
  Telephone: (973) 921-5500

        Duns Investing IX Corporation is a Delaware corporation and a wholly owned subsidiary of D&B. Duns Investing IX Corporation, D&B's acquisition subsidiary, has not conducted any business operations other than for the purpose of entering into the merger agreement.

Merger Consideration (Page 32)

        If the merger is completed, you will receive $7.00 in cash, without interest, in exchange for each share of our common stock that you own.

        After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Hoover's stockholder. Our stockholders will receive the merger consideration after exchanging their Hoover's stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger.

Treatment of Stock Options and Warrants

        Stock Options (Page 33).    Upon completion of the merger, each outstanding option to purchase our common stock with an exercise price less than $7.00 will be cancelled and the holder of that option will be entitled to receive a one-time cash payment equal to the number of shares of our common stock subject to the option (whether vested or unvested), multiplied by the difference between $7.00 and the per share exercise price of the option. Each outstanding option to purchase our common stock with an exercise price equal to or greater than $7.00 will be cancelled without payment.

        Warrants (Page 33).    Upon completion of the merger, each outstanding warrant to acquire shares of our common stock will be converted into the right to receive the $7.00 per share merger consideration in accordance with the terms of such warrant.

Market Price and Dividend Data (Page 6)

        Our common stock is listed on The Nasdaq National Market under the ticker symbol "HOOV". On December 5, 2002, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $5.35 per share. On January 7, 2003, the last full trading day prior to the date of this proxy statement, our common stock closed at $7.14 per share.

Material United States Federal Income Tax Consequences of the Merger (Page 33)

        The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. In general, a stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received for shares of our common stock in the merger and that stockholder's adjusted tax basis in its shares.

        Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

Recommendation to Stockholders (Page 16)

        Our board of directors considered a variety of information and factors, both positive and negative, in making its decision regarding the merger. After considering such information and factors, our board of directors unanimously:

  •
  approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable;

  •
  declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement; and

  •
  recommended that you adopt the merger agreement.

Opinion of Financial Advisor (Page 19)

        On December 5, 2002, SG Cowen Securities Corporation delivered its opinion to our board of directors. The opinion stated that as of the date of the opinion, the $7.00 per share in cash to be received by the holders of our common stock in the merger is fair from a financial point of view to those holders.

        The full text of this opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by SG Cowen in connection with its opinion, is attached as Annex B to this proxy statement. SG Cowen provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. SG Cowen's opinion is not a recommendation as to how you should vote with respect to the merger. We urge you to read the opinion carefully and in its entirety.

The Special Meeting of Hoover's Stockholders (Page 7)

        Time, Date and Place.    The special meeting will be held on Friday, February 14, 2003, at our principal executive offices located at 5800 Airport Boulevard, Austin, Texas 78752 at 8:30 a.m., local time, to consider and vote upon the proposal to adopt the merger agreement.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on December 19, 2002, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are 15,598,570 shares of our common stock entitled to be voted at the special meeting.

        Required Vote.    The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock at the close of business on the record date.

        Share Ownership of Directors and Executive Officers.    As of the record date, our directors and executive officers held approximately 3.5% of the shares entitled to vote at the special meeting.

Voting Agreements (Page 43)

        All of our directors and executive officers, as well as Warner Books Multimedia Corp. (a subsidiary of AOL Time Warner, Inc.) and Media General, Inc., our largest stockholders, who collectively held 5,570,842 shares, representing approximately 36% of the outstanding shares of our common stock as of the date of the merger agreement, have entered into voting agreements and agreed, among other things, to vote their shares of our common stock for the adoption of the merger agreement.

Interests of Our Directors and Executive Officers in the Merger (Page 26)

        In considering the recommendation of our board of directors in favor of the merger, you should be aware that a number of our executive officers and directors have interests in the merger that are different from, or in addition, to, your interests. These interests include the following:

  •
  certain of our directors and executive officers hold options and/or warrants to purchase our common stock, which will be treated the same as all options and warrants held by other persons;

  •
  existing indemnification arrangements and insurance for our directors and officers will be continued if the merger is completed;

  •
  certain of our executive officers may receive severance payments and continuation of health benefits for up to one year in the event that their employment is terminated under certain circumstances after the completion of the merger;

  •
  Jeffrey Tarr, our Chairman, Chief Executive Officer and President, is required by D&B, as a condition to D&B's obligation to complete the merger, to cancel his existing employment agreement with us and to enter into a new employment agreement with D&B and Hoover's upon the completion of the merger; and

  •
  in connection with the merger, we are establishing with D&B a retention and performance bonus program which will include several of our executive officers, pursuant to which such persons may receive options to purchase shares of D&B common stock after completion of the merger and cash payments following a period of service subsequent to the merger.

        Our board of directors was aware of these interests and considered them in its decision to adopt the merger agreement.

The Merger Agreement (Page 36)

        The following is a summary of some of the material terms of the merger agreement:

  •
  we will merge with a wholly owned subsidiary of D&B and will become a subsidiary of D&B.

  •
  the completion of the merger depends on a number of conditions being satisfied or waived, including:

  •
  the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of our common stock;

  •
  the receipt of all required approvals from governmental entities; and

  •
  the establishment and successful testing of an alternative "hotsite" for our website.

  •
  if the merger is not completed on or before April 1, 2003 or, under certain circumstances, May 15, 2003, the merger agreement may be terminated by either D&B or us, unless the failure to complete the merger is due to a breach by the party seeking to terminate.

  •
  we have agreed not to solicit or actively encourage a competing transaction nor to provide information to or engage in discussions with another party, except where the failure to provide information or engage in discussions would cause our board to breach its fiduciary duties.

  •
  we will pay D&B's out-of-pocket merger expenses of up to $1.0 million in the event the merger agreement is terminated in certain circumstances.

  •
  we will pay D&B a fee of $5.7 million, which includes D&B's out-of-pocket merger expenses of up to $1.0 million, in the event the merger agreement is terminated in certain other circumstances.

Accounting Treatment (Page 32)

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Regulatory Matters (Page 34)

        The Hart-Scott-Rodino Antitrust Improvements Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. Both D&B and Hoover's have filed the required notification and report forms, and the Federal Trade Commission has granted early termination of the required waiting period. The completion of the merger also is subject to compliance with applicable laws of the State of Delaware.

Appraisal Rights (Page 29)

        You have the right under Delaware law to dissent from the adoption of the merger agreement and to exercise appraisal rights and receive payment in cash for the fair value of your shares of our common stock in the event the merger is completed. The fair value of your shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve your appraisal rights, you must not vote in favor of the adoption of the merger agreement, must not return a signed but not voted proxy card and must follow specific procedures. You must precisely follow these specific procedures to exercise your appraisal rights, or you may lose your appraisal rights. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern those procedures are attached as Annex C. We encourage you to read these provisions carefully and in their entirety.

Market Price and Dividend Data

        Our common stock is quoted on The Nasdaq National Market under the ticker symbol "HOOV". This table shows, for the periods indicated, the range of high and low per share sales prices for our common stock as reported on The Nasdaq National Market.

	Hoover's Common Stock
	Low	High
Year ended March 31, 2001
First Quarter (quarter ended 6/30/00)	$6.50	$12.00
Second Quarter (quarter ended 9/30/00)	$5.88	$8.31
Third Quarter (quarter ended 12/31/00)	$0.56	$6.75
Fourth Quarter (quarter ended 3/31/01)	$2.16	$4.13
Year ended March 31, 2002
First Quarter (quarter ended 6/30/01)	$1.94	$5.20
Second Quarter (quarter ended 9/30/01)	$1.85	$5.10
Third Quarter (quarter ended 12/31/01)	$2.20	$3.62
Fourth Quarter (quarter ended 3/31/02)	$3.63	$5.07
Year ending March 31, 2003
First Quarter (quarter ended 6/30/02)	$4.50	$6.50
Second Quarter (quarter ended 9/30/02)	$4.35	$6.85
Third Quarter (quarter ended 12/31/02)	$5.00	$7.29
Fourth Quarter (through 1/7/03)	$7.04	$7.25

        The following table shows the closing per share sales price of our common stock, as reported on The Nasdaq National Market on December 5, 2002, the last full trading day before the public announcement of the proposed merger, and on January 7, 2003, the latest practicable trading day before the printing of this proxy statement:

Hoover's Common Stock
December 5, 2002	$5.35
January 7, 2003	$7.14

        We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger, our common stock will not be traded on any public market.

The Special Meeting

        We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

        We will hold the special meeting at our principal executive offices located at 5800 Airport Boulevard, Austin, Texas 78752, at 8:30 a.m., local time, on Friday, February 14, 2003.

Purpose of the Special Meeting

        At the special meeting, we will ask you to adopt the merger agreement. Hoover's board of directors unanimously (1) approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, (2) declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement and (3) recommended that you adopt the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on December 19, 2002, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 15,598,570 shares of our common stock were issued and outstanding and held by approximately 4,200 holders of record. A quorum will be present at the special meeting if a majority of the outstanding shares of our common stock entitled to vote on the record date is represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date. If you abstain from voting or do not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the merger agreement.

Voting by Our Directors, Executive Officers and Certain Stockholders

        At the close of business on the record date, our directors and executive officers were entitled to vote 543,762 shares of our common stock, which represented approximately 3.5% of the outstanding shares of our common stock on that date. Under the terms of voting agreements entered into in conjunction with the merger agreement, all of our directors and executive officers, as well as Warner Books Multimedia Corp. (a subsidiary of AOL Time Warner, Inc.) and Media General, Inc., our largest stockholders, collectively holding a total of 5,570,842 shares, representing approximately 36% of the outstanding shares of our common stock as of the date of the merger agreement, have agreed to vote their shares of our common stock for the adoption of the merger agreement.

Voting of Proxies; Appraisal Rights

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" the adoption of the merger agreement. If you wish to exercise appraisal rights, you must not vote in favor of the adoption of the merger agreement, must not return a signed but not voted proxy card and must follow specific procedures. You must precisely follow these specific procedures to exercise your appraisal rights, or you may lose your appraisal rights.

        To vote, please sign, date and return the enclosed proxy. If you attend the special meeting and vote in person, it will revoke any earlier dated proxy. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your name, from the holder of record to be able to vote at the special meeting.

        Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted for that proposal. If you abstain from voting or do not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers who hold shares of our common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares without specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption of the merger agreement.

        The persons you name as proxies may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment or postponement.

        We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, our board of directors properly presents any other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the special meeting by:

  •
  filing with our secretary a properly executed and dated revocation of proxy;

  •
  submitting a properly executed and dated proxy card to our secretary bearing a later date; or

  •
  appearing at the special meeting and voting in person. Your attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

Solicitation of Proxies

        All proxy solicitation costs will be borne by us. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies and to verify records relating to the solicitation. Innisfree will receive a fee of from $35,000 to $100,000 and expense reimbursement for items such as mailing, copying, phone calls, faxes, travel and other related matters, and we will indemnify Innisfree against any losses arising out of its proxy solicitation services on our behalf. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from stockholders by telephone, telegram, facsimile or other electronic means or in person. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Hoover's common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

The Companies

Hoover's

        Hoover's is a publisher of business information. Our Web-delivered service, Hoover's Online, provides access to a proprietary database covering more than 18,000 public and private companies worldwide, 300 industries and 170,000 corporate executives and board members. We also publish authoritative reference materials through The Business Press, a print publishing business, and license information to a number of third parties.

        Hoover's Online offers both a free, advertising-supported service and a range of paid subscription services. Visitors to the free areas of our site can access company capsules and basic information. Subscribers to our tiered offerings gain access to much deeper information from our proprietary database and the databases of several third parties, including D&B, Media General Financial Services and Mergent FIS. Paying subscribers also gain access to a wider array of tools for searching, sorting, selecting and downloading information from our database. We focus primarily on selling subscriptions to sales, marketing and business development professionals and senior executives with similar needs at small to mid-sized businesses and divisions of larger entities. Our customers use Hoover's Online to prospect and prepare for client meetings, sales presentations, vendor and partner negotiations, and other business opportunities.

        We were founded in 1990 as a publisher of reference books. Hoover's Online was launched in 1995. Through the strength of our brand, the quality of our proprietary information database and the effectiveness of our sales channels, we have built a paid subscriber base that includes more than 8,800 multi-seat enterprise accounts.

        Our principal executive offices are located at 5800 Airport Boulevard, Austin, Texas 78752, and our telephone number is (512) 374-4500. Additional information regarding Hoover's is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 48.

The Dun & Bradstreet Corporation

        D&B, with more than 160 years experience in collecting and organizing business information, is a world leader in enabling businesses to make information-based decisions. Customers use D&B Risk Management Solutions to manage credit exposure, D&B Sales and Marketing Solutions to find profitable customers and D&B Supply Management Solutions to manage suppliers efficiently. D&B's E-Business Solutions are also used to provide Web-based access to trusted business information for current customers as well as new small businesses and other non-traditional customers.

        At the core of the value that D&B provides to customers is the world's largest and most comprehensive database of its kind, containing information on more than 78 million public and private business entities located in more than 200 countries. The database is the information source that forms the backbone of the full spectrum of solutions D&B offers to help customers make business decisions.

        Additional information regarding D&B is contained in D&B's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 48.

Duns Investing IX Corporation

        Duns Investing IX Corporation is a Delaware corporation and a wholly owned subsidiary of The Dun & Bradstreet Corporation. Duns Investing IX Corporation has not conducted any business operations other than for the purpose of entering into the merger agreement.

The Merger

Background of the Merger

        Hoover's is one of many companies in the business information publishing industry, which is a highly competitive market. Many of the companies that operate in this industry are substantially larger and have far greater resources than we do. For several years we have recognized that having strategic and commercial business relationships with other companies in the industry is important to our future growth and success. Accordingly, from time to time, we have discussed entering into a variety of business and strategic relationships with other companies that publish business information—both online and through more traditional methods. As a result of these discussions, over the past several years, we have entered into a number of business and strategic arrangements with various parties.

        In October 2001, D&B contacted us to express its interest in expanding our pre-existing business relationship. This contact lead to a conference call and, later, a meeting between representatives of D&B and Hoover's at Hoover's offices on November 28, 2001. At this meeting and in a subsequent conversation, D&B indicated that it had an interest in acquiring Hoover's.

        At a regularly scheduled meeting on December 4, 2001, the Hoover's board of directors received an update on the meeting with D&B. The board determined that in light of the potential risks and uncertainties confronting Hoover's business and competitive prospects, it was advisable to determine whether stockholder value could most likely be maximized by a potential sale of the company to D&B, a strategic transaction with another party or remaining an independent company. The board discussed the advisability of engaging an investment bank to help Hoover's conduct this analysis.

        On February 19, 2002, Hoover's engaged an investment bank to help evaluate the company's financial and strategic position.

        In early March 2002, representatives of D&B and Hoover's held further discussions regarding a potential business or strategic transaction between the companies. On March 8, 2002, D&B and Hoover's entered into a confidentiality agreement that also contained a standstill provision preventing D&B from purchasing Hoover's shares without Hoover's consent. Following the execution of this agreement, Hoover's provided preliminary due diligence materials to D&B.

        The Hoover's board of directors held a regularly scheduled meeting on March 14 and March 15, 2002, that was attended by representatives of Hoover's financial and legal advisors. At this meeting, the Hoover's board conducted an intensive review of the company's business, competitive prospects and strategic alternatives. As part of this review, the board of directors received a detailed report from Hoover's investment bankers with respect to the financial and strategic position of the company. Outside legal counsel advised the board as to its fiduciary duties under Delaware law. The board concluded that while Hoover's could continue as an independent public company, there were many risks and uncertainties related to the execution of the company's business plan as well as the historically low trading volume and small public float for Hoover's stock. Accordingly, the board concluded that Hoover's should continue to pursue and execute its business strategy and, with the assistance of Hoover's investment bank, should also consider a possible sale or other strategic transaction.

        In April 2002, representatives of D&B and Hoover's discussed a preliminary proposal by D&B to acquire Hoover's. The Hoover's board of directors reviewed the status of discussions with D&B at a telephonic meeting held on April 15, 2002.

        In May 2002, D&B contacted Hoover's and Hoover's indicated to D&B that it had hired an investment bank to help evaluate its strategic alternatives.

        During May 2002, Hoover's investment bank contacted 18 companies to determine whether there was any interest in a potential strategic transaction with Hoover's. The companies contacted were in the publishing, information services and general media industries. As a result of such efforts, eight companies (in addition to D&B) entered into confidentiality agreements with Hoover's. Most of these confidentiality agreements contained a standstill provision preventing these companies from acquiring Hoover's shares without Hoover's consent. Following the execution of a confidentiality agreement, each of these companies was provided with preliminary due diligence materials regarding Hoover's. Four of the companies (including D&B) engaged in additional due diligence and discussions with Hoover's regarding a potential transaction.

        During June, July and August 2002, representatives of Hoover's met in person and via telephone with the three parties (other than D&B) that were conducting due diligence reviews of the company with respect to a possible strategic transaction.

        At a regularly scheduled meeting of the Hoover's board on June 5 and June 6, 2002, our investment bankers reported on their efforts to determine if there was any interest in acquiring Hoover's. The board of directors also received reports from members of the Hoover's management team regarding the recent financial performance and business goals and objectives of the company.

        On June 24, 2002, the board of directors of Hoover's held a special meeting at which time Hoover's investment bankers reviewed the results of efforts to identify companies that were interested in pursuing strategic discussions with Hoover's.

        On June 28, 2002, Hoover's received a written, non-binding expression of interest from a party other than D&B.

        On July 8, 2002, one of the other interested parties notified Hoover's of its intention not to pursue further discussions because they were not willing to propose a price that they believed would be acceptable to Hoover's.

        On July 8, 2002, the board of directors of Hoover's held a special meeting to review the status of discussions with various parties regarding a potential strategic transaction. In particular, our investment bankers reviewed the non-binding indication of interest that was received on June 28, 2002 and reported that they expected to receive a written expression of interest from D&B. The board of directors instructed management and the company's investment bank to obtain additional information regarding these indications of interest.

        On July 12, 2002, Hoover's received a written non-binding expression of interest from D&B to acquire the company. This expression of interest was subject to a variety of conditions, including the approval by D&B's board of directors. After receiving this expression of interest, Hoover's began to provide further due diligence materials to D&B pursuant to the terms of the confidentiality agreement between the parties.

        On July 15, 2002, there was a special meeting of the board of directors of Hoover's at which time the board received an update on the discussions with various parties from Hoover's investment bankers and discussed the non-binding indications of interest that had been received from D&B and another party. The Hoover's board of directors met again on July 22, 2002 to review the status of the process. As a result of these meetings, the board of directors determined that Hoover's should continue to focus on executing its business strategy while considering strategic alternatives that would create stockholder value.

        At various meetings in 2002, the Hoover's board of directors received reports on the financial performance and business goals and objectives of the company. The financial goals were considered in the context of a current growth model that utilized lead generation, close rates and other revenue and operating margin related assumptions reflecting Hoover's recent performance and an aggressive growth model that utilized lead generation, close rates and other revenue and operating margin related assumptions that were significantly higher than Hoover's recent performance. If Hoover's was able to achieve the current growth model over a five year period, it would realize revenues of over $60 million and a net margin of over 27% for the fiscal year ending March 31, 2007. If Hoover's was able to achieve the aggressive growth model over a five year period, it would realize revenues of over $110 million and a net margin of approximately 31% for the fiscal year ending March 31, 2007. Each of these financial models reflected (1) the utilization of Hoover's net operating loss carryforwards, which totaled $51.3 million as of March 31, 2002, and (2) the fact that Hoover's investments in several privately held companies had been written down to zero. These financial models were provided to SG Cowen and were utilized by SG Cowen in conducting its discounted cash flow analysis which was included as part of its fairness opinion analysis. During 2002 and as of the date of this proxy statement, Hoover's recent financial performance and publicly provided financial guidance was consistent with the current growth model, while the aggressive growth model was consistent with Hoover's "goal" for fiscal 2007.

        On July 22, 2002, Hoover's received a further indication of interest from the party that initially submitted an indication of interest on June 28. This indication of interest was at a higher price than the first indication of interest received from such party. After receiving such indication of interest, Hoover's invited such party to conduct additional due diligence.

        On July 31, 2002, representatives of D&B and Hoover's met in Austin, Texas so that D&B could conduct preliminary due diligence.

        D&B's formal due diligence analysis of Hoover's continued during August and September 2002.

        The Hoover's board of directors held special meetings on August 12 and August 19, 2002 to review the status of discussions with the various parties that were considering a potential strategic transaction with Hoover's.

        At a regularly scheduled meeting on September 4 and September 5, 2002, the Hoover's board of directors received an update from Hoover's investment bankers regarding the status of discussions with the various parties regarding a strategic transaction. As part of this update, the board was informed that D&B would be considering a potential transaction with Hoover's at a meeting of its board of directors on September 13, 2002. The board was also advised by outside legal counsel as to its fiduciary duties under Delaware law when considering a strategic transaction. The board also received reports from members of the Hoover's management team regarding the recent financial performance and business goals and objectives of the company.

        In early September 2002, one of the interested parties (other than D&B) notified Hoover's of its intention not to pursue further discussions because they were not willing to propose a price that they believed would be acceptable to Hoover's.

        In early September 2002, following a significant due diligence review, the interested party (other than D&B) that had previously submitted a written non-binding indication of interest informed Hoover's that it would not pursue a transaction with Hoover's because they were not willing to propose a price that they believed would be acceptable to Hoover's.

        On September 15, 2002, D&B communicated a non-binding indication of interest to acquire Hoover's based on the results of its additional due diligence review and approval of its board of directors.

        On September 17, 2002, the Hoover's board of directors held a special meeting to consider the indication of interest received from D&B. The Hoover's board also considered a detailed analysis by Hoover's investment bank as to the company's stock price and financial performance and other valuation considerations. Following the discussion, the Hoover's board rejected the indication of interest received from D&B because it determined that the proposed price was inadequate. By letter dated September 19, 2002, Hoover's informed D&B that it would not pursue a transaction based on

D&B's latest expression of interest and requested that D&B destroy or return all of the confidential materials that had been provided to D&B during the course of its due diligence review.

        The Hoover's board of directors held special meetings on September 25, 2002 and September 30, 2002 to discuss the possibility of reopening discussions with D&B. The Hoover's board believed that discussions should be reopened if D&B was willing to increase the price it would pay to acquire Hoover's.

        The Hoover's board of directors met on October 7, October 15 and October 25, 2002 to receive updates on the recent additional conversations between representatives of Hoover's and D&B and the respective investment bankers for Hoover's and D&B. These conversations were being conducted by Hoover's and its investment bankers in an attempt to reopen discussions and achieve a higher price from D&B for the proposed transaction.

        At its meetings held on September 30, 2002, October 15, 2002 and October 25, 2002, Hoover's board of directors also discussed Hoover's share repurchase program. Hoover's had not been repurchasing shares under such plan due to the possibility that Hoover's would pursue a strategic transaction and other factors. The Hoover's board considered the potential stockholder value that could be expected to be generated from the repurchase program in light of the limitations on the number of shares that could be repurchased under applicable SEC rules, the historically low trading volume of Hoover's common stock and the negative impact that repurchases would have on the public float of Hoover's common stock. The Hoover's board also considered the potential stockholder value that could be expected to be generated from repurchasing shares from large stockholders in privately negotiated transactions, the fact that such repurchases would not have a negative impact on the public float of Hoover's common stock, the likelihood that one or more large stockholders would be willing to sell their shares at prices acceptable to Hoover's and the potential impact such purchases would have on investor confidence.

        On October 29, 2002, Hoover's received another written non-binding indication of interest from D&B to acquire Hoover's in a cash merger transaction. This indication was at a higher price than D&B's most recent written indication of interest. In view of the latest expression of interest from D&B, Hoover's did not repurchase shares under its share repurchase program.

        The Hoover's board of directors met on October 30, 2002 to consider the non-binding indication of interest from D&B that included an exclusivity provision. Representatives of SG Cowen participated in the meeting and reviewed the terms of the expression of interest and certain valuation metrics with the board. A representative of Wilson Sonsini Goodrich & Rosati, outside legal counsel to Hoover's, also participated in the meeting and commented on the legal aspects of the proposed transaction. Following discussion, the Hoover's board authorized management to proceed with discussions with D&B with respect to a cash merger transaction based on the price in D&B's most recent indication of interest.

        On October 31, 2002, D&B and Hoover's entered into an exclusivity letter whereby Hoover's agreed not to negotiate with any party other than D&B until December 6, 2002. D&B then proceeded with a further due diligence review of Hoover's.

        On November 11, 2002, D&B provided a draft merger agreement to Hoover's and negotiations commenced with respect to the terms of the merger agreement, the voting agreements and related documents. D&B continued its due diligence review of Hoover's during this time.

        On November 14, 2002, D&B and Hoover's entered into a letter agreement that amended the previously signed confidentiality agreement to provide for special procedures for D&B to analyze the risk and demographic characteristics of Hoover's customers.

        On November 21, 2002, the Hoover's board of directors met to discuss the proposed transaction with D&B. At this meeting, representatives of SG Cowen summarized the status of the negotiations and representatives of Wilson Sonsini Goodrich & Rosati summarized the legal issues being negotiated, including the (1) "no shop" provision, (2) right of Hoover's to terminate the agreement if an unsolicited superior proposal was received, (3) amount of the termination fee, (4) terms of the voting agreements and the number of shares held by the proposed parties to the voting agreements, (5) definition of material adverse effect and (6) conditions to closing including the condition related to the establishment and testing of an alternative "hotsite" for Hoover's website. Hoover's financial and legal advisors commented on each of the issues being negotiated (including the amount of the termination fee) in relation to the terms of comparable transactions and the relationship among such issues. Mr. Tarr indicated that D&B would require him to enter into a new employment agreement as a condition to the merger. Hoover's outside legal counsel also reviewed with the board of directors their fiduciary duties under Delaware law.

        During the remainder of November 2002, representatives of D&B and Hoover's and their respective legal and financial advisors continued negotiating the terms of the merger agreement, the voting agreements and related documents and D&B continued its due diligence investigation. During this time, Mr. Tarr and his personal counsel negotiated the terms of a new employment agreement with D&B as required by D&B as a condition to its obligations under the merger agreement.

        On December 2, 2002, a special meeting of the board of directors of Hoover's was held to discuss the proposed transaction with D&B. At this meeting, representatives of SG Cowen updated the status of the negotiations and representatives of Wilson Sonsini Goodrich & Rosati reported on the progress made on the issues that were discussed with the Hoover's board at its meeting on November 21, 2002. Hoover's outside counsel also reviewed an anticipated timeline of events related to the merger.

        At a regularly scheduled meeting on December 4, 2002, D&B's board of directors met to discuss the proposed acquisition of Hoover's. Following a detailed discussion of the terms and conditions of the merger agreement, as well as a detailed analysis of Hoover's customer base, D&B's board unanimously approved the Hoover's acquisition.

        At a regularly scheduled meeting on December 4 and December 5, 2002, the Hoover's board of directors considered the proposed transaction with D&B. Prior to the meeting, the directors received a complete draft of the merger documents and the proposed employment agreement for Mr. Tarr. At this meeting, representatives of Wilson Sonsini Goodrich & Rosati reviewed the terms of the proposed merger agreement with the Hoover's board including the (1) "no-shop" provision, (2) right of Hoover's to terminate the agreement if an unsolicited superior proposal was received, (3) amount of the termination fee, (4) terms of the voting agreements and the number of shares held by the proposed parties to the voting agreements, (5) definition of material adverse effect and (6) conditions to closing including the condition related to the establishment and testing of an alternative "hotsite" for Hoover's website. Hoover's financial and legal advisors commented on each of the issues being negotiated (including the amount of the termination fee) in relation to the terms of comparable transactions and the relationship among such issues. Mr. Tarr reviewed with the board of directors the terms of the employment agreement he would be required to execute as a condition to D&B's obligation to complete the merger. Hoover's outside legal counsel also reviewed with the board their fiduciary duties under Delaware law. Representatives of SG Cowen reviewed their financial analysis of the transaction with the board and indicated that they were prepared to issue a fairness opinion with respect to the proposed transaction. The directors were asked whether they had each received all of the information they believed they needed to consider and vote on the proposed transaction. Following discussion, the meeting was adjourned until the morning of December 5.

        On the morning of December 5, 2002, the Hoover's board of directors continued its meeting to consider the transaction with D&B. Outside legal counsel indicated that there had been no substantive changes to the merger documents since December 4 and that there were no significant issues outstanding. SG Cowen then delivered its written fairness opinion to the Hoover's board. The directors were asked whether they had each received all of the information they believed they needed to consider and vote on the proposed transaction and they confirmed that they had received all such information. The Hoover's board of directors then unanimously approved the merger with D&B.

        On the afternoon of December 5, 2002, D&B and Hoover's executed the definitive merger documents and the directors and executive officers of Hoover's, as well as Warner Books Multimedia Corp. (a subsidiary of AOL Time Warner, Inc.) and Media General, Inc., executed the voting agreements. Mr. Tarr executed an agreement with D&B under which he agreed to execute his new employment agreement as a condition to the completion of the merger. A public announcement regarding the merger was made shortly after 4:00 p.m. (EST) on December 5, 2002.

Reasons for the Merger and Board of Directors' Recommendation

        Reasons for the Merger.    In the course of reaching its decision to approve the merger and the merger agreement and to recommend that you adopt the merger agreement, our board of directors considered and reviewed with our senior management and outside financial and legal advisors a significant amount of information and general factors relevant to the merger, including our strategic business plan, our current product offerings and operations, our product development efforts, our financial position, current securities market conditions and our potential for future growth in revenues, sales and earnings.

        Our board of directors considered a number of potentially positive factors in its deliberations, including:

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  the current and historical market prices of our common stock relative to the $7.00 per share merger consideration, including the fact that Hoover's stock had not traded at or above $7.00 per share for more than two years;

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  the fact that the $7.00 per share merger consideration represents (1) a premium of approximately 39.1% over the twelve-month trailing average of $5.03 per share, (2) a premium of approximately 29.7% over the one-month trailing average of $5.40 per share, and (3) a premium of approximately 30.8% over the $5.35 closing sale price of our common stock on The Nasdaq National Market on December 5, 2002, the last trading day prior to the public announcement of the merger (as described below in "—Opinion of SG Cowen");

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  the belief by our board of directors that we obtained the highest price per share that D&B is willing to pay;

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  our assessment as to the likelihood that a third party would offer a higher price than D&B after considering, among other things, that an investment banker retained by us contacted 18 companies to solicit interest in a potential transaction, of which nine signed confidentiality agreements, four engaged in significant due diligence discussions with us and only D&B entered into serious negotiations with respect to a potential transaction with us;

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  the historically low trading volume of our stock, the volatility of our stock price and the ability of our stockholders to realize liquidity with respect to their shares in light of the level of such trading volume and volatility;

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  the fact that the merger consideration is all cash, which provides certainty of value to our stockholders compared to a transaction in which our stockholders would receive stock;

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  management's assessment that D&B has the financial capability to complete the merger, in view of the absence of a financing condition in the merger agreement and the representation and warranty to that effect made by D&B in the merger agreement;

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  the likelihood that the merger would be consummated, in light of the experience, reputation and financial capability of D&B;

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  the support for the merger expressed by Warner Books Multimedia Corp. (a subsidiary of AOL Time Warner, Inc.) and Media General, Inc., our largest stockholders, as evidenced by the voting agreements signed by those stockholders;

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  the potential stockholder value that could be expected to be generated from the other strategic alternatives to the merger available to us, including remaining independent and continuing to successfully implement our current growth model (i.e., our model that would result in over $60 million in revenue and a net margin of over 27% for fiscal 2007), as well as the risks and uncertainties associated with those alternatives, the range of possible benefits to our stockholders of those alternatives and the timing and the likelihood of accomplishing the goal of those alternatives;

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  the business, market and execution risks and uncertainties associated with remaining independent and successfully implementing an aggressive growth model (i.e., our model that would result in over $110 million in revenue and a net margin of approximately 31% for fiscal 2007) which would require us, among other things, to achieve lead generation, close rates and other revenue and operating margin related assumptions which are significantly higher than our recent performance and which risks and uncertainties are significantly greater than the risks and uncertainties associated with our current growth model;

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  the potential stockholder value that could be expected to be generated from using a portion of our existing cash, cash equivalents and short-term investments to repurchase shares of our common stock in the open market or in privately negotiated transactions, taking into account the limitations on the number of shares that could be repurchased in the open market under applicable SEC rules, the historically low trading volume for our common stock, the negative impact that repurchases of shares in the open market would have on the public float of our common stock and, in the case of privately negotiated purchases, the likelihood that one or more large stockholders would be willing to sell their shares at prices acceptable to Hoover's and the potential impact such purchases would have on investor confidence;

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  the financial analyses of SG Cowen presented to our board of directors on December 5, 2002, and the written opinion of SG Cowen delivered to our board of directors that, as of December 5, 2002, based upon and subject to the matters set forth in its opinion, the consideration to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to those holders (as described below in "—Opinion of SG Cowen");

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  discussions with our management and SG Cowen regarding the potential transaction with D&B, and our business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of our business and the industry in which we compete, and current industry, economic and market conditions, both on a historical and on a prospective basis;

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  the compliance, insurance, regulatory and other costs to us of being a public company listed on The Nasdaq National Market, including the additional costs associated with complying with the recently enacted Sarbanes-Oxley Act and the rules being proposed by Nasdaq;

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  the terms of the merger agreement and related documents, as reviewed by our board of directors with our legal and financial advisors, including the representations and warranties made by each party, the restrictions on the conduct of our business between signing and closing, and the conditions to the obligations of each party to close the transaction;

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  the view of our board of directors, based upon the advice of management after consultation with legal counsel, that the regulatory approvals necessary to complete the merger could be obtained;

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  the fact that pursuant to the merger agreement, we can respond in the manner provided in the merger agreement to any unsolicited written proposal that our board of directors reasonably determines in good faith constitutes or is reasonably likely to lead to a superior proposal and the fact that we may terminate the merger agreement in the event of a superior proposal (as described below in "The Merger Agreement—No Solicitation of Transactions by Hoover's") and that, in the event of such a termination, the voting agreements will also terminate;

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  the fact that the merger would be subject to the approval of our stockholders and our stockholders would be free to reject the transaction with D&B; and

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  the availability of appraisal rights for our stockholders who properly exercise their statutory appraisal rights.

        Our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

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  that we will no longer exist as an independent company and our stockholders will no longer participate in our growth or from any future increase in the value of Hoover's;

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  the possibility that if Hoover's were to achieve its aggressive growth model over a five year period (resulting in revenues of over $110 million in fiscal year 2007) that Hoover's could potentially be worth more than the price being paid by D&B;

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  that, under the terms of the merger agreement and the voting agreements, (1) neither we nor the stockholders that signed voting agreements can solicit other acquisition proposals, (2) we must pay to D&B a termination fee and/or reimburse D&B for certain of its transaction costs if the merger agreement is terminated under certain circumstances, and (3) the holders of approximately 36% of our common stock have agreed to vote for the merger, all of which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

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  the risks and contingencies related to the announcement and pendency of the merger, including any potentially negative perception of the merger by our employees, customers, vendors, stockholders and other parties and the potentially negative actions that such persons may take as a result of the announcement of the merger;

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  the possibility that the merger will not be completed and the potentially negative impact on our revenues, sales, earnings, operating results, financial condition, business and stock price in the event the merger does not close following its public announcement;

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  the conditions to D&B's obligation to complete the merger including us establishing and successfully testing an alternative "hotsite" for our website and the absence of a "material adverse effect" (as described below in "The Merger Agreement—Conditions to the Merger") with respect to us between the signing of the merger agreement and the completion of the merger and the right of D&B to terminate the merger agreement if such closing conditions are not satisfied and under certain other circumstances;

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  the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

  •
  that if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact our operating results.

        During its consideration of the merger, our board of directors was also aware that some of our directors and executive officers may have interests in the merger that are different from or in addition to those of our stockholders generally, as described under "The Merger—Interests of Our Directors and Executive Officers in the Merger." Our board of directors also considered the impact of the merger on our customers, vendors and employees.

        The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and legal and financial advisors.

        Board of Directors' Recommendation.    After careful consideration, our board of directors unanimously (1) approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, (2) declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement and (3) recommended that you adopt the merger agreement.

Opinion of SG Cowen

        Pursuant to an engagement letter dated August 8, 2002, Hoover's retained SG Cowen Securities Corporation to render an opinion to the board of directors of Hoover's as to the fairness, from a financial point of view, to the holders of Hoover's common stock, of the consideration to be received in the merger.

        On December 5, 2002, SG Cowen delivered certain of its written analyses and its oral opinion to Hoover's board, subsequently confirmed in writing as of the same date, to the effect that, and subject to the various assumptions set forth in the written opinion, as of December 5, 2002, the consideration to be received in the merger was fair, from a financial point of view, to the stockholders of Hoover's. The full text of the written opinion of SG Cowen, dated December 5, 2002, is attached as Annex B and is incorporated by reference. Holders of Hoover's common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. This summary of the written opinion of SG Cowen is qualified in its entirety by reference to the full text of such opinion. SG Cowen's analyses and opinion were prepared for and addressed to Hoover's board of directors and are directed only to the fairness, from a financial point of view, of the consideration to be received in the merger, and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger. The consideration received in the merger was determined through negotiations between Hoover's and D&B and not pursuant to recommendations of SG Cowen.

        In arriving at its opinion, SG Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

  •
  a draft of the merger agreement dated December 4, 2002;

  •
  certain publicly available financial and other information for Hoover's, and certain other relevant financial and operating data furnished to SG Cowen by Hoover's management;

  •
  certain publicly available financial and other information for D&B;

  •
  certain internal financial analyses, financial forecasts, reports and other information concerning Hoover's prepared by the management of Hoover's;

  •
  certain operating results and the reported price and trading histories of the shares of the common stock of Hoover's as compared to operating results and the reported price and trading histories of certain publicly traded companies SG Cowen deemed relevant;

  •
  certain financial terms of the merger as compared to the financial terms of certain selected business combinations SG Cowen deemed relevant;

  •
  based on Hoover's forecasts, the cash flows generated by Hoover's on a stand-alone basis to determine the present value of the discounted cash flows;

  •
  results of the process to solicit interest from other companies in acquiring Hoover's; and

  •
  such other information, financial studies, analyses and investigations and such other factors that SG Cowen deemed relevant for the purposes of its opinion.

        In conducting its review and arriving at its opinion, SG Cowen, with Hoover's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Hoover's or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or to independently verify, this information. In addition, SG Cowen did not conduct any physical inspection of the properties or facilities of Hoover's. SG Cowen further relied upon the assurance of management of Hoover's that they were unaware of any facts that would make the information provided to SG Cowen incomplete or misleading in any respect. SG Cowen, with Hoover's consent, assumed that the financial forecasts provided to SG Cowen were reasonably prepared by the management of Hoover's, and reflected the best available estimates and good faith judgments of such management as to the future performance of Hoover's. Management of Hoover's confirmed to SG Cowen, and SG Cowen assumed, with Hoover's consent, that the financial forecasts utilized in SG Cowen's analyses with respect to Hoover's provided a reasonable basis for its opinion.

        SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Hoover's, nor was SG Cowen furnished with these materials. With respect to all legal matters relating to Hoover's, SG Cowen relied on the advice of outside legal counsel to Hoover's. SG Cowen's services to Hoover's in connection with the merger were comprised of acting as financial advisor to Hoover's in connection with the merger and rendering an opinion from a financial point of view of the consideration to be received in the merger. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by SG Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaims any responsibility to do so.

        In rendering its opinion, SG Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied and not waived. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft received by SG Cowen prior to rendering its opinion. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

        SG Cowen's opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed merger. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the consideration to be received in the merger. SG Cowen expresses no opinion as to the underlying business reasons that may support the decision of Hoover's board of directors to approve, or Hoover's decision to consummate, the merger.

        The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Hoover's the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Hoover's. No limitations were imposed by Hoover's board of directors with respect to the investigations made or procedures followed by SG Cowen in rendering its opinion.

        Analysis of Selected Publicly Traded Companies.    To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for Hoover's to the corresponding financial data and ratios of certain other companies (the "Selected Companies") whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Hoover's. The Selected Companies were:

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  Thomson Corporation

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  Reuters

  •
  Equifax

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  Dow Jones

  •
  D&B

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  Harte-Hanks

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  Interactive Data

  •
  InfoUSA

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  Value Line

  •
  Multex

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  OneSource

  •
  MarketWatch

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  EDGAR Online

  •
  COMTEX News Network

  •
  Pinnacor

        The data and ratios included the enterprise value (market capitalization of common stock plus debt minus cash) of the Selected Companies as multiples of calendar year 2001 revenue, last twelve months ("LTM") revenue, calendar year 2002 estimated revenue, calendar year 2003 estimated revenue,

2001 earnings before interest, taxes, depreciation and amortization ("EBITDA"), LTM EBITDA, 2002 estimated EBITDA and 2003 estimated EBITDA.

        The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to 2001 revenue, LTM revenue, 2002 estimated revenue, 2003 estimated revenue, 2001 EBITDA, LTM EBITDA, 2002 estimated EBITDA and 2003 estimated EBITDA. The information in the table is based on the closing stock prices on December 3, 2002.

	Selected Company Multiples				Multiple Implied by Consideration to be Paid in the Merger for Hoover's
Enterprise value as a ratio of:
	Low	Mean	Median	High
2001 Revenue	0.1x	1.7x	1.6x	3.9x	2.6x
LTM Revenue	0.1x	1.7x	1.6x	3.9x	2.6x
2002 Revenue	0.8x	2.1x	2.1x	3.8x	2.5x
2003 Revenue	0.8x	2.0x	2.0x	3.5x	2.1x
2001 EBITDA	2.7x	8.5x	8.7x	16.2x	NM
LTM EBITDA	4.9x	9.1x	9.5x	16.0x	28.4x
2002 EBITDA	6.3x	10.2x	9.8x	18.3x	25.2x
2003 EBITDA	5.5x	9.2x	8.9x	14.8x	14.5x

        In addition, SG Cowen selected the eight companies from the above list with the smallest market capitalization and compared selected historical operating and financial data and ratios for Hoover's to the corresponding financial data and ratios of these companies. These smaller capitalization companies were:

  •
  InfoUSA

  •
  Value Line

  •
  Multex

  •
  OneSource

  •
  MarketWatch

  •
  EDGAR Online

  •
  COMTEX News Network

  •
  Pinnacor

        The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to 2001 revenue, LTM revenue, 2002 estimated revenue, 2003 estimated revenue, 2001 EBITDA, LTM EBITDA, 2002 estimated EBITDA and 2003 estimated EBITDA. The information in the table is based on the closing stock prices on December 3, 2002.

Selected Small Cap Company Multiples
Multiple Implied by Consideration to be Paid in the Merger for Hoover's
Enterprise value as a ratio of:
	Low	Mean	Median	High
2001 Revenue	0.1x	1.0x	1.0x	2.0x	2.6x
LTM Revenue	0.1x	1.1x	1.1x	2.1x	2.6x
2002 Revenue	0.9x	1.2x	1.1x	1.6x	2.5x
2003 Revenue	0.8x	1.1x	1.1x	1.4x	2.1x
2001 EBITDA	2.7x	7.0x	5.3x	16.2x	NM
LTM EBITDA	5.9x	8.1x	6.1x	14.0x	28.4x
2002 EBITDA	6.3x	9.4x	9.4x	12.4x	25.2x
2003 EBITDA	8.3x	8.3x	8.3x	8.3x	14.5x

        Although the Selected Companies were used for comparison purposes, none of those companies is directly comparable to Hoover's. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Selected Companies and other factors that could affect the public trading value of the Selected Companies or Hoover's to which they are being compared.

        Analysis of Selected Transactions.    SG Cowen reviewed the financial terms, to the extent publicly available, of 16 transactions involving the acquisition of companies which are content information providers, which were announced or completed since March 2000. Of the 16 transactions reviewed, only 10 transactions included meaningful data points due to limitations on financial statement disclosure. The 10 transactions were (listed as target / acquiror):

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  Entertainment Publications / USA Interactive

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  Naviant / Equifax

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  BuzzCompany.com / Multex.com

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  NewsEdge / Thomson Corporation

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  Stockpoint / ScreamingMedia

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  MCM Group / Informa Group

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  Primark / Thomson Corporation

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  Yankee Group Research / Reuters

  •
  Dialog (Information Services Unit) / Thomson Corporation

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  Sage Online / Multex

        SG Cowen reviewed the enterprise value in the selected transactions as a multiple of LTM revenue, next twelve months ("NTM") of projected revenue, LTM EBITDA and NTM EBITDA. It also examined the premium of the offer price over the trading prices one trading day and one week prior to announcement date.

        The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenue, NTM revenue, LTM EBITDA and NTM EBITDA and the premium of the offer price over the trading prices one trading day and one week prior to announcement date.

	Multiples for Content Information Providers Transactions								Multiple Implied by Consideration to be Paid in the Merger for Hoover's
Enterprise value as a ratio of:
	Low		Mean		Median		High
LTM Revenue	0.4	x	5.1	x	2.4	x	21.8	x	2.6	x
NTM Revenue	0.3	x	1.4	x	1.6	x	2.3	x	2.2	x
LTM EBITDA	10.0	x	13.2	x	11.5	x	21.9	x	28.4	x
NTM EBITDA	2.2	x	6.9	x	7.6	x	10.9	x	18.3	x
Premiums paid to stock price:
One day prior to announcement	31.0%		61.4%		61.4%		91.7%		25.7	%(1)
One week prior to announcement	45.8%		71.2%		71.2%		96.6%		19.3	%(1)

(1)
The materials prepared for Hoover's board of directors assumed a December 4, 2002 fairness opinion date, and accordingly included market data through December 3, 2002. The fairness opinion was actually delivered on December 5, 2002. The table reflects the data as presented to

  Hoover's board of directors. The actual premiums one day and one week prior to announcement were 32.3% and 25.4%, respectively.

        Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the Hoover's/D&B merger, and none of the companies in those transactions is directly comparable to Hoover's or D&B. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Hoover's to which they are being compared.

        Analysis of Premiums Paid in Selected Transactions.    SG Cowen reviewed the premium of the offer price over the trading prices one trading day and one week prior to the announcement date of 31 sale transactions announced in 2001 and 16 sale transactions announced in 2002 in the media and entertainment industry (the "Media and Entertainment Transactions") which included 19 cash sale transactions in 2001 and 11 cash sale transactions in 2002 in the media and entertainment industry (the "Media and Entertainment Cash Transactions").

        The following table presents the median premium of the offer prices over the trading prices one trading day and one week prior to the announcement date for the Media and Entertainment Transactions and the Media and Entertainment Cash Transactions and the premiums implied for Hoover's, based on the consideration received in the merger pursuant to the merger agreement.

	Premiums Paid for:
	Media and Entertainment Cash Transactions		Media and Entertainment Transactions		Premium Implied by Consideration to be Paid in the Merger for Hoover's(1)
Median premiums paid to stock price:	2001	2002 YTD	2001	2002 YTD
One day prior to announcement	15.0%	23.0%	15.8%	10.0%	25.7%
One week prior to announcement	18.0%	27.0%	20.4%	20.0%	19.3%

(1)
The materials prepared for Hoover's board of directors assumed a December 4, 2002 fairness opinion date, and accordingly included market data through December 3, 2002. The fairness opinion was actually delivered on December 5, 2002. The table reflects the data as presented to Hoover's board of directors. The actual premiums one day and one week prior to announcement were 32.3% and 25.4%, respectively.

        Historical Stock Trading Analysis.    SG Cowen compared the closing prices of Hoover's common stock over various periods ended December 3, 2002 to the offer price. The table below sets forth the stock prices for those periods and the premium implied by the offer price in the merger to the historical stock price.

Period	Stock Price	Premium Implied by Consideration to be Paid in the Merger for Hoover's
Latest twelve months average	$5.03	39.1%
Latest six months average	$5.50	27.2%
Latest three months average	$5.56	26.0%
Latest two months average	$5.32	31.6%
Latest one month average	$5.40	29.7%
Stock price one month prior	$5.20	34.6%
Stock price one week prior	$5.87	19.3%
Low (latest twelve months)	$3.07	128.0%
High (latest twelve months)	$6.75	3.7%
As of December 3, 2002	$5.57	25.7%
Offer price per share for Hoover's	$7.00	—

        Discounted Cash Flow Analysis.    SG Cowen estimated a range of values for Hoover's common stock based upon the discounted present value of the projected after-tax cash flows of Hoover's described in the financial forecasts provided by management of Hoover's for the period December 4, 2002 through March 31, 2003, fiscal years ended 2004 through 2007, and of the terminal value of Hoover's at March 31, 2007, based upon multiples of EBITDA. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, capitalized product development and changes in working capital and adding back projected depreciation and amortization and the net change in deferred income. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of Hoover's. In performing this analysis, SG Cowen utilized discount rates ranging from 18% to 30%, which were selected based in part on an analysis of the estimated average cost of capital of nine of the Selected Companies that had the smallest market capitalization. SG Cowen utilized terminal multiples of EBITDA ranging from 6.0 times to 7.0 times, these multiples representing the general range of multiples of EBITDA for the Selected Companies.

        Utilizing this methodology, the per share equity value of Hoover's, based on its current growth model, ranged from $5.64 to $7.63 per share.

        In addition, SG Cowen estimated a range of values for Hoover's common stock based upon the discounted present value of the projected after-tax cash flows of Hoover's described in Hoover's aggressive growth model for the period December 4, 2002 through March 31, 2003, fiscal years ended 2004 through 2007, and of the terminal value of Hoover's at March 31, 2007, based upon multiples of EBITDA. The financial forecasts in this version included aggressive lead generation, close rates and other revenue and operating margin related assumptions that are significantly above Hoover's recent performance. In performing this analysis, SG Cowen utilized discount rates ranging from 18% to 30% and terminal multiples of EBITDA ranging from 6.0 times to 7.0 times.

        Utilizing this methodology, the per share equity value of Hoover's, based on its aggressive growth model, ranged from $10.63 to $15.83 per share. Because of the risks associated with achieving the aggressive growth projections and because the historical business growth rate was considerably less than the projected growth rate, SG Cowen ascribed little significance to this analysis in reaching its opinion.

        Marketing Process.    In addition to the foregoing financial analyses, SG Cowen considered the results of a process to solicit interest from other companies in acquiring Hoover's. Information memoranda were sent to 18 entities that expressed a potential interest in acquiring Hoover's. Four companies, including D&B, conducted on-site due diligence activities. Thereafter, only D&B commenced merger discussions.

        The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised Hoover's board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Hoover's. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Hoover's, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by Hoover's board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

        SG Cowen was selected by Hoover's board to render an opinion to Hoover's board because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is providing financial services for Hoover's for which it will receive customary fees. In addition, in the ordinary course of its business, SG Cowen and its affiliates may trade the equity securities of Hoover's and D&B for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. SG Cowen and its affiliates in the ordinary course of business may have from time to time provided, and in the future may continue to provide, commercial and investment banking services to Hoover's and D&B, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services.

        Pursuant to the SG Cowen engagement letter, if the merger is consummated, SG Cowen will be entitled to receive a transaction fee equal to $1.15 million plus 1% of the aggregate consideration in excess of $60 million dollars. Hoover's has also agreed to pay a fee of $300,000 to SG Cowen for rendering its opinion, which fee shall be credited against any transaction fee paid. Additionally, Hoover's has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between Hoover's and SG Cowen, and Hoover's board of directors was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen is contingent upon the completion of the merger.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors in favor of the merger, you should be aware that a number of our executive officers and directors have interests in the merger that are different from, or in addition to, your interests. These interests include the following:

  •
  certain of our directors and executive officers hold options and/or warrants to purchase our common stock, which will be treated the same as all options and warrants held by other persons;

  •
  the terms of the merger agreement provide for continued indemnification arrangements and insurance coverage for our directors and officers;

  •
  certain of our executive officers may receive severance payments and continuation of certain health benefits for up to one year in the event that their employment is terminated under certain circumstances after the completion of the merger;

  •
  Jeffrey Tarr, our Chairman, Chief Executive Officer and President, is required by D&B, as a condition to D&B's obligation to complete the merger, to cancel his existing employment agreement with us and to enter into a new employment agreement with D&B and Hoover's upon the completion of the merger; and

  •
  in connection with the merger, we are establishing with D&B a retention and performance bonus program that will include several of our executive officers, pursuant to which such persons may receive options to purchase shares of D&B common stock after completion of the merger and cash payments following a period of service subsequent to the merger.

        All additional interests are described below, to the extent material, and except as described below such persons have, to our knowledge, no material interest in the merger that differ from your interests generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement and the merger.

        Options.    Options to purchase our common stock held by our executive officers and directors, like other options, will be cancelled upon the completion of the merger in exchange for a cash payment equal to the excess of the $7.00 per share merger consideration over the per share option exercise price, multiplied by the number of shares of common stock subject to the option.

        Warrants.    Upon completion of the merger, each outstanding warrant to acquire shares of our common stock, including a warrant held by one of our directors, will be converted into the right to receive the $7.00 per share merger consideration in accordance with the terms of such warrant.

        Indemnification and Insurance.    The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the merger that exist in favor of our directors or officers as provided in our certificate of incorporation or bylaws, and any of our existing indemnification agreements in effect as of the date of the merger agreement, will be assumed by Hoover's as the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. D&B has agreed to, and to cause Hoover's as the surviving corporation to, fulfill and honor in all respects those obligations. The merger agreement further provides that after the merger, D&B will cause Hoover's, as the surviving corporation, either to maintain in effect for three years our existing directors' and officers' liability insurance or purchase a three year extended reporting period endorsement under our directors' and officers' liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policy, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement.

        Severance Agreements.    We previously entered into severance agreements with the executive officers listed below that provide for payments to each such officer equal to one-year's salary, as well as contributions to health insurance coverage for one year from the date of termination, in the event such officer is terminated within 18 months after a change in control of our company (including the merger with D&B's acquisition subsidiary) or the officer resigns as a result of the relocation of his or her place of business of more than 50 miles or a reduction in salary. Our executive officers who have entered into these severance agreements are:

        Lynn Atchison—Senior Vice President and Chief Financial Officer

        Tom Ballard—Vice President, Chief Technology Officer

        Jeffrey Cross—Treasurer, Director of Finance and Administration

        Dan Iannotti—Vice President, General Counsel and Secretary

        Carl Shepherd—Executive Vice President, Corporate Strategy and Development

        In addition, we have entered into an employment agreement with Russell Secker, our Executive Vice President, Marketing, which provides for a severance payment equal to one-year's salary in the event that Mr. Secker is terminated without cause within 18 months after a change in control of our company (including the merger with D&B's acquisition subsidiary).

        Employment Agreement.    We currently have an employment agreement with Mr. Tarr, our Chairman, Chief Executive Officer and President, which was entered into on May 22, 2001 and amended on May 13, 2002. As a condition to D&B's obligation to complete the merger, D&B will require Mr. Tarr to cancel his existing employment agreement and to enter into a new employment agreement effective at the time of the merger. In general, Mr. Tarr's current employment agreement is heavily weighted toward equity-based compensation while his new employment agreement is more heavily weighted toward cash compensation. The purposes of the new employment agreement are to:

  •
  provide incentives to Mr. Tarr to remain employed by Hoover's and to help D&B achieve its objectives related to the merger for a period of 18 months after the merger;

  •
  compensate Mr. Tarr for entering into a non-competition agreement which is more restrictive than the terms of his current agreement; and

  •
  compensate Mr. Tarr for agreeing to the other terms and conditions of the new employment agreement that are less favorable to Mr. Tarr than the terms of his existing employment agreement. These terms include: (1) elimination of the cash compensation that Mr. Tarr would have been eligible to receive in the event of a material reduction in his duties following completion of the merger, (2) a reduction in his title from CEO to that of President and (3) other termination provisions.

        Pursuant to his new employment agreement, Mr. Tarr will serve as the President of Hoover's following completion of the merger. He will receive a base salary of $300,000 per year, which is 9% higher than his current base compensation which ordinarily would have been subject to annual review in June 2003. Consistent with his current contract, Mr. Tarr will receive an annual incentive bonus of $137,500 for his services during Hoover's fiscal year ending March 31, 2003. Also, consistent with his current contract, he will be eligible to receive annual incentive bonuses of up to 50% of his base salary after April 1, 2003 based on performance.

        Under his new employment agreement, Mr. Tarr will be paid upon completion of the merger a retention incentive bonus of $154,688 as partial consideration for forfeiting a $275,000 payment under his current contract to which he would otherwise be entitled if he were to terminate his employment upon the completion of the merger. As additional incentives for Mr. Tarr to remain an employee of Hoover's following the merger, he is eligible to receive retention incentive bonus payments of $254,688 six months after completion of the merger, $154,688 one year after completion of the merger and $154,688 18 months after completion of the merger, if he is still employed by Hoover's on such dates.

        Under his new agreement, Mr. Tarr is also eligible to receive certain bonus payments upon satisfaction of certain performance criteria, to be determined by D&B in its reasonable discretion, related to the success of the transition to new ownership and achieving synergies with D&B, revenue growth and operating income. If such criteria are satisfied, Mr. Tarr will be paid up to $85,000 six months after completion of the merger, up to $185,000 one year after completion of the merger and up to $105,000 18 months after completion of the merger.

        Upon completion of the merger, the Hoover's stock options held by Mr. Tarr will be treated the same as the options held by all other employees. As a result, he will receive a cash payment equal to the difference between the $7.00 per share merger consideration being paid to all stockholders and the exercise price of his previously granted options to purchase a total of 550,000 shares, or a total of $1,381,250. Under his new agreement, Mr. Tarr will be granted an option to purchase up to 20,000 shares of D&B common stock on the last business day of the month in which the merger is completed at a price equal to the average of the high and low price at which D&B's common stock trades on the date that the option is granted. This option will vest in one-third increments on each of the third, fourth and fifth anniversaries of the date of grant, provided that Mr. Tarr remains an employee of Hoover's on each of these dates.

        In the event Mr. Tarr's employment is terminated without "cause" during the 18 month period following the completion of the merger, Mr. Tarr will be entitled to be paid (1) all earned but unpaid salary and bonuses as of the termination date, (2) a pro rata portion of his annual incentive bonus for which he is then eligible, (3) all remaining retention incentive bonuses and (4) all or part of the bonus relating to the success of the transition to new ownership to the extent that the performance objectives have been met, as determined in the reasonable discretion of the D&B employee who is serving as the Chairman of the Board of Hoover's at the time.

        In the event Mr. Tarr terminates his employment for "good reason" during the 18 month period following the completion of the merger, Mr. Tarr will be entitled to be paid (1) all earned but unpaid salary and bonuses as of the termination date, (2) a pro rata portion of the annual incentive bonus for which he is then eligible and (3) all remaining retention incentive bonuses. In the event of Mr. Tarr's death or disability during the 18 month period following the completion of the merger, Mr. Tarr or his estate, as applicable, will be entitled to be paid (1) all earned but unpaid salary and bonuses as of the date of his death or disability and (2) $412,000 less the sum of any retention incentive bonuses previously paid.

        Mr. Tarr's new agreement contains customary provisions relating to the protection of confidential information. The agreement contains a non-competition and non-solicitation restriction on Mr. Tarr for a period of one year following the termination of Mr. Tarr's employment (which restriction may be extended by D&B at its sole discretion for an additional year upon payment of $350,000). This non-compete provision is broader in scope than the restriction in Mr. Tarr's current employment contract because it restricts him from competing with the businesses of both Hoover's and D&B. The agreement also provides for the reimbursement of Mr. Tarr's reasonable expenses related to certain professional dues and activities, not to exceed $20,000, during the 18 month period after the completion of the merger, four weeks of vacation and partial reimbursement of legal fees incurred by Mr. Tarr with respect to the new agreement.

        Retention and Performance Bonus Program.    In connection with the merger, we are establishing with D&B a retention and performance bonus program. Pursuant to the retention and performance bonus program, several of our executive officers may be eligible to receive cash bonuses not to exceed $225,000 in excess of their current compensation plans for retention and performance purposes during the 18 months subsequent to the completion of the merger. These bonuses will be paid in part 12 months after the completion of the merger and the balance will be paid 18 months after the completion of the merger, provided that the employee or executive officer remains an employee of Hoover's on each of these dates.

        In addition, several of our executive officers may receive options to purchase 5,000 to 10,000 shares of D&B common stock. The options are subject to the approval of the compensation and benefits committee of D&B's board of directors, and if approved:

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  will be granted on the last business day of the month in which the merger is completed;

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  will have an exercise price equal to the average of the high and low price at which D&B's common stock trades on the date the options are granted; and

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  one-third of the shares subject to the options will vest on each of the third, fourth and fifth anniversary of the date of their grant.

Appraisal Rights

        The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

        If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of our common stock appraised and receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

        The following is a brief summary of Section 262, which explains the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures described in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Hoover's before the special meeting on February 14, 2003. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote "for" the adoption of the merger agreement. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. Any proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A stockholder of ours who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Hoover's, Inc. at our address at 5800 Airport Boulevard, Austin, Texas 78752, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Hoover's common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Hoover's, as the surviving corporation in the merger, must mail such written statement to the stockholder within 10 days after the stockholders' request is received by Hoover's or within 10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

        Within 120 days after the effective time of the merger (but not thereafter), either Hoover's or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Hoover's shares of stockholders entitled to appraisal rights. Hoover's has no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon Hoover's, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Hoover's. If a petition is filed by us, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we must bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

        Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any Hoover's stockholder to comply fully with the procedures described above and set forth in Annex C to this proxy statement may result in termination of such stockholder's appraisal rights.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Merger Consideration

        Upon completion of the merger, each outstanding share of our common stock, other than (1) shares owned by D&B or any of its direct or indirect subsidiaries, (2) shares owned by us or any of our direct or indirect subsidiaries, and (3) shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $7.00 in cash, without interest. Shares owned by D&B or any of its direct or indirect subsidiaries and shares owned by us or any of our direct or indirect subsidiaries will be cancelled immediately prior to the merger.

        Upon completion of the merger, no shares of our common stock will remain outstanding and all shares will automatically be cancelled and will cease to exist and you (unless you have perfected your appraisal rights) will cease to have any rights as a stockholder, except the right to receive $7.00 per share in cash. The price of $7.00 per share was determined through arm's-length negotiations between us and D&B.

Conversion of Shares; Procedures for Exchange of Certificates

        Your right to receive $7.00 per share in cash, without interest, will occur automatically upon completion of the merger. Promptly after the merger, but in no event later than five business days thereafter, The Bank of New York, the paying agent, will send to you a letter of transmittal. The letter of transmittal will contain instructions for obtaining cash in exchange for your certificates representing shares of our common stock. You should not return your stock certificates with the enclosed proxy.

        Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, you will be entitled to receive from the paying agent, on behalf of D&B, $7.00 in cash for each share represented by the stock certificate.

        In the event of a transfer of ownership of our common stock that is not registered in our records, the cash consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

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  the certificate is properly endorsed or otherwise is in proper form for transfer; and

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  the person requesting such payment:

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  pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

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  establishes to the reasonable satisfaction of the paying agent acting on behalf of D&B that the tax has been paid or is not applicable.

        The cash paid to you upon conversion of your shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

        If your stock certificate has been lost, stolen or destroyed, the paying agent will deliver to you the applicable merger consideration for the shares represented by that certificate if:

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  you make an affidavit claiming such certificate has been lost, stolen or destroyed; and

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  if requested by the paying agent, you post a bond in a reasonable amount as indemnity against any claim that may be made with respect to that certificate against the paying agent.

Effect on Stock Options and Warrants

        Stock Options.    Upon completion of the merger, each outstanding option to purchase our common stock with an exercise price less than $7.00 will be cancelled and the holder of that option will be entitled to receive a one-time cash payment equal to the number of shares of our common stock subject to the option (whether vested or unvested), multiplied by the difference between $7.00 and the per share exercise price of the option. Each outstanding option to purchase our common stock with an exercise price equal to or greater than $7.00 will be cancelled without payment.

        Subject to any applicable withholding taxes, the payment for option shares shall be made, without interest, by the paying agent promptly following the date of completion of the merger, and in any event within five business days after the completion of the merger.

        Warrants.    Upon completion of the merger, each outstanding warrant to acquire shares of our common stock will be converted into the right to receive the $7.00 per share merger consideration in accordance with the terms of such warrant. The payment for warrant shares shall be made without interest.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by D&B and Hoover's and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing date, which will not be later than the second business day after satisfaction or waiver of the conditions to the merger described in the merger agreement.

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Duns Investing IX Corporation, a wholly owned subsidiary of D&B and a party to the merger agreement, will merge with and into Hoover's. Hoover's will survive the merger as a wholly owned Delaware subsidiary of D&B.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger

        The following is a summary of certain United States federal income tax consequences of the merger to our stockholders who exchange their Hoover's common stock for cash in the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, applicable current and proposed United States Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, at any time. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder of ours in light of that stockholder's particular circumstances, or to a stockholder of ours subject to special treatment under the United States federal income tax laws. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a stockholder of ours.

        The receipt of cash in exchange for shares of our common stock in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for federal income tax purposes. In general, a stockholder of ours will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the Hoover's shares sold and that stockholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the stockholder, such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the holder will have held the shares for more than one year at the time of the merger. Gain or loss will be calculated separately for each block, with a "block" consisting of shares acquired at the same cost in a single transaction.

        Certain non-corporate stockholders may be subject to backup withholding at a 30% rate on cash payments received in exchange for Hoover's shares in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

        The foregoing discussion may not be applicable to certain types of stockholders, including stockholders who acquired Hoover's shares pursuant to the exercise of employee stock options or otherwise as compensation, individuals who are not citizens or residents of the United States and foreign corporations.

        The federal income tax discussion set forth above is included for general information only and is based upon present law. Our stockholders are urged to consult their tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax and state, local and foreign tax laws.

Regulatory Matters

        United States Antitrust.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules that have been promulgated under the Act, acquisitions of a sufficient size may not be consummated unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted.

        The merger of Hoover's into a D&B subsidiary and the conversion of shares of Hoover's stock into rights to receive the merger consideration is subject to the provisions of that Act. Under the Act, the transaction cannot be consummated until the expiration or early termination of the waiting period following the filing of Hart-Scott-Rodino Notification and Report Forms by D&B and us. Both D&B and Hoover's have filed the required notification and report forms, and the Federal Trade Commission has granted early termination of the required waiting period.

        The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or another person could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period has expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. We cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, that we will prevail.

        General.    It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. We cannot assure you that D&B or Hoover's will be able to satisfy or comply with these conditions or be able to cause their respective subsidiaries to satisfy or comply with these conditions. We also cannot assure you that the required regulatory approvals will be obtained within the time frame contemplated by us or on terms that will be satisfactory to D&B and Hoover's.

Hoover's Employee Stock Purchase Plan

        Pursuant to the Hoover's 1999 Employee Stock Purchase Plan, immediately prior to the completion of the merger, each outstanding purchase right under the plan shall be exercised by applying the payroll deductions of each participant for the purchase interval within which the merger occurs to purchase whole shares of our common stock at a purchase price per share equal to 85% of the lower of (1) the fair market value of our common stock on the participant's entry date into the purchase plan for the applicable purchase interval and (2) the fair market value per share of our common stock immediately prior to the completion of the merger. Participants in the plan have the right to cancel their purchases prior to the completion of the merger. The plan will terminate upon completion of the merger.

The Merger Agreement

        The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex A contains the complete terms of that agreement, and you should read it carefully and in its entirety.

Conditions to the Merger

        The parties' obligations to complete the merger are subject to the following conditions:

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  antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the expiration or termination of the waiting period under that Act;

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  approval and adoption by a majority of our stockholders of the merger, the merger agreement and the transactions contemplated by the merger agreement;

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  no statute, rule or regulation having been enacted that prohibits, restricts or makes illegal the merger; and

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  no court order or injunction precluding or restricting the merger.

        D&B's and its acquisition subsidiary's obligations to complete the merger are also subject to the following conditions:

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  our representations and warranties must be true and correct at the time the merger is to become effective;

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  we must have performed in all material respects all of our obligations under the merger agreement;

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  Jeffrey R. Tarr must have executed and delivered his new employment agreement;

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  we must have established and successfully tested an alternative "hotsite" for our website; and

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  we must not have suffered a material adverse effect.

        The merger agreement provides that a "material adverse effect" on us means, considering all relevant facts and circumstances (including both long-and short-term perspectives), any change, effect, event, violation, inaccuracy, circumstance, occurrence, development or other matter that individually or in the aggregate had, or could reasonably be expected to have, a material adverse effect on our (1) business, (2) properties, (3) assets, (4) liabilities, (5) financial condition or (6) results of operations including, without limitation, our sales, revenues, income and net worth.

        However, the following shall not be considered in determining whether there exists a material adverse effect:

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  a decrease in our stock price; or

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  any change, event, violation or inaccuracy resulting from any of the following: (1) any change in generally accepted accounting principles or other accounting requirements or principles or any change in applicable rules or regulations or their interpretation, (2) any action taken by us, or our failure to act, at the request or direction of D&B, (3) our failure to act following our good faith and reasonable request of D&B to take an action described under "—Covenants Under the Merger Agreement—Conduct of Hoover's Business" and D&B's refusal to consent to our taking that action, (4) a general decline in the United States financial markets or (5) the filing of a "strike suit" seeking principally to enjoin the merger.

        Our obligation to complete the merger is also subject to the following conditions:

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  D&B's and its acquisition subsidiary's representations and warranties must be true and correct at the time the merger is to become effective; and

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  D&B and its acquisition subsidiary must have performed in all material respects all of their obligations under the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the closing of the merger, whether before or after approval of the merger agreement by our stockholders:

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  by mutual agreement of us and D&B;

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  by either D&B or us, if the merger has not been completed on or before April 1, 2003 (or May 15, 2003, if the only condition not satisfied on April 1, 2003, is (1) the receipt of any required approval by a governmental entity, (2) the expiration of any waiting period or (3) the failure to establish and successfully test an alternative "hotsite" for our website), except that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to become effective on or before April 1, 2003, or May 15, 2003, as the case may be;

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  by either D&B or us, if a final, non-appealable governmental order or other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement is issued;

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  by either D&B or us, if the merger agreement fails to receive the required vote of our stockholders;

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  by us, if D&B or its acquisition subsidiary has materially breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, and the breach or failure to perform would result in the failure of certain closing conditions and cannot be or has not been cured in all material respects within 30 days after the giving of written notice to D&B or its acquisition subsidiary;

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  by us, in connection with entering into a binding written agreement that our board has concluded is a superior proposal, provided that sufficient notice and an opportunity to amend the merger agreement, as described under "—No Solicitation of Transactions by Hoover's", is provided to D&B;

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  by D&B, if we have materially breached or failed to perform any of our representations, warranties, covenants or other agreements contained in the merger agreement, and the breach or failure to perform would result in the failure of certain closing conditions and cannot be or has not been cured in all material respects within 30 days after the giving of written notice to us; or

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  by D&B, if our board withdraws or adversely modifies its approval or recommendation of the merger agreement.

Fees and Expenses

        Pursuant to the merger agreement, we must pay D&B's reasonably documented out-of-pocket expenses, not to exceed $1,000,000, if the merger agreement is terminated:

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  because of the failure of the merger agreement for any reason to become effective prior to April 1, 2003 or May 15, 2003, in certain circumstances;

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  because of the failure of our stockholders to adopt the merger agreement; or

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  by D&B, in connection with an uncured material breach of certain of our representations, warranties, covenants or other agreements contained in the merger agreement.

        We must pay to D&B an amount equal to $5,700,000, which includes up to an aggregate of $1,000,000 of any reasonably documented out-of-pocket expenses paid as described above, if the merger agreement is terminated:

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  because of (1) the failure of the merger agreement for any reason to become effective prior to April 1, 2003 or May 15, 2003, in certain circumstances, or (2) the failure of our stockholders to adopt the merger agreement and, in each case, prior to the termination an acquisition transaction has been publicly announced and, within 12 months of the termination, our board recommends, accepts a written offer for, or enters into an agreement relating to, an acquisition transaction or we complete an acquisition transaction;

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  by us, in connection with our acceptance of a superior proposal;

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  by D&B, in connection with our breach of our obligation to not solicit any acquisition transactions; or

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  by D&B, in connection with our board's withdrawal or adverse modification of its approval or recommendation of the merger agreement.

        Other than the fees described above, the parties to the merger agreement will bear their respective legal and financial advisor fees and expenses.

No Solicitation of Transactions by Hoover's

        We have agreed, prior to the merger becoming effective, to certain limitations on our ability to take action with respect to other acquisition transactions. Notwithstanding these limitations, we may respond to a superior proposal. Under the merger agreement:

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  the term "acquisition transaction" means (1) any merger, consolidation or other business combination involving our company or any of our subsidiaries, (2) the acquisition of all or any significant part of our assets or twenty percent or more of our issued and outstanding capital stock, or (3) the acquisition of all or any significant part of the assets or any capital stock of any of our subsidiaries; and

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  the term "superior proposal" means a bona fide, written and unsolicited proposal or offer made by any person (other than D&B or any of its subsidiaries) with respect to an acquisition transaction (1) on terms which our company's board in good faith and in the exercise of reasonable judgment (taking into account the advice of our financial advisor) determines is at a higher price and is more favorable to our company and our stockholders than the transactions contemplated by the merger agreement (including any proposal by D&B to amend the merger agreement) and (2) that is reasonably capable of being consummated in a timely manner.

        Except as set forth below, we have agreed:

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  not to solicit, initiate, facilitate or actively encourage any acquisition transaction;

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  not to negotiate or otherwise engage in discussions with any person other than D&B and its representatives with respect to any acquisition transaction or which may reasonably be expected to lead to a proposal for an acquisition transaction; and

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  to provide D&B with detailed information about any inquiries or proposals that we receive with respect to an acquisition transaction.

        If we receive an unsolicited written proposal from a third party regarding a superior proposal, we may furnish information to and engage in discussions and negotiations with the third party. However, we may do so only if our board determines in good faith, after consultation with its financial advisor and outside legal counsel, that failing to do so would result in a breach of our board's fiduciary duties under applicable law.

        We may terminate the merger agreement by entering into a binding written agreement concerning a transaction that our board has concluded is a superior proposal if we (1) notify D&B in writing that we intend to enter into the agreement and (2) provide D&B with the most current version of the agreement. Under the merger agreement, we may not enter into such an agreement until at least the third business day after we have provided the required notice to D&B. We may not terminate the merger agreement if, within three business days after receiving notice from us in connection with a superior proposal, D&B offers to amend the merger agreement and our board determines, in good faith after consultation with its financial advisor, that the merger agreement as amended would be at least as favorable, from a financial point of view, to our stockholders as the superior proposal.

Representations and Warranties

        The merger agreement contains representations and warranties of each party to the agreement. These representations and warranties will expire upon completion of the merger.

        The merger agreement contains customary representations and warranties of our company and D&B and its acquisition subsidiary as to, among other things:

  •
  due organization and good standing;

  •
  authorization of the merger agreement and the voting agreements and authorization to enter into the transactions contemplated by those agreements;

  •
  the binding effect of the merger agreement and the voting agreements;

  •
  governmental approvals required in connection with the transactions contemplated by the merger agreement;

  •
  the payment of brokers or similar fees; and

  •
  the accuracy of the information included in this proxy statement.

        In addition, the merger agreement contains representations and warranties by us as to, among other things:

  •
  our capitalization;

  •
  the accuracy of our books and records;

  •
  the absence of undisclosed liabilities;

  •
  transactions with our officers, directors or other affiliates;

  •
  our insurance coverage;

  •
  the absence of any anticipated termination of business relationships by our customers, suppliers, distributors or sales representatives;

  •
  the accuracy of information contained in the merger agreement and other documents provided by us to D&B;

  •
  the accuracy of our filings with the Securities and Exchange Commission;

  •
  our compliance with laws;

  •
  the required vote of our stockholders;

  •
  pending litigation, actions and proceedings against us and our subsidiaries;

  •
  the absence of material adverse changes or effects since the end of our most recent fiscal year;

  •
  matters related to certain of our contracts and contract defaults;

  •
  the ownership and condition of our tangible assets;

  •
  rights to our intangible assets;

  •
  our compliance with environmental matters;

  •
  our compliance with labor matters;

  •
  tax matters and our compliance with relevant tax laws;

  •
  our employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

  •
  our receipt of a fairness opinion from our financial advisor;

  •
  the effect of the merger on our stock options and stock plans;

  •
  our net cash position as of the signing of the merger agreement;

  •
  the documentation of our software;

  •
  the applicability to the merger of anti-takeover statutes or other similar provisions; and

  •
  the absence of a stockholder rights plan.

        In addition, the merger agreement contains representations and warranties by D&B and its acquisition subsidiary as to, among other things, D&B having sufficient cash or access to cash to pay the aggregate merger consideration as required by the merger agreement.

        The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Acquisition" in Annex A included in this proxy statement.

Covenants Under the Merger Agreement

        Conduct of Hoover's Business.    We have agreed in the merger agreement that, unless D&B otherwise consents in writing, we will conduct our operations according to our ordinary and usual course of business consistent with past practice. In addition, we have agreed that, subject to certain exceptions, neither we nor any of our subsidiaries may, without D&B's prior written consent:

  •
  issue, dispose of or encumber any capital stock, securities convertible into shares of capital stock, or rights to acquire capital stock;

  •
  amend its certificate of incorporation or bylaws;

  •
  alter our corporate structure or the ownership of our subsidiaries;

  •
  issue dividends or other distributions to our stockholders;

  •
  make distributions to any of our affiliates except in the ordinary course of business;

  •
  enter into or materially modify any contracts involving more than $100,000;

  •
  enter into, adopt or amend any existing severance plan, agreement or arrangement or enter into or amend any employment or consulting agreements;

  •
  increase the compensation of officers, employees and directors other than in the ordinary course of business;

  •
  amend, enhance or accelerate any right or benefits under any pension and welfare plans, collective bargaining agreements, or other plans, arrangements and policies for the benefit of any of our directors, officers or employees;

  •
  make any material acquisitions or dispositions of assets or securities;

  •
  authorize or make certain capital expenditures in excess of $100,000;

  •
  settle or compromise litigation or material claims;

  •
  change any accounting policies or procedures;

  •
  create, incur or assume any indebtedness;

  •
  make any guarantee, acquisition of securities, loans and capital contributions, or other investments in property or assets;

  •
  fail to maintain existing insurance coverage;

  •
  fail to preserve our business organization or retain key employees;

  •
  do any act, or refrain from performing any act, that would result in a breach of any representation made by us in the merger agreement; or

  •
  authorize any agreement to do any of the above.

        The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled "Conduct of Business by the Company" in Annex A included in this proxy statement.

        Other Covenants.    The merger agreement contains a number of mutual covenants of us and D&B, including covenants relating to:

  •
  obtaining governmental approval relating to antitrust matters;

  •
  preparing and filing this proxy statement;

  •
  furnishing each other with information required for all governmental filings; and

  •
  furnishing each other with copies of any notice or other communication received from any third party relating to the merger.

        In addition, the merger agreement contains covenants requiring each of the parties to:

  •
  use all commercially reasonable efforts to do all things required to complete the transactions contemplated by the merger agreement, including (1) obtaining the consent of governmental agencies and other third parties, (2) defending any lawsuits or other legal proceedings challenging the merger agreement or the transactions contemplated by the merger agreement and (3) executing and delivering any additional instruments; and

  •
  take all actions necessary to minimize the effects of any takeover statute or regulation that applies or may apply to the merger and the other transactions contemplated by the merger agreement.

        The merger agreement also contains covenants requiring us to:

  •
  obtain stockholder approval of the merger agreement;

  •
  provide D&B with access to our information prior to the effective time of the merger; and

  •
  establish and successfully test an alternative "hotsite" for our website.

        The merger agreement also contains covenants of D&B that its acquisition subsidiary will comply with the provisions of the merger agreement and that it will pay bonuses for our fiscal year ending March 31, 2003 to our officers and employees in accordance with pre-existing arrangements and ordinary course past practices.

Voting Agreements

        The following description summarizes the material provisions of the voting agreements and is qualified in its entirety by reference to the complete text of the voting agreements. The form of voting agreement with our directors and executive officers is included in this proxy statement as Annex D; the voting agreement with Warner Books Multimedia Corp. (a subsidiary of AOL Time Warner, Inc.) is included in this proxy statement as Annex E; and the voting agreement with Media General, Inc. is included in this proxy statement as Annex F. The voting agreements are substantially identical in all material respects. Annexes D, E and F contain the complete terms of those agreements and stockholders should read them carefully and in their entirety.

Voting Arrangements and Related Provisions

        In connection with the execution of the merger agreement, each of our directors and executive officers, as well as Warner Books Multimedia Corp. (a subsidiary of AOL Time Warner, Inc.) and Media General, Inc., our largest stockholders, who collectively held 5,570,842, or approximately 36% of the outstanding shares of our common stock as of the date of the merger agreement, entered into a voting agreement with the parties to the merger agreement. Each of these stockholders agreed to vote all of their respective shares of our common stock in favor of the merger and each of the other transactions contemplated by the merger agreement.

        Each of these stockholders also agreed to vote all shares of our common stock held by that stockholder against the following actions:

  •
  any acquisition transaction, as described in "The Merger Agreement—No Solicitation of Transactions by Hoover's"; and

  •
  any other action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or the transactions contemplated by the merger agreement.

        In connection with the voting agreements, the stockholders further agreed not to:

  •
  sell, gift, transfer, pledge, hypothecate, assign or otherwise dispose of their respective shares of our common stock or enter into any contract or other arrangement with respect to the sale, gift, transfer, pledge, hypothecation, assignment or disposition of their respective shares of our common stock, unless the transferee of any shares agrees to hold those shares subject to the provisions of the voting agreement; provided, that our directors may transfer up to 5% of their shares to charitable organizations;

  •
  enter into other voting arrangements, whether by proxy, voting agreement or otherwise, with respect to their respective shares of our common stock;

  •
  (1) solicit, initiate, facilitate or actively encourage any inquiries or the making of any proposal for an acquisition transaction, as described in "The Merger Agreement—No Solicitation of Transactions by Hoover's", (2) negotiate or otherwise engage in discussions with respect to, or which may reasonably be expected to lead to a proposal for, an acquisition transaction or (3) enter into any agreement, arrangement, or understanding with respect to an acquisition transaction; or

  •
  exercise any rights of appraisal or dissent.

        Each of the parties to the voting agreements has irrevocably granted to and appointed David J. Lewinter, Senior Vice President, General Counsel and Corporate Secretary of D&B, and Sara S. Mathew, Senior Vice President and Chief Financial Officer of D&B, and any party that may be substituted for either of them, as that party's attorney and proxy to vote, or grant a consent with respect to, that party's shares of our common stock in favor of the merger and the other transactions described in the merger agreement and against certain alternative transactions.

Termination

        The voting agreements terminate on the earliest of (1) the termination of the merger agreement in accordance with its terms, (2) the completion of the merger or (3) July 1, 2003.

Securities Ownership of Certain Beneficial Owners and Management

        The following table shows the common stock beneficially owned by (1) each person who is known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our executive officers, (3) each of our directors and (4) all executive officers and directors as a group, as of December 19, 2002. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after December 19, 2002. The percentage of our common stock beneficially owned is based on 15,598,570 shares outstanding as of December 19, 2002. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission. Except as otherwise noted, the address of each person listed in the table is c/o Hoover's, Inc., 5800 Airport Boulevard, Austin, TX 78752. The following table does not reflect that certain shares of common stock may be deemed to be beneficially owned by D&B pursuant to the voting agreements. See "Voting Agreements."

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
Warner Books Multimedia Corp Time and Life Building 1271 Avenue of the Americas New York, NY 10020	2,627,080		16.84%
Media General, Inc. 333 East Franklin Street Richmond, VA 23219	2,415,000	(2)	15.47%
Mario Cibelli c/o Cibelli Capital Management, L.L.C. 52 Vanderbilt Avenue, 5th Floor New York, NY 10017	1,472,061	(3)	9.44%
Disciplined Growth Investors 100 South 5th Street Minneapolis, MN 55402	818,875		5.27%
Patrick J. Spain	884,254	(4)	5.43%
William S. Berkley	329,563	(5)	2.11%
Thomas J. Hillman	316,003	(6)	2.02%
Carl G. Shepherd	298,376	(7)	1.88%
Lynn Atchison	232,272	(8)	1.47%
Jeffrey R. Tarr	153,750	(9)	*
Tom Ballard	104,390	(10)	*
Stephen R. Zacharias	53,250	(11)	*
Jeffrey Cross	44,199	(12)	*
Russell Secker	31,481	(13)	*
Gary E. Hoover	26,632	(14)	*
Daniel Iannotti	0		*
Christopher Poleway	0		*
All directors and executive officers as a group (13 persons)	2,474,170	(15)	14.42%

*
Indicates less than 1%.

(1)
Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Includes 15,000 shares issuable upon exercise of warrants.

(3)
Includes 1,373,500 shares held by Marathon Partners, L.P.

(4)
Includes 694,450 shares issuable upon exercise of stock options and 60,578 shares held in trust for the benefit of members of Mr. Spain's family.

(5)
Includes 17,250 shares issuable upon exercise of stock options of which 13,250 are vested and 4,000 are unvested. Also includes 68,336 shares held by Tension Envelope Corporation, 5,000 shares held by Caber Corporation, 1,000 shares held by Treco Corporation, of which Mr. Berkley is a principal, 15,000 shares held by Mr. Berkley's spouse and 45,000 shares held in trust.

(6)
Includes 17,750 shares issuable upon exercise of stock options of which 13,250 are vested and 4,500 are unvested. This number also includes 37,819 shares of common stock held by the Hillman Family Partnership, 44,569 shares held by JMT Fund, Inc. and 157,710 shares held by various trusts for the benefit of Mr. Hillman's family.

(7)
Includes 287,056 shares issuable upon exercise of stock options.

(8)
Includes 191,922 shares issuable upon exercise of stock options.

(9)
Includes 143,750 shares issuable upon exercise of stock options.

(10)
Includes 99,375 shares issuable upon exercise of stock options.

(11)
Includes 18,250 shares issuable upon exercise of stock options of which 13,750 are vested and 4,500 are unvested.

(12)
Includes 40,285 shares issuable upon exercise of stock options.

(13)
Includes 30,881 shares issuable upon exercise of stock options.

(14)
Includes 7,500 shares issuable upon exercise of warrants and 16,750 shares issuable upon exercise of stock options of which 12,750 are vested and 4,000 are unvested.

(15)
See notes (4) through (14).

Stockholder Proposals

        We will hold a 2003 annual meeting of our stockholders only if the merger is not completed.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in our proxy statement for the 2003 annual meeting of stockholders, and for consideration at the 2003 annual meeting of stockholders, by submitting their proposals to us in a timely manner. In order to be included in our proxy material for the 2003 annual meeting of stockholders, stockholder proposals must be received by us no later than March 28, 2003, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

        Proposals submitted outside of the Securities and Exchange Commission's procedures are subject to advance notice provisions of our bylaws. Our bylaws provide that stockholders wishing to make a nomination for election to the board of directors or propose business to be considered by our stockholders at an annual meeting must submit written notice of such nomination or proposal to our secretary not less than 120 days nor more than 150 days prior to the first anniversary of the previous year's annual meeting of stockholders, which occurred on September 5, 2002. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder, in order to be timely, must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

        Our bylaws contain informational requirements for stockholders' nomination of directors and proposals. In addition, the proxies solicited by management with respect to the 2003 annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies on any proposals brought before such meeting after March 28, 2003. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Hoover's, Inc., 5800 Airport Boulevard, Austin, Texas 78752, Attention: Secretary.

Other Matters

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Litigation Related to the Merger

        On December 30, 2002, Marathon Partners, L.P. filed a complaint against us and each member of our board of directors in the United States District Court for the Western District of Texas (Austin Division). Marathon represents in the complaint that it owns approximately 8.8% of our outstanding stock. The complaint contained the following causes of action: (1) a statutory claim under Delaware and Texas law for our allegedly improper refusal to allow Marathon to inspect our corporate books and records, (2) a breach of contract claim under our bylaws for our alleged failure to provide all relevant and material information to our stockholders with respect to the special meeting of our stockholders, (3) a claim of common law fraud based upon alleged misrepresentations and/or omissions of material facts to Marathon, (4) a claim of negligent and grossly negligent misrepresentation based upon alleged misrepresentations and/or omissions of material facts to Marathon and (5) a claim of a breach of fiduciary duties allegedly owed to Marathon by the members of our board of directors.

        The complaint alleges, among other matters, the following factual allegations to underlie the causes of action: (1) that our press release with respect to the merger and our preliminary proxy statement do not disclose certain allegedly relevant information, (2) that our preliminary proxy statement does not disclose that we allegedly represented to Marathon that we would consider Marathon's proposal for a share repurchase program, (3) that our preliminary proxy statement does not disclose the alleged values of our net operating loss carryforwards and ownership interests in private companies, (4) that the fairness opinion of SG Cowen delivered to our board of directors in conjunction with the board's approval of the merger is allegedly based on incorrect assumptions and projections and (5) that our preliminary proxy statement allegedly does not disclose SG Cowen's basis for ascribing little value to the more aggressive projections of our management.

        Marathon seeks as relief actual damages alleged to exceed $75,000, exemplary damages and an injunction to postpone the special meeting of stockholders related to approval of the merger.

        The complaint was disclosed on and is filed as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2003. This Form 8-K is available at the Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov," at the Securities and Exchange Commission's public reference room and from commercial document retrieval services. See "Where You Can Find More Information."

        We believe that the lawsuit is without merit and intend to defend against it vigorously.

Where You Can Find More Information

        Hoover's and D&B file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Hoover's and D&B file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

        Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Hoover's may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        D&B has supplied all information contained in this proxy statement relating to D&B and Hoover's has supplied all information relating to Hoover's.

        Do not send in your Hoover's stock certificates until you receive the transmittal materials from the paying agent. If you have further questions about your share certificates or the exchange of your Hoover's common stock for cash, you should call the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 8, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of

December 5, 2002

among

THE DUN & BRADSTREET CORPORATION

DUNS INVESTING IX CORPORATION

and

HOOVER'S, INC.

i

Exhibits

Exhibit 1	Form of Voting Agreement
Exhibit 2	Certificate of Merger
Exhibit 3	Certificate of Incorporation

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of December 5, 2002, among THE DUN & BRADSTREET CORPORATION, a Delaware corporation (the "Parent"), DUNS INVESTING IX CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), and HOOVER'S, INC., a Delaware corporation (the "Company"). The Company and Acquisition are hereinafter sometimes collectively referred to as the "Constituent Corporations." Capitalized terms not otherwise defined herein are used as defined in Section 10 hereof.

        WHEREAS, the Boards of Directors of Parent, Acquisition and the Company have approved and deem it advisable and in the best interests of their respective stockholders to consummate the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth herein;

        WHEREAS, in furtherance thereof it is proposed that the acquisition be accomplished by a merger of Acquisition with and into the Company (the "Merger") pursuant to which each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), will be converted into the right to receive the Merger Consideration (as hereinafter defined), upon the terms and conditions set forth in this Agreement; and

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent has entered into an agreement (the "Voting Agreement," in the form attached as Exhibit 1 hereto) with certain stockholders of the Company pursuant to which such stockholders agreed to vote the shares of Company Common Stock owned by them to approve and adopt this Agreement and approve the Merger (the Voting Agreement and this Agreement are collectively referred to herein as the "Transaction Agreements").

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, Parent, Acquisition and the Company agree as follows:

ARTICLE 1

THE MERGER

        Section 1.1.    The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Acquisition shall be merged with and into the Company, and the Company shall be the surviving corporation in the Merger (in such capacity, the "Surviving Corporation").

        Section 1.2.    Effective Time; Filing of Certificate of Merger. The Merger shall be effected by the filing at the time of the Closing (as hereinafter defined) of a properly executed certificate of merger (the "Certificate of Merger") or other appropriate documents (in the form attached as Exhibit 2 hereto) with the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of the DGCL. The Merger shall become effective at the time the Certificate of Merger is filed with the Secretary of State or at such later date or time as specified in the Certificate of Merger (the "Effective Time").

        Section 1.3.    Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety in the form attached as Exhibit 3 hereto; and such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation.

        Section 1.4.    Bylaws. At the Effective Time, the bylaws of the Company shall be amended and restated to conform to the bylaws of Acquisition as in effect immediately prior to the Effective Time; and such bylaws shall be the bylaws of the Surviving Corporation.

        Section 1.5.    Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until his or her successor is duly appointed and qualified.

        Section 1.6.    Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or any other acts are necessary or desirable to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each Constituent Corporation and its officers and directors shall be deemed, following the reasonable good faith efforts of the Surviving Corporation to obtain the cooperation of such officers and directors and the failure of such officers or directors to cooperate, to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such documents and to do all acts necessary or proper to vest, perfect or confirm title to and possession of any property or rights of either Constituent Corporation in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either Constituent Corporation to take any and all such action.

        Section 1.7.    Time and Place of Closing. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 8911 Capital of Texas Highway North, Westech 360, Suite 3350, Austin, Texas as soon as practicable and no later than the second business day following satisfaction or waiver of all of the conditions set forth in Article 6 hereof, or at such other place, at such other time or on such other date, as Parent and the Company may mutually agree (the date of the Closing is hereinafter sometimes referred to as the "Closing Date").

        Section 1.8.    Effect of Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or of Acquisition:

          (a)  Capital Stock of Acquisition. Each share of the capital stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)  Merger Consideration. Subject to Section 1.9 hereof, each share of Company Common Stock issued and outstanding at the Effective Time (other than (i) Company Common Stock owned by Parent or any direct or indirect Subsidiary of Parent, except for shares owned on behalf of third parties, (ii) Company Common Stock owned by the Company or any direct or indirect Subsidiary of the Company, except for shares owned on behalf of third parties, and (iii) Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $7.00 in cash (the "Merger Consideration").

          (c)  Cancellation of Shares. At the Effective Time, all Company Common Stock (other than (i) Company Common Stock owned by Parent or any direct or indirect Subsidiary of Parent, except for shares owned on behalf of third parties, and (ii) Company Common Stock owned by the Company or any direct or indirect Subsidiary of the Company, except for shares owned on behalf of third parties (collectively, "Excluded Shares"), and (iii) Dissenting Shares) shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") representing any of such Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

        Section 1.9.    Payment for Shares.

          (a)  Prior to the Effective Time, Parent shall appoint the Paying Agent to act as the Paying Agent in connection with the Merger. From and after the Effective Time, each holder of a Certificate (other than holders of Certificates representing Excluded Shares) shall be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent, a check representing the Merger Consideration to which such holder shall have become entitled pursuant to Section 1.8 hereof. Immediately prior to the Effective Time, Parent will deliver to the Paying Agent, in trust for the benefit of the holders of Company Common Stock, cash in the amount of the Merger Consideration payable pursuant to Section 1.8 hereof.

          (b)  Promptly after the Effective Time, but in no event later than five (5) business days thereafter, the Paying Agent shall mail to each record holder of Company Common Stock as of the Effective Time (other than holders of Excluded Shares), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration to which such holder shall have become entitled pursuant to Section 1.8 hereof, and such Certificate shall forthwith be canceled. For shares of Company Common Stock that are held in book entry form, Parent shall establish procedures for the delivery of such Company Common Stock, which procedures shall be reasonably acceptable to the Company. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration together with any other cash, dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of a check representing cash to a Person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.9, each Certificate shall represent for all purposes only the right to receive the Merger Consideration as provided in Section 1.8 hereof, without any interest thereon.

          (c)  If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, upon receiving an indemnity undertaking from such Person or, if required by the Paying Agent, the posting by such Person of a bond in such reasonable amount as the Paying Agent may require, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such Person as provided in Section 1.8 of this Agreement.

          (d)  Parent shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of any other Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent or the Paying

  Agent, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made and (ii) Parent shall provide, or cause the Paying Agent to provide, to the holders of such Certificates written notice of the amounts so deducted or withheld.

          (e)  After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as described in Sections 1.8 and 1.9 hereof.

          (f)    Any cash delivered to the Paying Agent for payment of the Merger Consideration that remains unclaimed by the former stockholders of the Company for 180 days following the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Section 1.9 shall thereafter look first to the Surviving Corporation and, second, to Parent for satisfaction of their claim for the consideration set forth herein, without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any cash required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        Section 1.10.    Company Stock Options and Company Warrants.

          (a)  At the Effective Time, as a result of the Merger and without any action on the part of the holder of any Company Stock Option (as hereinafter defined), each unexpired and unexercised option to acquire Company Common Stock outstanding immediately prior to the Effective Time under the 1999 Plan (as hereinafter defined), whether vested or unvested (each, a "Company Stock Option" and, collectively, the "Company Stock Options"), shall automatically be canceled and each holder of a Company Stock Option shall have the right to receive from the Surviving Corporation a cash payment (less any amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of any other Tax Law) in an aggregate amount equal to the difference, if any, between the Merger Consideration and the exercise price of such Company Stock Option as expressly stated in the 1999 Plan, stock option agreement or other agreement (to the extent such difference is a positive number) (the "Option Consideration"). Company Stock Options with an exercise price equal to or greater than the Merger Consideration will be canceled without any consideration. The Option Consideration shall be paid promptly after the Closing Date, but in no event later than five (5) business days thereafter.

          (b)  At the Effective Time, as a result of the Merger and without any action on the part of the holder of any Company Warrants (as hereinafter defined), each outstanding and unexercised Company Warrant will be automatically converted into the right to receive the Merger Consideration in accordance with the terms of the warrant agreements pursuant to which such Company Warrants were issued. Notwithstanding the foregoing, any Company Warrant with an exercise price equal to or greater than the Merger Consideration will be canceled without consideration.

        Section 1.11.    Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shares instead shall, from and after the Effective Time, be canceled and shall cease to exist and shall represent only the right to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262 (less any amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of any other Tax Law), except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in Section 1.9 hereof, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

        Section 1.12.    Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period (or the occurrence of any similar events), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to the reasonable satisfaction of Parent and the Company.

ARTICLE 2

OTHER AGREEMENTS

        Section 2.1.    Disclosure Schedule.

          (a)  Disclosure Schedule. The Company has delivered to Parent the Disclosure Schedule which was signed by the President and the Secretary of the Company (on behalf of the Company) stating that the Disclosure Schedule was delivered pursuant to this Agreement and is the Disclosure Schedule referred to in this Agreement. The Disclosure Schedule is deemed to constitute an integral part of this Agreement and to modify, as specified, the representations, warranties, covenants or agreements of the Company contained in this Agreement.

          (b)  Updates. The Company shall provide prompt notice to Parent, and, in any event within five (5) business days of the Company obtaining knowledge thereof, of any matters that occur from and after the date of this Agreement and which, if existing on the date hereof, would have been required to be described in the Disclosure Schedule. The Company shall update the Disclosure Schedule (by either (i) revision of specific Schedules included in the original Disclosure Schedule referred to in Section 2.1(a) or (ii) addition of new Schedules that were neither included in said original Disclosure Schedule nor referred to in or contemplated by this Agreement as of the date of this Agreement) as soon as reasonably practicable (but no later than the Closing) by written notice to Parent to reflect any matters that occur from and after the date of this Agreement and which, if existing on the date of delivery of the Disclosure Schedule, would have been required to be described in the Disclosure Schedule. If the Disclosure Schedule is updated by the addition of new Schedules not referred to in or contemplated by this Agreement as of the date of this Agreement: (i) each new Schedule shall be numbered to correspond to the applicable section or subsection which such new Schedule is intended to modify and (ii) the applicable section or subsection corresponding to such new Schedule shall be read to include the words "except as set forth in Schedule [insert applicable section or subsection number]" or words of similar meaning to appropriately connote the modifications created by such new Schedule. If requested by Parent prior to Closing, the Company shall meet and discuss with Parent prior to Closing any update to the Disclosure Schedule disclosed by the Company which results in or is reasonably expected to result in a Material Adverse Effect. The delivery of an update to the Disclosure Schedule pursuant to this Section 2.1 shall not be an admission of, nor cure, any breach of any representation or warranty made in this Agreement, have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 6 of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

        Section 2.2.    Acquisition Proposals.

          (a)  Prior to the Effective Time, the Company agrees that none of it, any of its Subsidiaries or Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (i) solicit, initiate, facilitate or actively encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, the acquisition of all or any significant part of the assets or 20% or more of the issued and outstanding capital stock of the Company, or the acquisition of all or any significant part of the assets or any capital stock of any Subsidiary of the Company (an "Acquisition Transaction") or (ii) negotiate or otherwise engage in discussions with any Person (other than Parent and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction; provided, however, that the Company may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to and engage in discussions and negotiations with such third party, but only if (A) the board of directors of the Company determines in good faith, after consultation with its nationally recognized financial advisors and taking into account the advice of outside counsel, that failing to take such action would result in a breach of the fiduciary duties of such board of directors under applicable Law and (B) prior to providing any information with respect to the Company to any such Person, such Person executes a confidentiality agreement with the Company with terms and conditions no less restrictive than those set forth in the Confidentiality Agreement (as defined below). It is understood and agreed, without limitation of the Company's obligations, that any violation of this Section 2.2 by any director, officer, Affiliate, investment banker, financial advisor, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company, or otherwise, shall be deemed to be a breach of this Section 2.2 by the Company.

          (b)  The Company agrees that, as of the date hereof, it, its Subsidiaries and Affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise Parent of the existence of (i) any inquiries or proposals received by (or indicated to), any such information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a Person, (other than Parent and its representatives) with respect to an Acquisition Transaction, (ii) the terms thereof, including the identity of such third party and the terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and to update on an ongoing basis or upon Parent's reasonable request, the status thereof. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any Person (other than Parent or any of its Subsidiaries) with respect to an Acquisition Transaction (A) on terms the board of directors of the Company determines in good faith and in the exercise of reasonable judgment (taking into account the advice of the Company's nationally recognized financial advisor), to be (if consummated) at a higher price and more favorable to the Company and its Stockholders than the transactions contemplated hereby taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms and conditions of the transactions contemplated hereby) and (iii) that is reasonably capable of being consummated in a timely manner, taking into account all financial, regulatory, legal and other aspects of such proposal.

          (c)  Nothing contained in this Section 2.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Stockholders if, in the good faith judgment of the Board of Directors of the Company, failure so to disclose would conflict with applicable law.

        Section 2.3.    Public Announcements. Any public announcement made by or on behalf of either Parent or the Company prior to the termination of this Agreement pursuant to Article 8 hereof concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Parent and their respective Subsidiaries, officers and directors must first be approved by the other party (any such approval not to be unreasonably withheld), subject to either party's obligations under applicable Law (but such party shall use its best efforts to consult with the other party as to all such public announcements).

        Section 2.4.    Confidentiality Agreement. The Company and Parent agree that the Confidentiality Agreement entered into between the Company and Parent, dated March 8, 2002 (the "Confidentiality Agreement"), remains in effect, but shall at the Effective Time be deemed to have terminated without further action by the parties.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Acquisition that:

        Section 3.1.    Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the corporate power and authority and all necessary governmental approvals to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions or governmental approvals in which the failure to be so qualified or for which the failure to obtain, as applicable, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered or made available to Parent copies of the certificates of incorporation and bylaws or other organizational documents of the Company and each of its Subsidiaries. Such certificates of incorporation and bylaws or other organizational documents are complete and correct and in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of the provisions of their respective certificates of incorporation, bylaws or similar organizational documents. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority and all necessary governmental approvals to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions or governmental approvals in which the failure to be so qualified or for which the failure to obtain, as applicable, could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.1 of the Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all Liens. Except as set forth in Section 3.1 of the Disclosure Schedule, other than the Subsidiaries, there are no Persons in which the Company owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same in any corporation, partnership, joint venture, limited liability company or other entity.

        Section 3.2.    Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of November 30, 2002, (a) 15,552,091 shares of Company Common Stock are issued and outstanding (exclusive of shares held in the treasury of the Company) and no shares of Company Preferred Stock are issued and outstanding; (b) 3,380,392 shares of Company Common Stock are subject to outstanding options issued pursuant to the Company's 1999 Stock Incentive Plan (the "1999 Plan") and 1,009,862 shares of Company Common Stock are reserved and available for future issuance under the 1999 Plan; (c) 163,095 shares of Company Common Stock are reserved and available for future issuance under the Company's 1999 Employee Stock Purchase Plan (the "ESPP" and, collectively with the 1999 Plan, the "Company Stock Plans"); (d) warrants to purchase 177,074 shares of Company Common Stock are outstanding (the "Company Warrants"); and (e) 599,354 shares of Company Common Stock are issued and held in the treasury of the Company. Section 3.2 of the Disclosure Schedule sets forth a complete and correct list, as of November 30, 2002, of all holders of Existing Options, including such person's name, the number of options or warrants (vested, unvested and total) held by such person and the exercise price for each such option or warrant. All the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth above or in Section 3.2 of the Disclosure Schedule, other than the transactions contemplated by this Agreement, as of November 30, 2002, (1) there are no shares of capital stock of the Company authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (3) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares or other capital stock of the Company or any Subsidiary of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company or any other Person. Since November 30, 2002, until the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than pursuant to the exercise of stock options or rights under the Company Stock Plans or Company Warrants, and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company, other than for rights that may have arisen under the Company Stock Plans prior to November 30, 2002.

        Section 3.3.    Authorization; Enforceability. The board of directors of the Company has on or prior to the date of this Agreement (a) declared the Merger advisable and in the best interests of the Company and the Stockholders and approved this Agreement in accordance with applicable Law, (b) resolved to recommend the approval and adoption of this Agreement and the Merger by the Stockholders and (c) directed that this Agreement be submitted to the Stockholders for approval. The Company has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and, subject to approval by the Stockholders of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval by the Stockholders, (y) the filing of the

Certificate of Merger pursuant to the DGCL and (z) the other filings and actions described in Section 3.4 hereof. The Transaction Agreements to which it is a party have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The filing of the Proxy Statement with the SEC and the taking of all actions in connection therewith have been duly authorized by the Company's board of directors.

        Section 3.4.    No Violation or Conflict. Assuming all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained, the Stockholders have approved and adopted this Agreement and approved the Merger and all filings and obligations described in this Section 3.4 have been made and except as set forth in Section 3.4 of the Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the certificate of incorporation or bylaws of the Company, (b) any provision of the comparable charter or organizational documents of any of the Company's Subsidiaries, (c) any loan or credit agreement, note, bond, mortgage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries, or (d) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses, (b), (c) or (d), any such conflicts, violations, breaches, defaults, rights or Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or materially adversely affect the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Agreements by the Company or is necessary for the consummation of the Merger by the Company and the other transactions contemplated by the Transaction Agreements by the Company, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any Environmental, health or safety Law pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) applicable requirements, if any, of any state securities or blue sky Laws and the Nasdaq National Market, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the consummation of any of the transactions contemplated hereby or thereby or by any other Transaction Agreement.

        Section 3.5.    SEC Documents and Other Reports. The Company has filed all required documents with the SEC since May 7, 1999 (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including, without limitation, those amendments to the federal securities laws effected by, and those regulations adopted in accordance with, the Sarbanes-Oxley Act of 2002), and, at the respective times they were filed, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Reports (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Reports or as required by GAAP, the Company has not, since September 30, 2002, made any change in the accounting practices or policies applied in the preparation of the Financial Statements. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with all applicable legal and accounting requirements.

        Section 3.6.    No Violation of Law. The businesses of the Company and its Subsidiaries have been, and are being, conducted in all material respects in accordance with all applicable Laws (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as hereinafter defined)), except as set forth in Section 3.6 of the Disclosure Schedule. All Existing Permits are in full force and effect and are being complied with in all material respects and will remain in full force and effect following the Merger.

        Section 3.7.    Title to and Sufficiency of Assets. Except as set forth in Section 3.7 of the Disclosure Schedule, the Company and its Subsidiaries own good and marketable title to all of their material assets (excluding, for purposes of this sentence, assets held under leases and licenses), free and clear of any and all Liens, except Permitted Liens and except for such properties and assets that are no longer used or useful in the conduct of the Company's business and except for defects in title, easements, restrictive covenants and Taxes that are not yet due and similar encumbrances that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such assets, together with all assets held by the Company and its Subsidiaries under leases and licenses, include all tangible and Intangible Assets, Contracts and rights required for the operation of the businesses of the Company and its Subsidiaries in accordance with past practice. All Equipment has been well maintained and is in good and serviceable condition, normal wear and tear excepted, except where the failure to be so maintained could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

        Section 3.8.    Books and Records. The books and records of the Company are true, complete and correct in all material respects and the Company has made available to Parent for examination the originals or true and correct copies of all documents material to the business of the Company that Parent has requested in connection with the transactions contemplated by this Agreement.

        Section 3.9.    Litigation. Except as set forth in the Company SEC Reports filed prior to the date hereof or in Section 3.9 of the Disclosure Schedule, (a) there are no actions, suits, claims (including worker's compensation claims), litigation or other governmental or judicial proceedings or investigations or arbitrations pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries or any of its properties, assets or business, or, to the knowledge of the Company, any of the Company's or any Subsidiary's current or former directors or officers or any other Person whom the Company or any Subsidiary of the Company has agreed to indemnify that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) as of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company relating to the transactions contemplated by the Transaction Agreements; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against the Company, its Subsidiaries, any of its properties, assets or businesses, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or any Subsidiary of the Company has agreed to indemnify that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.10.    Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed with the SEC prior to the date of this Agreement or set forth in Section 3.10 of the Disclosure Schedule, since March 31, 2002, (a) none of the Company or any of its Subsidiaries has incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (b) the Company or any of its Subsidiaries has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) there has been no action taken by the Company or any of its Subsidiaries, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

        Section 3.11.    Performance of Contracts. Each of the Contracts material to the Company is in full force and effect and constitutes the legal and binding obligation of the Company and, to the knowledge of the Company, constitutes the legal and binding obligation of the other parties thereto. Except as disclosed in Section 3.11 of the Disclosure Schedule, there are no existing breaches or defaults by the Company or, to the knowledge of the Company, any other party to a Contract, under any Contract the effect of which could, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Effect and, to the knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute such a breach or default.

        Section 3.12.    ERISA

          (a)  Except as disclosed in Section 3.12 of the Disclosure Schedule, with respect to each material Company Plan (as hereinafter defined), the Company has provided (or as soon as practicable will provide) to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Plan, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code. Except in each case, for events or actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Company Plan complies with all applicable statutes and governmental rules and regulations, including, but not limited to, ERISA, the Code and COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan, (iii) neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Multiemployer Plan (as hereinafter defined), or instituted, or is currently considering taking, any action to do so, and

  (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, and (v) the Company and its ERISA Affiliates have complied with the continued medical coverage requirements of COBRA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. Except as disclosed in Section 3.12 of the Disclosure Schedule, with respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with Financial Accounting Standard 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared and the Company has no knowledge of any material adverse change to such status.

          (b)  With respect to the Company Plans, no event has occurred in connection with which the Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 3.12 of the Disclosure Schedule, with respect to any current or former employee or contractor of the Company or its Subsidiaries, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. Except as disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 3.12 of the Disclosure Schedule, no amounts payable or provided by the Company or its Subsidiaries related to the transactions contemplated by this Agreement will constitute "excess parachute payments" within the meaning of Section 280G of the Code. Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and there is no reason why any such Company Plan is not so qualified, in all material respects, in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in the Company SEC Reports filed prior to the date hereof or set forth in Section 3.12 of the Disclosure Schedule, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or the Code. There are no pending, or to the knowledge of the Company, threatened claims, suits, audits or investigations related to any Company Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability and all other retirement, deferred compensation, severance, termination, change in control, stock option, restricted stock or phantom stock plans, policies or programs of the Company or its Subsidiaries, (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability and (iii) with respect to any Person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to

  Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder, including, without limitation, each of the Company's Subsidiaries.

        Section 3.13.    Taxes.

          (a)  Except as set forth in Section 3.13 of the Disclosure Schedule:

            (i)    the Company and its Subsidiaries are members of an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent; such affiliated group files a consolidated federal income Tax Return; and none of the Company, its Subsidiaries, any former Subsidiaries, or any entity to whose liabilities the Company or any of its Subsidiaries or any former Subsidiaries has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group;

            (ii)  each of the Company, its Subsidiaries and any former Subsidiaries has filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

            (iii)  each of the Company, its Subsidiaries and any former Subsidiaries has paid all Taxes due and payable by it;

            (iv)  there are no unpaid Taxes due and payable by the Company, its Subsidiaries or any former Subsidiaries or by any other Person that are or could become a Lien on any asset, or otherwise adversely affect the business, properties or financial condition of the Company or its Subsidiaries;

            (v)  each of the Company and its Subsidiaries is in compliance with, and the records of each of them contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable Tax information reporting requirements;

            (vi)  each of the Company, its Subsidiaries and (insofar as the Company or its Subsidiaries may be liable therefor) former Subsidiaries has collected or withheld all amounts required to be collected or withheld by it for any Taxes, and all such amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due;

            (vii) the Financial Statements properly reflect, as of their dates, the liabilities of the Company and its Subsidiaries and (insofar as the Company or its Subsidiaries may be liable therefor) any former Subsidiaries for all Taxes for all periods ending on or before such dates, and the books and records of the Company and its Subsidiaries properly reflect all liabilities for Taxes for all periods after the date of the most recent balance sheet included in the Financial Statements;

            (viii) none of the Company or its Subsidiaries has granted (nor is any of them subject to) any waiver currently in effect of the period of limitations for the assessment of Tax (except as a result of obtaining an extension of time to file a Tax Return), no unpaid Tax deficiency has been asserted against or with respect to the Company or its Subsidiaries or (insofar as the Company or its Subsidiaries may be liable therefor) any former Subsidiaries by any Governmental Entity, and there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of the Company, its Subsidiaries or (insofar as the Company or its Subsidiaries may be liable therefor) any former Subsidiaries;

            (ix)  none of the Company or its Subsidiaries has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder;

            (x)  none of the Company or its Subsidiaries is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state Law;

            (xi)  none of the Company or its Subsidiaries is a party to any Tax sharing, allocation or indemnification agreement;

            (xii) there are no excess loss accounts or deferred intercompany gains with respect to the Company or its Subsidiaries;

            (xiii) since April 16, 1997, neither the Company, its Subsidiaries nor any former Subsidiary has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies, nor has stock or securities of the Company or its Subsidiaries been distributed in any such transaction; and

            (xiv)  the Company is not, and for the last five years has not been, a "real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (b)  The Tax Returns heretofore made available by the Company to Parent for examination reflect (i) all material Tax elections, consents and agreements made by or affecting any of the Company and its Subsidiaries that would be in effect after the Effective Time, (ii) all material types of Taxes paid and Tax Returns filed by or on behalf of the Company and its Subsidiaries, and (iii) each Tax with respect to which any of them is or has been included in a consolidated, unitary or combined Tax Return. Section 3.13 of the Disclosure Schedule describes the status of all examinations, administrative or judicial proceedings, and litigation with respect to any Taxes of the Company, any of its Subsidiaries or (insofar as the Company or any of its Subsidiaries may be liable therefor) any former Subsidiary.

        Section 3.14.    Labor Matters. Except as set forth in Section 3.14 of the Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the knowledge of the Company, there exist no facts that could reasonably be expected to result in a valid claim or charge by any Person that the Company or any of its Subsidiaries engaged in any unfair labor practice with respect to any person employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance pending against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in material compliance with all labor, employment and wage payment-related Laws.

        Section 3.15.    Intangible Assets. Except as set forth in Section 3.15 of the Disclosure Schedule, there are no claims, demands or proceedings instituted, pending or, to the knowledge of the Company, threatened by any Person contesting or challenging the right of the Company or any of its Subsidiaries to use or otherwise exploit any of its Intangible Assets, whether owned or licensed by the Company or its Subsidiaries. Each trademark registration, service mark registration, pending trademark application, pending service mark application, copyright registration, patent and patent application which is owned by the Company and any of its Subsidiaries has been maintained in good standing, except where the failure to so maintain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries owns, free and clear of all Liens, except for Permitted Liens, or possesses adequate licenses or other rights to use, all Intangible Assets necessary or desirable to conduct its business as now conducted, except where the failure to own or possess such licenses could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 3.15 of the Disclosure Schedule, all of the software, code, algorithms, scripts or other computer programming installed, run or otherwise accessed or used by the Company or its Subsidiaries and all of the computer hardware owned, leased, or otherwise accessed or used by the Company or its Subsidiaries is either owned by the Company or its Subsidiaries or installed, run, accessed or used only pursuant to a valid license from the owner or authorized licensor or distributor of the software, code, algorithm, script or other computer programming. Except as set forth in Section 3.15 of the Disclosure Schedule and except in the ordinary course of business and consistent with past practice, neither the Company nor any of its Subsidiaries has licensed or distributed any Intangible Assets owned, created, authored, designed, developed, or under development by the Company, its Subsidiaries or their respective employees or consultants on the Company's or its Subsidiaries' behalf. Except as set forth in Section 3.15 of the Disclosure Schedule, the consummation of the Merger and the transactions contemplated by this Agreement will not impair the validity, enforceability, ownership, or right of the Company and each of its Subsidiaries to use its Intangible Assets except, in each case, where the impairment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in written Contracts, there are no royalties, honoraria, fees or other payments payable by the Company or its Subsidiaries to any Person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of any Intangible Assets owned or licensed by the Company or its Subsidiaries. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) for a period of three years prior to the date hereof, neither the Company nor any of its Subsidiaries has materially interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party, and (b) neither the Company nor any of its Subsidiaries has received any material charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or its Subsidiaries must license or refrain from using any intellectual property rights of any third party). Except as set forth in Section 3.15 of the Disclosure Schedule, to the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intangible Assets of the Company or its Subsidiaries.

        Section 3.16.    Environmental Matters.

          (a)  Except as set forth in Section 3.16 of the Disclosure Schedule, the Company and its Subsidiaries are, and at all times have been, in full compliance with Environmental Laws, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been and are no facts, conditions or activities related to the Company or any of its Subsidiaries, their operations or any property or assets (whether real, personal or mixed) in which the Company or any of its Subsidiaries have had an interest that are reasonably likely to result in an Environmental Claim against the Company or any of its Subsidiaries. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor its officers have any reasonable basis to expect, nor have it, they or, to the Company's knowledge, any

  Person for whose conduct they are or may reasonably be held to be responsible received, any actual or threatened order, notice or other communication (written or oral) from any Person of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental Claim with respect to the Company or any of its Subsidiaries, their operations or any property or assets (whether real, personal or mixed) in which the Company or any of its Subsidiaries has had an interest.

          (b)  Except as disclosed in Section 3.16 of the Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of the Company, threatened Environmental Claims resulting from any liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any property and assets (whether real, personal or mixed) in which the Company or any of its Subsidiaries has or had an interest.

          (c)  The Company and its Subsidiaries have obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") required for its operations, and all such permits are in good standing and the Company and its Subsidiaries are in substantial compliance with all terms and conditions of the Environmental Permits, except where the failure to obtain or be in compliance with such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 3.17.    Transactions With Affiliates. Except as set forth in Section 3.17 of the Disclosure Schedule or the Company SEC Reports, since September 30, 2002, neither the Company nor any of its Subsidiaries has, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company), any officer or director of the Company or any Affiliate of the Company. Except as set forth in Section 3.17 of the Disclosure Schedule or the Company SEC Reports, (a) the Contracts do not include any obligation or commitment between the Company and any Affiliate, (b) the Company's assets do not include any receivable or other obligation or commitment from an Affiliate to the Company and (c) the liabilities reflected on the Financial Statements do not include any obligation or commitment to any Affiliate.

        Section 3.18.    Insurance. Section 3.18 of the Disclosure Schedule sets forth a complete and accurate list of all insurance policies currently in force maintained by the Company with respect to its business or to which the Company is a named insured or otherwise the beneficiary of coverage (the "Existing Insurance Policies"). Neither the Company nor any Subsidiary of the Company has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and such Subsidiaries is in compliance in all material respects with all conditions contained therein. Section 3.18 of the Disclosure Schedule sets forth all material claims made by the Company under any policy of insurance since March 31, 2001, except for workers compensation claims and claims related to the Company's health and welfare policies. Except as set forth in Section 3.18 of the Disclosure Schedule there are no material pending claims against any such insurance policies by the Company or any Subsidiary of the Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary.

        Section 3.19.    Customers, Suppliers, Distributors and Sales Representatives. Except as set forth in Section 3.19 of the Disclosure Schedule, since September 30, 2002, the Company has not received notice that any material number of customers, or any material supplier, distributor or sales representative intends to cancel, terminate or otherwise modify its relationship with the Company, in each case that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 3.20.    Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the Merger.

        Section 3.21.    Disclosure Documents. None of the information supplied or to be supplied by the Company for inclusion in the Proxy Statement will, either at the time of the mailing of the Proxy Statement to Stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to the information supplied by Parent.

        Section 3.22.    Accuracy of Information. Neither this Agreement nor any other document provided by the Company or its Subsidiaries to Parent in connection with the transactions contemplated herein, when such documents are taken as a whole, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, provided that with respect to any document containing financial or operating projections, budgets, estimates or other forward looking financial or operational information, the Company represents and warrants only that such information was based upon assumptions reasonably believed by the Company to be reasonable in the context of the Company's history and current and reasonably foreseeable business conditions, in each case as of the date such information was prepared.

        Section 3.23.    Absence of Undisclosed Liabilities. Except as disclosed in Section 3.23 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of the Company as of March 31, 2002, which is included in the Company SEC Reports, or reflected in the notes thereto, or disclosed on the Company SEC Reports filed subsequent to the date thereof, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate (taking into account all such liabilities, obligations or contingencies), could not reasonably be expected to have a Material Adverse Effect.

        Section 3.24.    Opinion of Financial Advisor. The Company has received the opinion of SG Cowen Securities Corporation, its financial advisor, to the effect that, as of December 5, 2002, the Merger Consideration to be received in the Merger by the Stockholders, based upon and subject to the assumptions and limitations set forth in such opinion, is fair, from a financial point of view, to such Stockholders. A copy of such opinion has been delivered to Parent.

        Section 3.25.    Certain Agreements. Except as set forth in Section 3.25 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        Section 3.26.    Brokers or Finders. Except for SG Cowen Securities Corporation with respect to the Company, a copy of whose engagement agreement has been or will be provided or made available to Parent and whose fee shall not exceed the amounts set forth therein, neither the Company nor its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who will be entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

        Section 3.27.    Takeover Statutes; No Stockholder Rights Plan. No restrictive provision of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or restrictive provision of any anti-takeover provision in the Company's certificate of incorporation and bylaws is applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement (including, without limitation, Section 203 of the DGCL). The Company does not have a stockholder rights plan or "poison pill."

        Section 3.28.    Financial Requirements. The Company has, as of the date of this Agreement, cash and cash equivalents, net of short- and long-term indebtedness for borrowed money (each as calculated in accordance with GAAP and including restricted cash and short-term investments), in an amount equal to or in excess of $36 million.

        Section 3.29.    Software Documentation. The Company has programmer-level, technical and user documentation, manuals and/or standards for all material software owned by the Company and necessary to conduct the Company's business as it is now conducted.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

        Parent and Acquisition hereby represent and warrant to the Company as follows:

        Section 4.1.    Due Incorporation. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the corporate power and authority and all necessary governmental approvals to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Acquisition has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and Parent owns all of the outstanding capital stock of Acquisition.

        Section 4.2.    Authorization; Enforceability. Each of Parent and Acquisition has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition, subject to the filing of the Certificate of Merger pursuant to the DGCL. The Transaction Agreements to which it is a party have been duly executed and delivered by each of Parent and Acquisition and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of Parent and Acquisition enforceable against Parent and Acquisition in accordance with its terms.

        Section 4.3.    No Violation or Conflict. Assuming all consents, approvals, authorizations and other actions described in this Section 4.3 have been obtained and all filings and obligations described in this Section 4.3 have been made, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation or breach of, (a) the certificate of incorporation or bylaws of Parent, or (b) the certificate of incorporation or bylaws of Acquisition. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent and Acquisition or any of their respective Subsidiaries in connection with the execution and delivery of the Transaction Agreements by Parent and Acquisition or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any Environmental, health or safety Law pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) applicable requirements, if any, of any state securities or blue sky Laws and the New York Stock Exchange, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Acquisition.

        Section 4.4.    Brokers or Finders. Except for Credit Suisse First Boston with respect to Parent, neither Parent nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who will be entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

        Section 4.5.    Disclosure Documents. None of the information supplied or to be supplied by Parent for inclusion in the Proxy Statement will, either at the time of the mailing of the Proxy Statement to Stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to the information supplied by the Company.

        Section 4.6.    Capital Resources. Parent has or will have sufficient cash or access to cash to pay the aggregate Merger Consideration at such time and in such manner as contemplated by this Agreement.

ARTICLE 5

COVENANTS

        Section 5.1.    Conduct of Business by the Company. From and after the date of this Agreement and until the earlier of the termination of this Agreement or the Effective Time (unless Parent shall otherwise agree in writing (which consent, or failure to consent shall not be unreasonably delayed) and except as otherwise contemplated by this Agreement or as set forth in the Disclosure Schedule), the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement or set forth in Section 5.1 of the Disclosure Schedule, prior to the Effective Time, neither the Company nor its Subsidiaries will:

          (a)  except for shares to be issued or delivered pursuant to the Existing Options, the ESPP, the Company Warrants and the issuance of stock options pursuant to the Company Stock Plans granted to new hires (other than officers), in each case in the ordinary course of business, consistent with past practice, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

          (b)  amend its certificate of incorporation or bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company (other than the Merger) or split, combine, subdivide or reclassify any Company Common Stock or declare, set aside for payment or pay any dividend (except for dividends by a direct or indirect wholly-owned subsidiary to its parent), or make any other actual, constructive or deemed distribution in respect of any Company Common Stock or otherwise make any payments to Stockholders in their capacity as such;

          (c)  make payments or distributions (other than normal salaries) to any Affiliate of the Company, except for transactions in the ordinary course of business upon commercially reasonable, arm's-length terms;

          (d)  enter into, accelerate, terminate, modify in any material respect, or cancel any Contract involving either more than $100,000 or outside the ordinary course of business or knowingly do any act or knowingly omit to do any act which will cause a breach of any of the Contracts that could reasonably be expected to have a Material Adverse Effect;

          (e)  except as set forth in Section 5.1 of the Disclosure Schedule, enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (i) as required by Law, or (ii) as expressly contemplated by this Agreement, increase the compensation payable or to become payable to its officers, employees, or directors except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable Law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (f)    make any acquisition, by means of merger, consolidation or otherwise, or disposition (other than the disposition of assets in the ordinary course of business, consistent with past practice), of assets or securities (excluding the investment of cash in short-term investments and the sale or reinvestment of such short-term investments for cash or short-term investments in the ordinary course of business, consistent with past practice) or authorize or make any individual capital expenditure in excess of $100,000;

          (g)  settle or compromise any material claims or litigation, except in the ordinary and usual course of business;

          (h)  make any change, other than in the ordinary course of business and consistent with past practice or as required by applicable Law, regulation or change in generally accepted accounting practices, in accounting policies or procedures applied by the Company (including Tax accounting policies and procedures);

          (i)    create, incur or assume any Indebtedness or make any Investment, other than in the ordinary course of business;

          (j)    fail to maintain all of the Existing Insurance Policies (or policies substantially equivalent thereto) in full force and effect, unless all commercially reasonable efforts to maintain the Existing Insurance Policies have been undertaken;

          (k)  fail to preserve in all material respects its business organization intact, to retain the services of its key employees and to conduct business with material suppliers, customers, creditors and others having material business relationships with the Company in the best interests of the Company, unless all commercially reasonable efforts to preserve, retain and conduct such organization, employees and business have been undertaken;

          (l)    do any act or omit to do any act that would result in a breach of any representation by the Company set forth in this Agreement which could reasonably be expected to result in a Material Adverse Effect; or

          (m)  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        Section 5.2.    Stockholder Meeting.

          (a)  Subject to Section 5.2(c) and Section 8.1(e) hereof, the Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Common Stock (the "Stockholder Meeting") as promptly as practicable after the Proxy Statement has been cleared by the SEC to consider and vote upon the approval and adoption of this Agreement and approval of the Merger.

          (b)  Subject to Section 5.2(c) hereof, (i) the Proxy Statement shall include a statement to the effect that the Company's board of directors recommends that the holders of Company Common Stock vote to approve and adopt this Agreement and approve the Merger at the Stockholder Meeting and (ii) such recommendation shall not be withdrawn or adversely modified, and no resolution by the Company's board of directors or any committee thereof to withdraw or adversely modify such recommendation shall be adopted.

          (c)  Notwithstanding anything to the contrary contained in Section 5.2(b) hereof, at any time prior to the approval and adoption of this Agreement and approval of the Merger at the Stockholder Meeting, the Company's board of directors may withdraw or adversely modify its recommendation if (i) a proposal to acquire (by merger or otherwise) a majority or more of the outstanding shares of Company Common Stock is made to the Company and is not withdrawn; (ii) the Company provides Parent with at least three business days prior notice of any meeting of the Company's board of directors at which the board of directors will consider and determine whether such offer is a Superior Proposal and Parent does not make prior to such meeting an offer to enter into an amendment to this Agreement such that the board of directors of the Company determines in good faith (taking into account the advice of the Company's nationally recognized financial advisor) that this Agreement as proposed to be amended by Parent is at least as favorable, from a financial point of view, to the Stockholders of the Company as the Superior Proposal; (iii) the Company's board of directors determines in good faith that such offer constitutes a Superior Proposal; (iv) the Company's board of directors determines in good faith, taking into account the advice of outside legal counsel to the Company, that, in light of such Superior Proposal, the withdrawal or adverse modification of its recommendation is required in order for the Company's board of directors to comply with its fiduciary duties under applicable Law; and (v) neither the Company nor any of its Subsidiaries and Affiliates or any of their respective directors, officers, employees, agents or representatives shall have violated any of the restrictions set forth in Section 2.2 hereof.

        Section 5.3.    Filings; Approvals and Consents; Cooperation.

          (a)  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (b)  Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. Parent and the Company agree to use their respective commercially reasonable best efforts to avoid the entry of (or, if entered, to lift, vacate or reverse) any order, decree, judgment or ruling of any court or Governmental Entity restraining or preventing the consummation of the Merger on the basis of any federal, state or local antitrust Laws, including by committing to or effecting (by consent decree, hold separate order or otherwise) the sale or disposition of such assets of Parent or the Company as may be required to avoid (or, if entered, to lift, vacate or reverse) any such order, decree, judgment or ruling; provided, however, that in no event shall Parent, Acquisition or the Company be obligated under this Section 5.3 to take any action which could reasonably be expected to have a Material Adverse Effect on Parent, Acquisition or the Company.

          (c)  Parent and the Company shall promptly prepare, and the Company shall file with the SEC, the Proxy Statement as promptly as practicable. The Company and Parent shall cooperate to respond to any comments of the SEC and the Company shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Promptly after the Proxy Statement has been cleared by the SEC, the Company shall cause the Proxy Statement to be mailed to its Stockholders and shall take all reasonably required action to solicit proxies in favor of the approval and adoption of this Agreement and approval of the Merger.

          (d)  The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

          (e)  The Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of material notices or other material communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

        Section 5.4.    Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the other Transaction Agreements and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        Section 5.5.    Access to Information. Between the date of this Agreement and the Effective Time, the Company will give Parent and its authorized representatives reasonable access during normal business hours to all offices and other facilities and to all books and records of the Company and its Subsidiaries, will permit Parent to make such inspections as it may reasonably request and will cause its officers and those of its Subsidiaries to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested by Parent. Subject to Section 2.3 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

        Section 5.6.    Disaster Recovery.

          (a)  The Company shall establish and maintain a "hot site" in Colorado at Inflow's facility (the "Alternative Hot Site"), including the installation of the hardware, software and communications components that are necessary to operate the Company's website with the URL of www.hoovers.com ("Primary Site"). In the event of a problem at the Company's Primary Site, located in Austin, Texas, that renders it incapable of providing users access to www.hoovers.com, the Company will route traffic for www.hoovers.com to the Alternative Hot Site. This process requires systems engineer intervention, and will take approximately 10 minutes after the engineer is notified of the problem and gains access to a personal computer that has Internet access.

          (b)  After the Alternative Hot Site is installed and is operational, the Company will conduct a test of the Alternative Hot Site during a weekend "off-hours" time period to verify that it is operational (the "Test"). The Test will consist of a 3-hour period, where traffic to Company's Primary Site will be routed to the Alternative Hot Site. Parent will be entitled to have a representative present during the Test. Web server logs from the Primary and Alternate Sites will be provided to Parent and its representative for the Test period. A successful Test (the "Successful Hotsite Test") will show the following results: (i) Primary Site web server logs with activity during the first hour of the Test, no activity during the second hour of the Test, and return to normal activity during the third hour of the Test and (ii) Alternative Hot Site web server logs with no activity during the first hour of the Test, normal activity during the second hour of the Test, and return to no activity during the third hour of the Test.

        Section 5.7.    Acquisition Compliance. Parent shall cause Acquisition to comply with all of Acquisition's obligations under or relating to this Agreement. Acquisition shall not engage in any business that is not in connection with the Merger.

        Section 5.8.    Fiscal 2003 Bonuses. As soon as practicable following the Company's fiscal year ended March 31, 2003 (and in any event not later than May 31, 2003), Parent shall pay (or shall cause the Surviving Corporation to pay) bonuses to the Company's officers and employees (including former employees eligible for severance payments who were terminated after the Closing) in accordance with pre-existing arrangements and ordinary course past practices of the Company with the amount of the bonus to be paid to each officer and employee to be determined by: (a) if applicable, the employee's (or former employee's) employment or severance agreement or (b) jointly by Parent and the Chief Executive Officer of the Company on the date hereof (or his designee). The maximum amount of any bonus to be paid to each such officer and the maximum aggregate amount to be paid to all such other employees is set forth in Section 5.8 of the Disclosure Schedule. The provisions of this Section 5.8 are intended to be for the benefit of, and will be enforceable by, each individual that is entitled to receive a bonus and his or her respective heirs and representatives.

ARTICLE 6

CONDITIONS

        Section 6.1.    Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following express conditions precedent, each of which may be waived in whole or in part by the Company, Parent or Acquisition, as the case may be, to the extent permitted by Law:

          (a)  Regulatory Approvals. Clearance from the appropriate agencies, pursuant to the HSR Act shall have been obtained by the Company and Parent or the waiting period thereby required shall have expired or been earlier terminated.

          (b)  Approval of Stockholders. This Agreement, the Merger and the transactions contemplated by this Agreement shall have received the requisite approval and authorization of the Stockholders.

          (c)  Statutes, Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding or restricting consummation of the Merger.

        Section 6.2.    Conditions to Parent's and Acquisition's Obligation to Effect the Merger. The obligations of Parent and Acquisition to consummate the Merger are further subject to the satisfaction at the Closing of the following express conditions precedent:

          (a)  Representations and Warranties of the Company. The representations and warranties made by the Company in this Agreement shall be true and correct (without regard to any qualification as to materiality or Material Adverse Effect contained therein) on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (except to the extent they relate to a specific date), except for such failures to be true and correct that do not, in the aggregate, constitute a Material Adverse Effect on the Company, the Company shall have performed and complied with in all material respects all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and Parent shall have received a certificate of the Company signed by its Chief Executive Officer and Chief Financial Officer to that effect.

          (b)  No Material Adverse Change. During the period from the date of this Agreement to the Closing Date, there shall not have occurred a Material Adverse Effect with respect to the Company.

          (c)  Employment Agreement. Jeffrey R. Tarr shall have executed and delivered an employment agreement, in the form previously provided to Parent.

          (d)  Disaster Recovery. Parent shall have received a certificate of the Company certifying that a Successful Hotsite Test has occurred. In the event Parent determines in good faith and in the exercise of reasonable commercial judgment (after receiving the Company's certification) that a

  Successful Hotsite Test has not occurred, Parent shall notify the Company of such determination no later than three (3) days after receiving the certification. Such notice shall specify the reasons that Parent believes the Successful Hotsite Test has not occurred and such reasons shall be in sufficient detail to enable the Company to make such modifications to the Alternative Hot Site as may be necessary for it to conduct a Successful Hotsite Test. If the Company disagrees with any matters in Parent's notice, the Company shall notify Parent of such disagreement and the parties will mutually agree within three (3) days thereafter on the selection of an independent third party who will, within five (5) days thereafter, examine the web server logs from the Test to determine if a Successful Hotsite Test has occurred. The determination made by the third party shall be binding on the Company and Parent.

        Section 6.3.    Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to consummate the Merger are further subject to the satisfaction at the Closing of the following express conditions precedent:

          (a)  Representations and Warranties of Parent and Acquisition. The representations and warranties made by Parent and Acquisition in this Agreement shall be true and correct (without regard to any qualification as to materiality or Material Adverse Effect contained therein) on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (except to the extent they relate to a specific date), except for such failures to be true and correct that do not, in the aggregate, constitute a Material Adverse Effect on Parent and Acquisition, taken as a whole, Parent and Acquisition shall have performed in all material respects all of their respective obligations under this Agreement, which are to be performed or complied with by them prior to or on the Closing Date, and the Company shall have received a certificate of an officer of Parent to that effect.

ARTICLE 7

NO SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNIFICATION

        Section 7.1.    No Survival of Representations and Warranties. The representations and warranties made in this Agreement or in any document, certificate or instrument delivered pursuant to this Agreement shall not survive beyond the Effective Time.

        Section 7.2.    Directors' and Officers' Indemnification.

          (a)  From and after the Effective Time, Parent shall (and shall cause the Surviving Corporation to) fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time. The certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties hereunder (the "Indemnified Parties") as those contained in the Company's certificate of incorporation and bylaws as in effect immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights hereunder of the Indemnified Parties, unless such modification is required by Law.

          (b)  For a period of three (3) years after the Effective Time, Parent shall cause the Surviving Corporation to (i) maintain in effect the Company's current directors' and officers' liability insurance or (ii) purchase a three (3) year extended reporting period endorsement under the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement.

          (c)  The provisions of this Section 7.2 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          (d)  In the event the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, provision shall be made by the Surviving Corporation and Parent so that the successors and assigns of the Surviving Corporation or Parent, as applicable, shall assume the obligations set forth in this Section 7.2.

ARTICLE 8

TERMINATION

        Section 8.1.    Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after the approval and adoption of this Agreement by the Stockholders), as follows:

          (a)  by mutual written agreement of Parent and the Company;

          (b)  by either of the Company or Parent:

            (i)    if the Effective Time shall not have occurred on or before April 1, 2003 (or May 15, 2003 if the only condition remaining unfulfilled on April 1, 2003 is any required approval by any Governmental Entity, the expiration of any waiting period or the satisfaction of the condition in Section 6.2(d) hereof); provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (ii)  if any Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and non-appealable; or

            (iii)  if, at the Stockholder Meeting (including any adjournment or postponement thereof) called pursuant to Section 5.2 hereof, the requisite vote of the Stockholders of the Company shall not have been obtained.

          (c)  by the Company, if prior to consummation of the Merger, Parent or Acquisition shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a failure of a closing condition to be satisfied under Section 6.3 and cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent and Acquisition, as applicable.

          (d)  by Parent:

            (i)    if prior to the consummation of the Merger, the Company shall have breached or failed to perform in any material respect any representation, warranty, covenant or other agreement contained in this Agreement, which breach or failure to perform would give rise to a failure of a closing condition to be satisfied under Section 6.2 and cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; or

            (ii)  if, at any time prior to the Effective Time, the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement.

          (e)  by the Company in connection with entering into a binding written agreement that the Company's board of directors has concluded is a Superior Proposal, provided that the Company has previously notified Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and Parent has not made, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer to enter into an amendment to this Agreement such that the board of directors of the Company determines in good faith (taking into account the advice of the Company's nationally recognized financial advisor) that this Agreement as proposed to be amended is at least as favorable, from a financial point of view, to the Stockholders of the Company as the Superior Proposal.

        Section 8.2.    Rights on Termination. In the event of termination and abandonment of the Merger by any party pursuant to Section 8.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the Merger and the other transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 8.1 of this Agreement, this Agreement shall become void and of no further force and effect, except for (a) the provisions of Section 2.4 relating to the obligations of Parent under the Confidentiality Agreement, (b) the provisions of Section 8.3 relating to the Company's obligations to make certain payments to Parent and (c) no such termination shall relieve any party of liability for any intentional breach of this Agreement.

        Section 8.3.    Termination Fee Payable to Parent. Notwithstanding any provision to the contrary contained herein, (a) if this Agreement is rightfully terminated pursuant to Sections 8.1(b)(i), 8.1(b)(iii), or 8.1(d)(i) (other than any termination resulting from the failure of the condition in Section 6.2(b) or Section 6.3 to be satisfied), then the Company shall immediately pay to Parent all reasonably documented out-of-pocket expenses reasonably incurred by Parent and Acquisition in connection with this Agreement and the Merger within five business days after receipt by the Company of reasonably detailed evidence of the same, provided that the aggregate amount of such expenses shall not exceed $1,000,000, and (b) if this Agreement is rightfully terminated pursuant to (i) Section 8.1(b)(i) or Section 8.1(b)(iii) and (A) prior to such termination, a bona fide proposal for an Acquisition Transaction has been publicly announced and (B) within 12 months of such termination, the board of directors of the Company recommends, accepts a written offer for, or signs an agreement relating to, otherwise enters into an agreement to consummate or consummates, an Acquisition Transaction (other than the issuance of new securities by the Company for the purpose of raising additional capital or as consideration in connection with an acquisition of a Person) with another Person, (ii) Section 8.1(d)(i) (if the breach thereof is due to the Company's breach of Section 2.2), (iii) Section 8.1(d)(ii) or Section 8.1(e), then the Company shall pay to Parent the amount of $5.7 million less any expenses previously paid by the Company to Parent pursuant to Section 8.3(a) hereof, (x) in connection with any termination pursuant to clause (b)(i), upon the signing of a definitive agreement relating to such Acquisition Transaction, or, if no such agreement is signed, then upon consummation of any such Acquisition Transaction or (y) in connection with any termination pursuant to clauses (b)(ii) or (b)(iii) of this Section 8.3, concurrently upon any such termination. Upon receipt of the payments set forth in Section 8.3(b), Parent shall not be entitled to and shall waive the right to seek damages or other amounts or remedies from the Company for breach of, or otherwise in connection with, this Agreement.

ARTICLE 9

MISCELLANEOUS

        Section 9.1.    Expenses. Except as set forth in Section 8.3 hereof, if the transactions contemplated by this Agreement are not consummated, Parent and Acquisition, on the one hand, and the Company, on the other hand, shall bear their respective legal fees and expenses.

        Section 9.2.    Entire Agreement; Amendment. This Agreement and the documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and (except as contemplated in Section 2.4 hereof) supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        Section 9.3.    Governing Law. This Agreement shall be governed and construed (a) with respect to the Merger, in accordance with the Laws of the State of Delaware and (b) with respect to all other transactions contemplated hereunder, in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

        Section 9.4.    Assignment. Prior to the Closing, this Agreement may not be assigned by any party hereto, except with the prior written consent of the other parties hereto.

        Section 9.5.    Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via regular mail) or one day after sending via nationally recognized overnight courier or five days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

If to Parent or Acquisition:	The Dun & Bradstreet Corporation 103 JFK Parkway Short Hills, New Jersey 07078 Telephone: (973) 921-5500 Telecopy: (866) 561-5154 Attention: General Counsel
With a copy to:
Hunton & Williams Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Telephone: (804) 788-8200 Telecopy: (804) 788-8218 Attention: John Owen Gwathmey

If to the Company:	Hoover's, Inc. 5800 Airport Boulevard Austin, Texas 78752 Telephone: (512) 374-4500 Telecopy: (512) 374-4600 Attention: General Counsel
with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
8911 Capital of Texas Highway North
Westech 360, Suite 3350
Austin, Texas 78759-7247
Telephone: (512) 338-5400
Telecopy: (512) 338-5499
Attention: J. Robert Suffoletta, Jr.

        Section 9.6.    Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

        Section 9.7.    Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

        Section 9.8.    Specific Performance. The parties agree that the assets and business of the Company as a going concern constitute unique property and, accordingly, each party shall be entitled, at its option and in addition to any other remedies available as herein provided, to the remedy of specific performance to effect the Merger as provided in this Agreement.

        Section 9.9.    No Reliance. Except for the parties to this Agreement and except as provided in Section 5.8 and Section 7.2 hereof: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement, and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

        Section 9.10.    Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

        Section 9.11.    No Third Party Beneficiary. Except as provided pursuant to Section 5.8 and Section 7.2 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

ARTICLE 10

DEFINITIONS

        When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:

        Section 10.1.    Affiliate. "Affiliate" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.

        Section 10.2.    Agreement. "Agreement" shall mean this Agreement, together with the Exhibits attached hereto and the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

        Section 10.3.    Buildings. "Buildings" shall mean all buildings, fixtures, structures and improvements leased or owned by the Company or its Subsidiaries.

        Section 10.4.    Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 10.5.    Contracts. "Contracts" shall mean all of the contracts, agreements and obligations, written or oral, to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective assets are bound, including, without limitation, any loan, bond, mortgage, indenture, lease, instrument, franchise or license.

        Section 10.6.    Control. "Control" (including the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or by contract.

        Section 10.7.    DGCL. "DGCL" shall mean the General Corporation Law of the State of Delaware.

        Section 10.8.    Disclosure Schedule. "Disclosure Schedule" shall mean the Disclosure Schedule delivered by the Company to the Parent pursuant to Section 2.1(a) of this Agreement.

        Section 10.9.    Employees. "Employees" shall mean all of the employees of the Company.

        Section 10.10.    Environmental Claim. "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging liability (including, without limitation, liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (a) the presence or environmental release of any Hazardous Materials at any parcel of real property; or (b) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (c) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or environmental release of any Hazardous Materials.

        Section 10.11.    Environmental Laws. "Environmental Laws" shall mean any federal, state, local or foreign statute, Law, rule, ordinance, code, policy, rule of common Law and regulations relating to pollution or protection of human health (excluding OSHA) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to environmental releases or threatened environmental releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, other than janitorial or office supplies safely and properly maintained.

        Section 10.12.    Equipment. "Equipment" shall mean all machinery, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, parts, tools, office equipment, computers and other items of tangible personal property owned or used by the Company or its Subsidiaries.

        Section 10.13.    ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.

        Section 10.14.    Existing Liens. "Existing Liens" shall mean those Liens currently affecting any of the assets or properties of the Company.

        Section 10.15.    Existing Options. "Existing Options" shall mean any of the following relating to any capital stock or other equity interest of the Company: (a) options or warrants (whether vested or not) to purchase or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock or other equity or phantom equity interests of the Company to grant, issue or sell any shares of the capital stock or other equity or phantom equity interests of the Company by sale, lease, license or otherwise; (b) rights to subscribe for or purchase any shares of the capital stock or other equity or phantom equity interests of the Company; or (c) Contracts with respect to any right to purchase, put or call any shares of the capital stock or other equity or phantom equity interests of the Company.

        Section 10.16.    Existing Permits. "Existing Permits" shall mean those material permits, licenses, approvals, qualifications, authorizations, and registrations required by Law which the Company has or holds.

        Section 10.17.    Governmental Entity. "Governmental Entity" shall mean any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency.

        Section 10.18.    Hazardous Materials. "Hazardous Materials" shall mean: (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could be friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") above regulated levels and radon gas; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental Entity.

        Section 10.19.    Indebtedness. "Indebtedness" shall mean all liabilities or obligations of the Company or its Subsidiaries, whether primary or secondary or absolute or contingent, in excess of $100,000 in the aggregate: (a) for borrowed money; or (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of the Company.

        Section 10.20.    Intangible Assets. "Intangible Assets" shall mean (a) any invention, United States and foreign patents, pending patent applications, trade names, trade dress, logos, corporate names, trademarks, service marks, trademark registrations, service mark registrations, pending trademark applications, pending service mark applications, copyrights, registered copyrights, and pending copyright applications, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (b) proprietary computer programs and other computer software and applications, user interfaces, source code, object code, algorithms, scripts, computer and software architecture, display screens, layouts, and software development tools; and (c) all trade secrets and proprietary or confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, instructions, templates, employee invention disclosures, technical data, databases, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, and all documentation and media constituting, describing or relating to the foregoing).

        Section 10.21.    Investment. "Investment" by the Company shall mean (a) any transfer or delivery of cash, stock or other property or value by the Company in exchange for equity, debt, preferred stock, partnership interests, participations or any other security of another Person; (b) any loan or capital contribution to or in any other Person; (c) any guaranty of any obligation to pay money to, or perform an obligation of, any other Person; and (d) any investments in any property or assets other than properties and assets acquired and used in the ordinary course of the business of the Company.

        Section 10.22.    Law. "Law" shall mean any foreign, federal, state or local governmental Law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of Law, other than any Environmental Laws.

        Section 10.23.    Lien. "Lien" shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, claim, encumbrance, pledge, lien, hypothecation, charge, infringement, interference, option, easement, lease, title defect or imperfection or any other form of security interest, equity or charge of any kind, whether imposed by Law or by Contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

        Section 10.24.    Material Adverse Effect. "Material Adverse Effect" with respect to the Company shall mean, after the date hereof, any change, effect, event, violation, inaccuracy, circumstance, occurrence, development or other matter that individually or in the aggregate (i) had, or could reasonably be expected to have, a material adverse effect on the (a) business, (b) properties, (c) assets, (d) liabilities (contingent or otherwise), (e) financial condition, or (f) results of operations including, without limitation, sales, revenues, income and net worth, of the Company and its Subsidiaries, taken as a whole; provided, that for purposes of analyzing whether any change, effect, event, occurrence, state of facts or development constitutes a "Material Adverse Effect" under this definition, the parties agree that the analysis of materiality shall take into account all relevant facts and circumstances, including both long- and short-term perspectives. "Material Adverse Effect" with respect to Parent and Acquisition shall mean any change, effect, event, violation, inaccuracy, circumstance, occurrence, development or other matter that had, or could reasonably be expected to have, a material adverse effect on or could reasonably be expected to be materially adverse to the ability of Parent and Acquisition to consummate the Merger or perform any of the other transactions contemplated by the Agreement. Notwithstanding anything to the contrary contained in this Section 10.24, none of the following shall be deemed, individually or in the aggregate, to constitute, or be considered in determining whether there exists, a Material Adverse Effect: (A) with respect to an entity that is a party to this Agreement, a decrease in such entity's stock price or (B) any change, event, violation or inaccuracy resulting from any of the following: (1) any change in GAAP or other accounting requirements or principles or any change in applicable rules or regulations or the interpretation thereof, (2) with respect to an entity that is a party to this Agreement, any actions taken by such entity or the other party to this Agreement at the request or direction, following the date of this Agreement, of the other party to this Agreement, or any inaction or failure to act by such entity or by the other party to this Agreement at the request or direction, following the date of this Agreement, of the other party to this Agreement, (3) any failure to act on the part of the Company following a good faith and reasonable request to Parent to take such action pursuant to Section 5.1 hereof and Parent's refusal to consent to the taking of such action, (4) a general decline in the financial markets in the United States or (5) the filing of a "strike suit" that seeks principally to enjoin the consummation of the Merger.

        Section 10.25.    Merger. "Merger" shall mean the merger of Acquisition with and into the Company pursuant to this Agreement.

        Section 10.26.    Paying Agent. "Paying Agent" shall mean a nationally recognized bank, trust company or stockholder's services firm (including each of Parent's and the Company's transfer agents).

        Section 10.27.    Permitted Liens. "Permitted Liens" shall mean those of the Existing Liens that do not materially detract from the value of the property or assets of the Company taken as a whole subject thereto and do not materially impair the business or operations of the Company taken as a whole.

        Section 10.28.    Person. "Person" shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, Governmental Entity, agency or branch or department thereof, or any other legal entity.

        Section 10.29.    Proxy Statement. "Proxy Statement" shall mean the proxy statement of the Company distributed to the stockholders of the Company in connection with the Stockholder Meeting.

        Section 10.30.    Real Estate. "Real Estate" shall mean the parcels of real property owned or leased by the Company or its Subsidiaries.

        Section 10.31.    SEC. "SEC" shall mean the Securities and Exchange Commission.

        Section 10.32.    Stockholders. "Stockholders" shall mean all Persons owning any shares of Company Common Stock.

        Section 10.33.    Subsidiary. "Subsidiary" shall mean any corporation, at least a majority of the outstanding capital stock of which (or any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

        Section 10.34.    Taxes. "Taxes" shall mean any and all taxes, as well as fees, levies, imposts, duties, assessments, withholdings and other charges of any kind in the nature of a tax (including, without limitation, all claims under any Law relating to escheat or unclaimed property) imposed or required to be collected by or paid over to any Governmental Entity, including any interest, penalties, fines, assessments or additions imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

        Section 10.35.    Tax Returns. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Entity, or otherwise retained, with respect to Taxes or Company Plans.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

THE DUN & BRADSTREET CORPORATION
By:	/s/ LAURENCE M. KUTSCHER
Name:	Laurence M. Kutscher
Title:	Vice President—eBusiness Solutions
DUNS INVESTING IX CORPORATION
By:	/s/ LAURENCE M. KUTSCHER
Name:	Laurence M. Kutscher
Title:	Vice President
HOOVER'S, INC.
By:	/s/ JEFFREY R. TARR
Name:	Jeffrey R. Tarr
Title:	Chairman, CEO and President

ANNEX B

December 5, 2002

Board of Directors
Hoover's, Inc.
Austin, Texas 78752

Ladies and Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Hoover's, Inc. (the "Company") of the Consideration (as defined below) to be received by the stockholders of the Company pursuant to the terms of that certain Agreement and Plan of Merger, as of December 5, 2002 (the "Agreement"), by and among the Company, Duns Investing IX Corporation ("Merger Sub") and The Dun & Bradstreet Corporation ("Acquirer").

        As more specifically set forth in the Agreement, and subject to the terms and conditions set forth in the Agreement and subject to approval of the stockholders of the Company, Merger Sub will merge with and into the Company (the "Transaction") and the Company's stockholders will receive an amount per share equal to $7.00 in cash (the "Consideration").

        SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company and Acquirer for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of August 8, 2002, a significant portion of which is contingent upon the consummation of the Transaction. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to the Company and the Acquirer and have received fees for the rendering of such services.

        In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

  •
  a draft of the Agreement dated December 4, 2002;
  •
  certain publicly available financial and other information for the Company and certain other relevant financial and operating data furnished to SG Cowen by the Company management;
  •
  certain publicly available financial and other information for Acquirer;
  •
  certain internal financial analyses, financial forecasts, reports and other information concerning the Company prepared by the management of the Company;
  •
  certain operating results, the reported price and trading histories of the shares of the common stock of the Company and operating results the reported price and trading histories of certain publicly traded companies we deemed relevant;
  •
  certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;
  •
  based on the forecasts/projections, the cash flows generated by the Company on a stand-alone basis to determine the present value of the discounted cash flows;

B-1

  •
  results of the process to solicit interest from other companies in acquiring the Company; and
  •
  such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

        In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or to independently verify such information. In addition, we have not conducted, nor have we assumed any obligation to conduct, any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and such projections provide a reasonable basis for our opinion.

        We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. With respect to all legal matters relating to the Company, we have relied on the advice of outside legal counsel to the Company. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

        For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Transaction.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration in the Transaction is fair, from a financial point of view, to the stockholders of the Company.

  Very truly yours,

  /s/  SG COWEN SECURITIES CORPORATION

B-2

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        APPRAISAL RIGHTS.—(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)  Appraisal rights shall be perfected as follows:

          (1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)  If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of December 5, 2002, by and among The Dun & Bradstreet Corporation, a Delaware corporation ("Parent"), Duns Investing IX Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition"), Hoover's, Inc., a Delaware corporation (the "Company"), and the stockholders listed on Schedule I hereto (each, a "Stockholder").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") has been entered into by and among Parent, Acquisition and the Company, pursuant to which Parent has agreed to cause Acquisition to merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"); and

        WHEREAS, as a condition to, and in consideration for, Parent's and Acquisition's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Acquisition have required that the Stockholder enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions. For purposes of this Agreement:

        "Company Common Stock" means the Company's common stock, par value $0.01 per share.

        "Expiration Date" means the earlier to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, (b) the Effective Time (as defined in the Merger Agreement) and (c) July 1, 2003.

        "Stockholder Shares" means (a) the Existing Securities (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (b) any shares of Company Common Stock distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (c) any other shares of Company Common Stock of which the Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time.

        Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

        Section 2.    Agreement to Vote Shares. Until the Expiration Date, the Stockholder shall, at any meeting of the holders of Company Common Stock, however such meeting is called and regardless of whether such meeting is a special or annual meeting of stockholders of the Company, or at any adjournment thereof, or in connection with any written consent of stockholders of the Company, vote, or cause to be voted, the Stockholder Shares, (a) in favor of the Merger and each of the other transactions contemplated by the Merger Agreement (as in effect on the date hereof) and this Agreement (and any actions required in furtherance thereof and hereof) and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement) (collectively, "Alternate Proposals"): (i) any Acquisition Proposal (as defined in Section 5(a)(v) hereof) or (ii) any other action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement.

        Section 3.    Grant of Proxy; Revocation of Proxies; Reliance.

          (a)  The Stockholder hereby irrevocably grants to and appoints David J. Lewinter and Sara Mathew or either of them in their respective capacities as officers of Acquisition, with full power of substitution (such individuals and their substitutes each being referred to herein as the "Proxy"), as attorneys and proxies to vote all Stockholder Shares on all matters regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal as to which the Stockholder is entitled to vote at a meeting of stockholders of the Company, or to which the Stockholder is entitled to express consent or dissent to corporate action in writing without a meeting, in the Proxy's absolute, sole and binding discretion. The Stockholder agrees that the Proxy may, in the Stockholder's name and stead, (i) attend any annual or special meeting of stockholders of the Company and vote all Stockholder Shares on all matters regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal at any such annual or special meeting, and (ii) execute with respect to all Stockholder Shares any written consent to, or dissent from, corporate action respecting any matter regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal to which the stockholders of the Company are entitled to express such consent or dissent without a meeting. With respect to any matter regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal, the Stockholder agrees to refrain from (A) voting at any annual or special meeting of stockholders of the Company, (B) executing any written consent in lieu of a meeting of stockholders of the Company, (C) exercising any rights of dissent with respect to the Stockholder Shares, and (D) granting any proxy or authorization to any Person with respect to the voting of the Stockholder Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner that violates the terms of this Agreement. The Stockholder agrees that, prior to the Expiration Date, this grant of proxy pursuant to this Section 3(a) is irrevocable and coupled with an interest and agrees that the Persons designated as the Proxy pursuant hereto may at any time name any other person who is an officer of Acquisition as a substitute Proxy hereunder to act pursuant hereto, either as to a specific matter or as to all matters. Upon the occurrence of the Expiration Date, this grant of proxy pursuant to this Section 3(a) shall be automatically revoked and of no further effect. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by the Proxy to evidence the powers granted to the Proxy hereby or to enable the Proxy to exercise those powers.

          (b)  The Stockholder hereby represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c)  The Stockholder understands and acknowledges that Parent, Acquisition and the Company have entered into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that this Agreement is given in connection with the execution of the Merger Agreement and agrees to the duties of the Stockholder under this Agreement.

        Section 4.    Covenants of the Stockholder. The Stockholder hereby agrees and covenants that, during the period from the date of this Agreement through the Expiration Date.

          (a)  Restriction on Transfers. Except as may otherwise be agreed to by Parent and Acquisition in writing, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Stockholder Shares, or any interest therein if such transfer would result in the Stockholder no longer having the power to vote, or cause to be voted, the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Stockholder Shares, or any interest therein; provided, however, that the Stockholder may (X) transfer Stockholder Shares to the Stockholder's spouse, ancestors, descendents or a trust for any of their benefit, (Y) transfer Stockholder Shares in a transaction involving the distribution without consideration of such Stockholder Shares to the Stockholder's partners, retired partners, members or retired members, or the estate of any of them, and (Z) transfer Stockholder Shares to any affiliate or subsidiary of the Stockholder; provided, further, that in each such case of (X), (Y) or (Z) above, each Person to which any of the Stockholder Shares are transferred shall have (v) executed a counterpart of this Agreement and (w) agreed to hold such Stockholder Shares subject to the terms and provisions of this Agreement to the same extent as the Stockholder. Notwithstanding anything contained herein to the contrary, Stockholder's that are also directors of the Company may transfer up to 5% of their Existing Securities to an organization that is tax-exempt pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          (b)  Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or (ii) deposit any of the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Stockholder Shares.

          (c)  Stop Transfer. The Stockholder shall not request that the Company register any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 5(a)(i) hereof), unless such transfer is made in compliance with this Agreement.

          (d)  Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that the Stockholder may have with respect to the Stockholder Shares.

          (e)  No Inconsistent Arrangements. The Stockholder shall not take any other action that would in any material way restrict, limit or interfere with the performance of any of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

        Section 5.    Representations and Warranties.

          (a)  The Stockholder hereby represents and warrants to Parent and Acquisition as follows:

            (i)    Ownership of Securities. On the date hereof, the Stockholder beneficially owns, or has the sole power to direct the voting of, the Company Common Stock set forth next to the Stockholder's name on Schedule I hereto (the "Existing Securities"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company beneficially owned by the Stockholder or as to which the Stockholder has the sole power to direct the voting of the shares.

            (ii)  Power; Binding Agreement. The Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder's obligations hereunder, including, without limitation, the power and authority to vote the Stockholder Shares in accordance with Section 2 hereof and to grant the proxy in accordance with Section 3 hereof. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

            (iii)  No Conflicts. None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder if the Stockholder is an entity, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder Shares may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder Shares, in each case, in a manner that could reasonably be expected to materially hinder or impede the Stockholder's ability to perform its obligations hereunder.

            (iv)  No Encumbrances. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all proxies, voting trusts, agreements, understandings or arrangements whatsoever, in each case, that could reasonably be expected to materially hinder or impede the Stockholder's ability to perform its obligations hereunder.

            (v)  No Solicitation. The Stockholder, solely in its capacity as a stockholder of the Company, will not and will cause its Affiliates, directors, officers, employees, agents or representatives not to, directly or indirectly, (i) solicit, initiate, facilitate or actively encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, the acquisition of all or any significant part of the assets or 20% or more of the issued and outstanding capital stock of the Company, or the acquisition of all or any significant part of the assets or any capital stock of any Subsidiary of the Company (an "Acquisition Proposal") or (ii) negotiate or otherwise engage in discussions with any Person (other than Parent and its representatives) with respect to any Acquisition Proposal, or which may reasonably be expected to lead to a proposal for an Acquisition Proposal, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Proposal. Notwithstanding the foregoing, if the Company pursuant to Section 2.2 of the Merger Agreement is permitted to furnish information to and engage in discussions and negotiations with a third party, then the Stockholder may also furnish information to, and participate in discussions and negotiations with, such third party to the same extent, but subject to the same limitations, as the Company.

          (b)  Parent and Acquisition, jointly and severally, represent and warrant to the Stockholder as follows:

            (i)    Power; Binding Agreement. Each of Parent and Acquisition has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This

    Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid and binding agreement of each of Parent and Acquisition, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

        Section 6.    Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate upon the Expiration Date. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing contained herein shall relieve any party from any liability for such party's willful breach of this Agreement prior to termination.

        Section 7.    Miscellaneous.

          (a)  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(a)):

    if to Parent or Acquisition:

    The Dun & Bradstreet Corporation
    103 JFK Parkway
    Short Hills, New Jersey 07078
    Telecopier No.: (866) 561-5154
    Attention: General Counsel

    with a copy to:

    Hunton & Williams
    Riverfront Plaza, East Tower
    951 East Byrd Street
    Richmond, Virginia 23219
    Telecopier No.: (804) 788-8218
    Attention: John Owen Gwathmey

    if to the Company:

    Hoover's, Inc.
    5800 Airport Boulevard
    Austin, Texas 78752
    Telecopier No.: (512) 374-4600
    Attention: General Counsel

    with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    8911 Capital of Texas Highway North
    Westech 360, Suite 3350
    Austin, Texas 78759-7247

    Telecopier No.: (512) 338-5499
    Attention: J. Robert Suffoletta, Jr.

if to Stockholder, to Stockholder and counsel as stated on Schedule II hereto.

          (b)  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

          (c)  Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d)  Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.

          (e)  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (f)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          (g)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          (h)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

          (i)    Further Assurances. From time to time prior to the Expiration Date, at the request of Parent or Acquisition, the Stockholder shall execute and deliver to Parent and Acquisition, or cause the record holder of Stockholder Shares to execute and deliver to Parent and Acquisition, such additional letters or instruments to comply with applicable Law and stock exchange rules as Parent or Acquisition may reasonably request in connection with the Stockholder's obligations under this Agreement.

          (j)    Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (k)  Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

          (l)    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (m)  No Limitation on Actions of Stockholder as Director. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Stockholder is a director of the Company, nothing in this Agreement is intended or shall be construed to require the Stockholder, in the Stockholder's capacity as a director of the Company, to fail to act in accordance with the Stockholder's fiduciary duties in such capacity.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Acquisition, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

THE DUN & BRADSTREET CORPORATION
By:
Name:
Its:
DUNS INVESTING IX CORPORATION
By:
Name:
Its:
HOOVER'S, INC.
By:
Name:
Its:
WILLIAM S. BERKLEY
THOMAS J. HILLMAN
STEPHEN R. ZACHARIAS
PATRICK J. SPAIN
GARY E. HOOVER
JEFFREY R. TARR
CARL G. SHEPHERD
LYNN ATCHISON

THOMAS M. BALLARD
RUSSELL J. R. SECKER
JEFFREY A. CROSS

SCHEDULE I

LIST OF EXISTING SECURITIES

        Stockholders' Holdings of Company Common Stock

Registered Holder	Number of Shares Held
William S. Berkley	177,977
Thomas J. Hillman	134,434
Stephen R. Zacharias	35,000
Patrick J. Spain	122,770
Gary E. Hoover	2,382
Jeffrey R. Tarr	10,000
Carl G. Shepherd	11,320
Lynn Atchison	40,350
Thomas M. Ballard	5,015
Russell J. R. Secker	600
Jeffrey A. Cross	3,914
Total	543,762

ANNEX E

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of December 5, 2002, by and among The Dun & Bradstreet Corporation, a Delaware corporation ("Parent"), Duns Investing IX Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition"), Hoover's, Inc., a Delaware corporation (the "Company"), and the stockholders listed on Schedule I hereto (each, a "Stockholder").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") has been entered into by and among Parent, Acquisition and the Company, pursuant to which Parent has agreed to cause Acquisition to merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"); and

        WHEREAS, as a condition to, and in consideration for, Parent's and Acquisition's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Acquisition have required that the Stockholder enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions. For purposes of this Agreement:

        "Company Common Stock" means the Company's common stock, par value $0.01 per share.

        "Expiration Date" means the earlier to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, (b) the Effective Time (as defined in the Merger Agreement) and (c) July 1, 2003.

        "Stockholder Shares" means (a) the Existing Securities (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (b) any shares of Company Common Stock distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (c) any other shares of Company Common Stock of which the Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time.

        Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

        Section 2.    Agreement to Vote Shares. Until the Expiration Date, the Stockholder shall, at any meeting of the holders of Company Common Stock, however such meeting is called and regardless of whether such meeting is a special or annual meeting of stockholders of the Company, or at any adjournment thereof, or in connection with any written consent of stockholders of the Company, vote, or cause to be voted, the Stockholder Shares, (a) in favor of the Merger and each of the other transactions contemplated by the Merger Agreement (as in effect on the date hereof) and this Agreement (and any actions required in furtherance thereof and hereof) and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement) (collectively, "Alternate Proposals"): (i) any Acquisition Proposal (as defined in Section 5(a)(v) hereof) or (ii) any other action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement.

        Section 3.    Grant of Proxy; Revocation of Proxies; Reliance.

          (a)  The Stockholder hereby irrevocably grants to and appoints David J. Lewinter and Sara Mathew or either of them in their respective capacities as officers of Acquisition, with full power of substitution (such individuals and their substitutes each being referred to herein as the "Proxy"), as attorneys and proxies to vote all Stockholder Shares on all matters regarding the Merger and each of the other transactions contemplated by the Merger Agreement (as in effect on the date hereof) and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal as to which the Stockholder is entitled to vote at a meeting of stockholders of the Company, or to which the Stockholder is entitled to express consent or dissent to corporate action in writing without a meeting, in the Proxy's absolute, sole and binding discretion. The Stockholder agrees that the Proxy may, in the Stockholder's name and stead, (i) attend any annual or special meeting of stockholders of the Company and vote all Stockholder Shares on all matters regarding the Merger and each of the other transactions contemplated by the Merger Agreement (as in effect on the date hereof) and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal at any such annual or special meeting, and (ii) execute with respect to all Stockholder Shares any written consent to, or dissent from, corporate action respecting any matter regarding the Merger and each of the other transactions contemplated by the Merger Agreement (as in effect on the date hereof) and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal to which the stockholders of the Company are entitled to express such consent or dissent without a meeting. With respect to any matter regarding the Merger and each of the other transactions contemplated by the Merger Agreement (as in effect on the date hereof) and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal, the Stockholder agrees to refrain from (A) voting at any annual or special meeting of stockholders of the Company, (B) executing any written consent in lieu of a meeting of stockholders of the Company, (C) exercising any rights of dissent with respect to the Stockholder Shares, and (D) granting any proxy or authorization to any Person with respect to the voting of the Stockholder Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner that violates the terms of this Agreement. The Stockholder agrees that, prior to the Expiration Date, this grant of proxy pursuant to this Section 3(a) is irrevocable and coupled with an interest and agrees that the Persons designated as the Proxy pursuant hereto may at any time name any other person who is an officer of Acquisition as a substitute Proxy hereunder to act pursuant hereto, either as to a specific matter or as to all matters. Upon the occurrence of the Expiration Date, this grant of proxy pursuant to this Section 3(a) shall be automatically revoked and of no further effect. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by the Proxy to evidence the powers granted to the Proxy hereby or to enable the Proxy to exercise those powers.

          (b)  The Stockholder hereby represents that any proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c)  The Stockholder understands and acknowledges that Parent, Acquisition and the Company have entered into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that this Agreement is given in connection with the execution of the Merger Agreement and agrees to the duties of the Stockholder under this Agreement.

        Section 4.    Covenants of the Stockholder. The Stockholder hereby agrees and covenants that, during the period from the date of this Agreement through the Expiration Date.

          (a)  Restriction on Transfers. Except as may otherwise be agreed to by Parent and Acquisition in writing, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Stockholder Shares, or any interest therein if such transfer would result in the Stockholder no longer having the power to vote, or cause to be voted, the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Stockholder Shares, or any interest therein; provided, however, that the Stockholder may (X) transfer Stockholder Shares to the Stockholder's spouse, ancestors, descendents or a trust for any of their benefit, (Y) transfer Stockholder Shares in a transaction involving the distribution without consideration of such Stockholder Shares to the Stockholder's partners, retired partners, members or retired members, or the estate of any of them, and (Z) transfer Stockholder Shares to any affiliate or subsidiary of the Stockholder; provided, further, that in each such case of (X), (Y) or (Z) above, each Person to which any of the Stockholder Shares are transferred shall have (v) executed a counterpart of this Agreement and (w) agreed to hold such Stockholder Shares subject to the terms and provisions of this Agreement to the same extent as the Stockholder.

          (b)  Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or (ii) deposit any of the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Stockholder Shares.

          (c)  Stop Transfer. The Stockholder shall not request that the Company register any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 5(a)(i) hereof), unless such transfer is made in compliance with this Agreement.

          (d)  Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that the Stockholder may have with respect to the Stockholder Shares.

          (e)  No Inconsistent Arrangements. The Stockholder shall not take any other action that would in any material way restrict, limit or interfere with the performance of any of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

        Section 5.    Representations and Warranties.

          (a)  The Stockholder hereby represents and warrants to Parent and Acquisition as follows:

            (i)    Ownership of Securities. On the date hereof, the Stockholder beneficially owns, or has the sole power to direct the voting of, the Company Common Stock set forth next to the Stockholder's name on Schedule I hereto (the "Existing Securities"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company beneficially owned by the Stockholder or as to which the Stockholder has the sole power to direct the voting of the shares.

            (ii)  Power; Binding Agreement. The Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder's obligations hereunder, including, without limitation, the power and authority to vote the Stockholder Shares in accordance with Section 2 hereof and to grant the proxy in accordance with Section 3 hereof. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

            (iii)  No Conflicts. None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder if the Stockholder is an entity, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder Shares may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder Shares, in each case, in a manner that could reasonably be expected to materially hinder or impede the Stockholder's ability to perform its obligations hereunder.

            (iv)  No Encumbrances. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all proxies, voting trusts, agreements, understandings or arrangements whatsoever, in each case, that could reasonably be expected to materially hinder or impede the Stockholder's ability to perform its obligations hereunder.

            (v)  No Solicitation. The Stockholder, solely in its capacity as a stockholder of the Company, will not and will cause its Affiliates, directors, officers, employees, agents or representatives not to, directly or indirectly, (i) solicit, initiate, facilitate or actively encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, the acquisition of all or any significant part of the assets or 20% or more of the issued and outstanding capital stock of the Company, or the acquisition of all or any significant part of the assets or any capital stock of any Subsidiary of the Company (an "Acquisition Proposal") or (ii) negotiate or otherwise engage in discussions with any Person (other than Parent and its representatives) with respect to any Acquisition Proposal, or which may reasonably be expected to lead to a proposal for an Acquisition Proposal, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Proposal. Notwithstanding the foregoing, if the Company pursuant to Section 2.2 of the Merger Agreement is permitted to furnish information to and engage in discussions and negotiations with a third party, then the Stockholder may also furnish information to, and participate in discussions and negotiations with, such third party to the same extent, but subject to the same limitations, as the Company.

          (b)  Parent and Acquisition, jointly and severally, represent and warrant to the Stockholder as follows:

            (i)    Power; Binding Agreement. Each of Parent and Acquisition has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and

    Acquisition and constitutes a valid and binding agreement of each of Parent and Acquisition, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

        Section 6.    Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate upon the Expiration Date. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing contained herein shall relieve any party from any liability for such party's willful breach of this Agreement prior to termination.

        Section 7.    Miscellaneous.

          (a)  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(a)):

    if to Parent or Acquisition:

    The Dun & Bradstreet Corporation
    103 JFK Parkway
    Short Hills, New Jersey 07078
    Telecopier No.: (866) 561-5154
    Attention: General Counsel

    with a copy to:

    Hunton & Williams
    Riverfront Plaza, East Tower
    951 East Byrd Street
    Richmond, Virginia 23219
    Telecopier No.: (804) 788-8218
    Attention: John Owen Gwathmey

    if to the Company:

    Hoover's, Inc.
    5800 Airport Boulevard
    Austin, Texas 78752
    Telecopier No.: (512) 374-4600
    Attention: General Counsel

    with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    8911 Capital of Texas Highway North
    Westech 360, Suite 3350
    Austin, Texas 78759-7247

    Telecopier No.: (512) 338-5499
    Attention: J. Robert Suffoletta, Jr.

if to Stockholder, to Stockholder and counsel as stated on Schedule II hereto.

          (b)  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

          (c)  Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d)  Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.

          (e)  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (f)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          (g)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          (h)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

          (i)    Further Assurances. From time to time prior to the Expiration Date, at the request of Parent or Acquisition, the Stockholder shall execute and deliver to Parent and Acquisition, or cause the record holder of Stockholder Shares to execute and deliver to Parent and Acquisition, such additional letters or instruments to comply with applicable Law and stock exchange rules as Parent or Acquisition may reasonably request in connection with the Stockholder's obligations under this Agreement.

          (j)    Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (k)  Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

          (l)    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (m)  No Limitation on Actions of Stockholder as Director. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Stockholder is a director of the Company, nothing in this Agreement is intended or shall be construed to require the Stockholder, in the Stockholder's capacity as a director of the Company, to fail to act in accordance with the Stockholder's fiduciary duties in such capacity.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Acquisition, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

THE DUN & BRADSTREET CORPORATION
By:	/s/ LAURENCE M. KUTSCHER
Name:	Laurence M. Kutscher
Its:	Vice President—eBusiness Solutions
DUNS INVESTING IX CORPORATION
By:	/s/ LAURENCE M. KUTSCHER
Name:	Laurence M. Kutscher
Its:	Vice President
HOOVER'S, INC.
By:	/s/ JEFFREY R. TARR
Name:	Jeffrey R. Tarr
Its:	Chairman, CEO and President
WARNER BOOKS MULTIMEDIA CORP.
By:	/s/ CAROL F. ROSS
Name:	Carol F. Ross
Its:	Assistant Secretary

SCHEDULE I

LIST OF EXISTING SECURITIES

        Stockholders' Holdings of Company Common Stock

Registered Holder	Number of Shares Held
Warner Books Multimedia Corp.	2,627,080

SCHEDULE II

NOTICES

Warner Books Multimedia Corp.
c/o Thomas Maciag, Chief Financial Officer
AOL Time Warner Book Group
1271 Avenue of the Americas
New York, New York 10020

With a copy to:

Carol F. Ross, Esq.
Senior Vice President, Business Affairs and General Counsel
Warner Books Multimedia Corp.
1271 Avenue of the Americas
New York, New York 10020

ANNEX F

VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of December 5, 2002, by and among The Dun & Bradstreet Corporation, a Delaware corporation ("Parent"), Duns Investing IX Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition"), Hoover's, Inc., a Delaware corporation (the "Company"), and the stockholders listed on Schedule I hereto (each, a "Stockholder").

W I T N E S S E T H:

        WHEREAS, concurrently with the execution and delivery of this Agreement, an Agreement and Plan of Merger (the "Merger Agreement") has been entered into by and among Parent, Acquisition and the Company, pursuant to which Parent has agreed to cause Acquisition to merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

        WHEREAS, as a condition to, and in consideration for, Parent's and Acquisition's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Acquisition have required that the Stockholder enter into this Agreement; and

        WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and approved this Agreement pursuant to all relevant provisions of the Delaware General Corporation Law.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions. For purposes of this Agreement:

        "Company Common Stock" means the Company's common stock, par value $0.01 per share.

        "Expiration Date" means the earlier to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, (b) the Effective Time (as defined in the Merger Agreement) and (c) July 1, 2003.

        "Stockholder Shares" means (a) the Existing Securities, including any warrants to purchase Company Common Stock held by a Stockholder (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (b) any shares of Company Common Stock distributed prior to the termination of this Agreement in respect of the Stockholder Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (c) any other shares of Company Common Stock of which the Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time.

        Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

        Section 2.    Agreement to Vote Shares. Until the Expiration Date, each Stockholder hereby agrees (for itself and not as to any other Stockholder) that it shall, at any meeting of the holders of Company Common Stock, however such meeting is called and regardless of whether such meeting is a special or annual meeting of stockholders of the Company, or at any adjournment thereof, or in connection with any written consent of stockholders of the Company, vote, or cause to be voted, the Stockholder Shares, (a) in favor of the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement) (collectively, "Alternate Proposals"): (i) any Acquisition Proposal (as defined in

Section 5(a)(v) hereof) or (ii) any other action that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, or adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement. For purposes hereof, it is understood and agreed that the Merger Agreement shall mean the Merger Agreement dated of even date herewith, in the form presented to the Stockholders, without any amendment, modification or supplement.

        Section 3.    Grant of Proxy; Revocation of Proxies; Reliance.

          (a)  Each Stockholder hereby irrevocably grants to and appoints David Lewinter and Sara Mathew or either of them in their respective capacities as officers of Acquisition, with full power of substitution (such individuals and their substitutes each being referred to herein as the "Proxy"), as attorneys and proxies to vote all such Stockholder's Stockholder Shares on all matters regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal as to which such Stockholder is entitled to vote at a meeting of stockholders of the Company, or to which such Stockholder is entitled to express consent or dissent to corporate action in writing without a meeting, all in accordance with the agreements of such Stockholder set forth in Section 2 hereof. Each Stockholder agrees that the Proxy may, in such Stockholder's name and stead, but subject to and only in accordance with the agreements of such Stockholder in Section 2 hereof, (i) attend any annual or special meeting of stockholders of the Company and vote all Stockholder Shares on all matters regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal at any such annual or special meeting, and (ii) execute with respect to all such Stockholder's Stockholder Shares any written consent to, or dissent from, corporate action respecting any matter regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal to which the stockholders of the Company are entitled to express such consent or dissent without a meeting. With respect to any matter regarding the Merger and each of the other transactions contemplated by the Merger Agreement and this Agreement (and any actions required in furtherance thereof and hereof) or any Alternate Proposal, each Stockholder agrees (for itself and not as to any other Stockholder) to refrain from (A) voting at any annual or special meeting of stockholders of the Company, (B) executing any written consent in lieu of a meeting of stockholders of the Company, (C) exercising any rights of dissent with respect to such Stockholder's Stockholder Shares, and (D) granting any proxy or authorization to any Person with respect to the voting of such Stockholder's Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner that violates the terms of this Agreement. Each Stockholder (for itself and not as to any other Stockholder) agrees that, prior to the Expiration Date, this grant of proxy pursuant to this Section 3(a) is irrevocable and coupled with an interest and agrees that the Persons designated as the Proxy pursuant hereto may at any time name any other person who is an officer of Acquisition as a substitute Proxy hereunder to act pursuant hereto, either as to a specific matter or as to all matters. Upon the occurrence of the Expiration Date, this grant of proxy pursuant to this Section 3(a) shall be automatically revoked and of no further effect. Each Stockholder (for itself and not as to any other Stockholder) further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by the Proxy to evidence the powers granted to the Proxy hereby or to enable the Proxy to exercise those powers.

          (b)  Each Stockholder (for itself and not as to any other Stockholder) hereby represents that any proxies heretofore given in respect of such Stockholder's Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c)  Each Stockholder understands and acknowledges that Parent, Acquisition and the Company have entered into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Each Stockholder (for itself and not as to any other Stockholder) hereby affirms that this Agreement is given in connection with the execution of the Merger Agreement and agrees to the duties of such Stockholder under this Agreement.

        Section 4.    Covenants of the Stockholder. Each Stockholder (for itself and not as to any other Stockholder) hereby agrees and covenants that, during the period from the date of this Agreement through the Expiration Date.

          (a)  Restriction on Transfers. Except as may otherwise be agreed to by Parent and Acquisition in writing, such Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of such Stockholder's Stockholder Shares, or any interest therein if such transfer would result in such Stockholder no longer having the power to vote, or cause to be voted, the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of such Stockholder's Stockholder Shares, or any interest therein; provided, however, that such Stockholder may (X) transfer its Stockholder Shares to such Stockholder's spouse, ancestors, descendents or a trust for any of their benefit, (Y) transfer its Stockholder Shares in a transaction involving the distribution without consideration of such Stockholder Shares to such Stockholder's partners, retired partners, members or retired members, or the estate of any of them, and (Z) transfer its Stockholder Shares to any affiliate or subsidiary of such Stockholder; provided, further, that in each such case of (X), (Y) or (Z) above, each Person to which any of its Stockholder Shares are transferred shall have (v) executed a counterpart of this Agreement and (w) agreed to hold such Stockholder Shares subject to the terms and provisions of this Agreement to the same extent as such Stockholder.

          (b)  Restrictions on Proxies and Voting Arrangements. Except as otherwise provided herein, such Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to its Stockholder Shares or (ii) deposit any of its Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Stockholder Shares.

          (c)  Stop Transfer. Such Stockholder shall not request that the Company register any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 5(a)(i) hereof), unless such transfer is made in compliance with this Agreement.

          (d)  Waiver of Appraisal Rights. Such Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that such Stockholder may have with respect to its Stockholder Shares.

          (e)  No Inconsistent Arrangements. Such Stockholder shall not take any other action that would in any material way restrict, limit or interfere with the performance of any of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

        Section 5.    Representations and Warranties.

          (a)  Each Stockholder hereby represents and warrants to Parent and Acquisition as follows:

            (i)    Ownership of Securities. On the date hereof, each Stockholder beneficially owns, or has the sole power to direct the voting of, the Company Common Stock set forth next to such Stockholder's name on Schedule I hereto (the "Existing Securities"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company beneficially owned by such Stockholder or as to which such Stockholder has the sole power to direct the voting of the shares.

            (ii)  Power; Binding Agreement. Such Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of such Stockholder's obligations hereunder, including, without limitation, the power and authority to vote the Stockholder Shares in accordance with Section 2 hereof and to grant the proxy in accordance with Section 3 hereof. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by such Stockholder with the terms hereof.

            (iii)  No Conflicts. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to such Stockholder if such Stockholder is an entity, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which such Stockholder or any of such Stockholder Shares may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to such Stockholder or any of such Stockholder Shares, in each case, in a manner that could reasonably be expected to materially hinder or impede such Stockholder's ability to perform its obligations hereunder.

            (iv)  No Encumbrances. Except as established hereby, the Existing Securities are now and, at all times during the term hereof, will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all proxies, voting trusts, agreements, understandings or arrangements whatsoever, in each case, that could reasonably be expected to materially hinder or impede such Stockholder's ability to perform its obligations hereunder.

            (v)  No Solicitation. Such Stockholder, solely in its capacity as a stockholder of the Company, will not and will cause its Affiliates, directors, officers, employees, agents or representatives not to, directly or indirectly, (i) solicit, initiate, facilitate or actively encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, the acquisition of all or any significant part of the assets or 20% or more of the issued and outstanding capital stock of the Company, or the acquisition of all or any significant part of the assets or any capital stock of any Subsidiary of the Company (an "Acquisition Proposal") or (ii) negotiate or otherwise engage in discussions with any Person (other than Parent and its representatives) with respect to any Acquisition Proposal, or which may reasonably be expected to lead to a proposal for an Acquisition Proposal, or enter into any agreement, arrangement or understanding with respect to any such Acquisition Proposal. Notwithstanding the foregoing, if the Company pursuant to Section 2.2 of the Merger Agreement is permitted to furnish information to and engage in discussions and negotiations with a third party, then such Stockholder may also furnish information to, and participate in discussions and negotiations with, such third party to the same extent, but subject to the same limitations, as the Company.

          (b)  Parent and Acquisition, jointly and severally, represent and warrant to each Stockholder as follows:

            (i)    Power; Binding Agreement. Each of Parent and Acquisition has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid and binding agreement of each of Parent and Acquisition, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

        Section 6.    Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate upon the Expiration Date. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing contained herein shall relieve any party from any liability for such party's willful breach of this Agreement prior to termination.

        Section 7.    Miscellaneous.

          (a)  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(a)):

    if to Parent or Acquisition:

    The Dun & Bradstreet Corporation
    103 JFK Parkway
    Short Hills, New Jersey 07078
    Telecopier No.: (866) 561-5154
    Attention: General Counsel

    with a copy to:

    Hunton & Williams
    Riverfront Plaza, East Tower
    951 East Byrd Street
    Richmond, Virginia 23219
    Telecopier No.: (804) 788-8218
    Attention: John Owen Gwathmey

    if to the Company:

    Hoover's, Inc.
    5800 Airport Boulevard
    Austin, Texas 78752
    Telecopier No.: (512) 374-4600
    Attention: General Counsel

    with a copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    8911 Capital of Texas Highway North
    Westech 360, Suite 3350
    Austin, Texas 78759-7247
    Telecopier No.: (512) 338-5499
    Attention: J. Robert Suffoletta, Jr.

if to Stockholder, to Stockholder and counsel as stated on Schedule II hereto.

          (b)  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

          (c)  Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (d)  Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.

          (e)  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (f)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          (g)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          (h)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT,

  ACQUISITION OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

          (i)    Further Assurances. From time to time prior to the Expiration Date, at the request of Parent or Acquisition, each Stockholder shall execute and deliver to Parent and Acquisition, or cause the record holder of Stockholder Shares to execute and deliver to Parent and Acquisition, such additional letters or instruments to comply with applicable Law and stock exchange rules as Parent or Acquisition may reasonably request in connection with such Stockholder's obligations under this Agreement.

          (j)    Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (k)  Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

          (l)    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (m)  No Limitation on Actions of Stockholder as Director. Notwithstanding anything to the contrary contained in this Agreement, in the event that any Stockholder is a director of the Company, nothing in this Agreement is intended or shall be construed to require the Stockholder, in such Stockholder's capacity as a director of the Company, to fail to act in accordance with such Stockholder's fiduciary duties in such capacity. No Stockholder who is a director or officer of the Company, or who has the power to appoint a director or officer makes any agreement in this Agreement in such capacity and the provisions of this Agreement shall not apply to any actions taken or omitted to be taken by any Stockholder in such capacity.

          (n)  Obligations Several. The obligations of each Stockholder under this Agreement shall be several and not joint. No Stockholder shall have any liability, duty or obligation arising out of or resulting from any failure by any other Stockholder to comply with the terms and conditions of this Agreement.

          (o)  Expenses. Each of Parent, Acquisition, the Company and each Stockholder shall bear its own expenses incurred in connection with this Agreement; provided, however, that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute; and provided further, that if the Merger is consummated in accordance with the Merger Agreement, Parent shall cause Company to reimburse the Stockholders for their reasonable expenses, including reasonable legal fees, incurred in connection with this Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Acquisition, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

THE DUN & BRADSTREET CORPORATION
By:	/s/ LAURENCE M. KUTSCHER
Name:	Laurence M. Kutscher
Its:	Vice President—eBusiness Solutions
DUNS INVESTING IX CORPORATION
By:	/s/ LAURENCE M. KUTSCHER
Name:	Laurence M. Kutscher
Its:	Vice President
HOOVER'S, INC.
By:	/s/ JEFFREY R. TARR
Name:	Jeffrey R. Tarr
Its:	Chairman, CEO and President
MEDIA GENERAL, INC.
By:	/s/ MARSHALL N. MORTON
Name:	Marshall N. Morton
Its:	Vice Chairman

SCHEDULE I

LIST OF EXISTING SECURITIES

        Stockholders' Holdings of Company Common Stock

Registered Holder	Number of Shares Held
Media General, Inc.	2,400,000

SCHEDULE II

NOTICES

Media General, Inc. 333 East Franklin Street Richmond, Virginia 23219 Telecopier No.: (804) 649-6989
Attention:	Mr. Marshall Morton George L. Mahoney, Esq.

PROXY

HOOVER'S, INC.

SPECIAL MEETING OF STOCKHOLDERS—FEBRUARY 14, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Hoover's, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated January 8, 2003, and hereby appoint(s) Jeffrey R. Tarr, Chairman, Chief Executive Officer and President, and Daniel V. Iannotti, Vice President, General Counsel and Secretary, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Hoover's, Inc. to be held February 14, 2003, at 8:30 a.m. Central Time at Hoover's, Inc., 5800 Airport Boulevard, Austin, Texas, and at any adjournments or postponements thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

This proxy will be voted as directed or, if no direction is indicated, will be voted for each of the proposals listed below and, if any other business is presented at the meeting, this proxy will be voted by the proxies in accordance with their judgment and as said proxies deem advisable.

        (Continued and to be signed on reverse side.)

1.	To adopt the Agreement and Plan of Merger, dated as of December 5, 2002, among The Dun & Bradstreet Corporation, a Delaware corporation, Duns Investing IX Corporation, a Delaware corporation and a wholly owned subsidiary of The Dun & Bradstreet Corporation, and Hoover's, Inc.:	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
Either of such proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.
Dated:
Signature
Signature
Title(s)

(Please sign this proxy exactly as your name appears hereon, and return it promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

QuickLinks

COVER LETTER
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Questions and Answers about the Special Meeting and the Merger
Summary
Market Price and Dividend Data
The Special Meeting
The Companies
The Merger
The Merger Agreement
Voting Agreements
Securities Ownership of Certain Beneficial Owners and Management
Stockholder Proposals
Other Matters
Litigation Related to the Merger
Where You Can Find More Information
  ANNEX A

Exhibits
AGREEMENT AND PLAN OF MERGER
ARTICLE 1 THE MERGER
ARTICLE 2 OTHER AGREEMENTS
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION
ARTICLE 5 COVENANTS
ARTICLE 6 CONDITIONS
ARTICLE 7 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
ARTICLE 8 TERMINATION
ARTICLE 9 MISCELLANEOUS
ARTICLE 10 DEFINITIONS
  ANNEX B
  ANNEX C
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
  ANNEX D
VOTING AGREEMENT
SCHEDULE I LIST OF EXISTING SECURITIES
  ANNEX E
VOTING AGREEMENT
SCHEDULE I LIST OF EXISTING SECURITIES
SCHEDULE II NOTICES
  ANNEX F
VOTING AGREEMENT
SCHEDULE I LIST OF EXISTING SECURITIES
SCHEDULE II NOTICES
PROXY CARD